Exhibit 10.25

$40,000,000

CREDIT AGREEMENT

Dated as of May 13, 2010

among

ONCURE MEDICAL CORP., FOUNTAIN VALLEY & ANAHEIM RADIATION ONCOLOGY CENTERS, INC., FROG ONCURE SOUTHSIDE, L.L.C., JAXPET, LLC, JAXPET/POSITECH, L.L.C., MANATEE RADIATION ONCOLOGY, INC., MICA FLO II, INC., MISSION VIEJO RADIATION ONCOLOGY MEDICAL GROUP, INC., POINTE WEST ONCOLOGY, LLC, RADIATION ONCOLOGY CENTER, LLC, U.S. CANCER CARE, INC., USCC ACQUISITION CORP., USCC FLORIDA ACQUISITION CORP., USCC HEALTHCARE MANAGEMENT CORP., SARASOTA RADIATION & MEDICAL ONCOLOGY CENTER, INC., VENICE ONCOLOGY CENTER, INC., ENGLEWOOD ONCOLOGY, INC., CHARLOTTE COMMUNITY RADIATION ONCOLOGY, INC., INTERHEALTH FACILITY TRANSPORT, INC., SARASOTA COUNTY ONCOLOGY, INC., COASTAL ONCOLOGY, INC., AND SANTA CRUZ RADIATION ONCOLOGY MANAGEMENT CORP., INDIVIDUALLY AND COLLECTIVELY, THE BORROWER

ONCURE HOLDINGS, INC., AS ONE OF THE GUARANTORS

THE LENDERS AND L/C ISSUERS PARTY HERETO

and

GENERAL ELECTRIC CAPITAL CORPORATION,
AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

GE CAPITAL MARKETS, INC.,
AS SOLE LEAD ARRANGER AND BOOKRUNNER

i

(continued)

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THIS CREDIT AGREEMENT, DATED AS OF MAY 13, 2010, IS ENTERED INTO AMONG ONCURE MEDICAL CORP., A DELAWARE CORPORATION (“ONCURE”), FOUNTAIN VALLEY & ANAHEIM RADIATION ONCOLOGY CENTERS, INC., A CALIFORNIA CORPORATION (“F & A”), FROG ONCURE SOUTHSIDE, L.L.C., A FLORIDA LIMITED LIABILITY COMPANY (“FROG”), JAXPET, LLC, A FLORIDA LIMITED LIABILITY COMPANY,  (“JAXPET”), JAXPET/POSITECH, L.L.C., A FLORIDA LIMITED LIABILITY COMPANY (“POSITECH”), MANATEE RADIATION ONCOLOGY, INC., A FLORIDA CORPORATION (“MANATEE”), MICA FLO II, INC., A DELAWARE CORPORATION (“MICA FLO”), MISSION VIEJO RADIATION ONCOLOGY MEDICAL GROUP, INC., A CALIFORNIA CORPORATION (“MISSION VIEJO”), POINTE WEST ONCOLOGY, LLC, A DELAWARE LIMITED LIABILITY COMPANY (“POINTE WEST”), RADIATION ONCOLOGY CENTER, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY (“RADIATION ONCOLOGY”), U.S. CANCER CARE, INC., A DELAWARE CORPORATION (“US CANCER CARE”), USCC ACQUISITION CORP., A DELAWARE CORPORATION (“USCC ACQUISITION”), USCC FLORIDA ACQUISITION CORP., A DELAWARE CORPORATION (“USCC FLORIDA”), USCC HEALTHCARE MANAGEMENT CORP., A CALIFORNIA CORPORATION (“USCC HEALTHCARE”), SARASOTA RADIATION & MEDICAL ONCOLOGY CENTER, INC., A FLORIDA CORPORATION (“SARASOTA”), VENICE ONCOLOGY CENTER, INC., A FLORIDA CORPORATION (“VENICE”), ENGLEWOOD ONCOLOGY, INC., A FLORIDA CORPORATION (“ENGLEWOOD”), CHARLOTTE COMMUNITY RADIATION ONCOLOGY, INC., A FLORIDA CORPORATION (“CHARLOTTE”), INTERHEALTH FACILITY TRANSPORT, INC., A FLORIDA CORPORATION (“INTERHEALTH”), SARASOTA COUNTY ONCOLOGY, INC., A FLORIDA CORPORATION (“COUNTY”), COASTAL ONCOLOGY, INC., A CALIFORNIA CORPORATION (“COASTAL”), AND SANTA CRUZ RADIATION ONCOLOGY MANAGEMENT CORP., A CALIFORNIA CORPORATION (“SCROM”), (INDIVIDUALLY AND COLLECTIVELY, THE “BORROWER”), ONCURE HOLDINGS, INC., A DELAWARE CORPORATION (“HOLDINGS”), THE LENDERS (AS DEFINED BELOW), THE L/C ISSUERS (AS DEFINED BELOW) AND GENERAL ELECTRIC CAPITAL CORPORATION (“GE CAPITAL”), AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT FOR THE LENDERS AND THE L/C ISSUERS (IN SUCH CAPACITY, AND TOGETHER WITH ITS SUCCESSORS AND PERMITTED ASSIGNS, THE “ADMINISTRATIVE AGENT”).

The parties hereto agree as follows:

ARTICLE 1
DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

Section 1.1             Defined Terms.  As used in this Agreement, the following terms have the following meanings:

“Additional Lender” has the meaning specified in Section 2.22(b).

“Affected Lender” has the meaning specified in Section 2.18.

“Affiliate” means, with respect to any Person, each officer, director or general partner of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of the Borrower.  For purpose of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the Voting Stock of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” means this Credit Agreement.

“Applicable Margin” means, (i) with respect to Base Rate Loans,  a percentage equal to 3.50% per annum, (ii) with respect to Eurodollar Rate Loans, a percentage equal to 4.50% per annum, and (iii) with respect to the Unused Commitment Fee, a percentage equal to the percentage set forth below in the applicable column opposite the level corresponding to the actual daily balance of Revolving Credit Outstandings during the quarter for which the Unused Commitment Fee is calculated:

ACTUAL DAILY BALANCE OF REVOLVING CREDIT OUTSTANDINGS	UNUSED COMMITMENT FEE
Less than 50% of the Revolving Credit Commitment	0.75%
50% or more of the Revolving Credit Commitment	0.50%

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 11.2 (with the consent of any party whose consent is required by Section 11.2), accepted by the Administrative Agent, in substantially the form of Exhibit A, or any other form approved by the Administrative Agent.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal

Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent), (b) the sum of 1.5% per annum and the Federal Funds Rate, and (c) the sum of (x) the Eurodollar Rate, as defined herein, calculated for each such day based on an Interest Period of three months determined two (2) Business Days prior to such day (which, for the avoidance of doubt, shall not be less than 1.5% per annum), plus (y) the excess of the Applicable Margin for Eurodollar Rate Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day.  Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “Prime Rate,” “bank prime loan” rate, the Federal Funds Rate, or the Eurodollar Rate for an Interest Period of three months.

“Base Rate Loan” means any Loan that bears interest based on the Base Rate.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Loan Party incurs or otherwise has any obligation or liability, contingent or otherwise.

“Borrower” has the meaning set forth in the preamble to this Agreement.  If there is more than one Borrower entity, then the term “Borrower” shall mean the singular and the collective reference to any or all entities constituting or comprising Borrower.

“Borrower Representative” means Oncure.

“Borrowing” means a borrowing consisting of Loans (other than Swing Loans and Loans deemed made pursuant to Section 2.3 or 2.4) made in one Facility on the same day by the Lenders according to their respective Commitments under such Facility.

“Business Day” means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City or Irvine, California and, when determined in connection with notices and determinations in respect of any Eurodollar Rate or Eurodollar Rate Loan or any funding, conversion, continuation, Interest Period or payment of any Eurodollar Rate Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.

“Capital Expenditures” means, for any Person for any period, the aggregate of all expenditures, whether or not made through the incurrence of Indebtedness, by such Person and its Subsidiaries during such period for the acquisition, leasing (pursuant to a Capital Lease), construction, replacement, repair, substitution or improvement of fixed or capital assets or additions to equipment, in each case required to be capitalized under GAAP on a Consolidated balance sheet of such Person, excluding (a) interest capitalized during construction; (b) any expenditure to the extent, for purpose of the definition of Permitted Acquisition, such expenditure is part of the aggregate amounts payable in connection with, or other consideration for, any Permitted Acquisition consummated during or prior to such period; (c) Net Cash Proceeds of Asset Sales received during such which (i) Borrower or a Subsidiary is permitted to reinvest pursuant to the terms of this Agreement and (ii) the application of which is included in capital expenditures above; (d) proceeds of property and casualty insurance policies received during such period which (i) Borrower or a Subsidiary is permitted to reinvest pursuant to the terms of this Agreement and (ii) the application of which is included in capital expenditures above; and (e) any credit granted by the seller of equipment for the value of existing equipment traded-in by Borrower or a Subsidiary contemporaneous with the purchase of such equipment.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Collateral Account” means a deposit account or securities account in the name of the Borrower and under the sole control (as defined in the applicable UCC) of the Administrative Agent and (a) in the case of a deposit account, from which the Borrower may not make withdrawals except as permitted by the Administrative Agent and (b) in the case of a securities account, with respect to which the Administrative Agent shall be the entitlement holder and the only Person authorized to give entitlement orders with respect thereto.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000, (e) repurchase agreements and reverse repurchase agreements with a duration of not more than 30 days with respect to securities described in clause (a) or (b) above entered into with an office of a bank or trust company meeting the criteria specified in clause (e) above and (f) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) and (d) above shall not exceed 365 days.

“CERCLA” means the United States Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.).

“Change of Control” means the occurrence of any of the following:  (a) the Permitted Investors shall collectively cease to, directly or indirectly, own and control at least (i) 51% of the outstanding equity interests of Holdings owned by them on the Closing Date (after giving effect to the consummation of the transactions contemplated by the Related Documents) or (ii) that percentage of the outstanding voting equity interests of Holdings necessary at all times to elect a majority of the board of directors (or similar governing body) of Holdings and to direct the management policies and decisions of Holdings, unless the Permitted Investors beneficially own and control (a) at least 35% on a fully diluted basis, of the outstanding combined economic and voting interest in the equity interest of Holdings and (b) on a fully diluted basis, more of the outstanding combined economic and/or voting interests in the equity interests of Holdings than any other Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), (b) Holdings shall cease to own and control legally and beneficially all of the economic and voting rights associated with ownership of all outstanding Voting Stock of all classes of Voting Stock of Oncure or (c) a “Change of Control” or any term of similar effect, as defined in the Indenture or in any other document governing Indebtedness of any Group Member that is subordinated to the Obligations.

“Closing Date” means the date of this Agreement.

“CMS” means the Centers for Medicare & Medicaid Services.

“Code” means the U.S. Internal Revenue Code of 1986.

“Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted or purported to be granted pursuant to any Loan Document.

“Commitment” means, with respect to any Lender, such Lender’s Revolving Credit Commitment.

“Commitment Increase Amendment” has the meaning specified in Section 2.21(d).

“Commitment Increase Effective Date” has the meaning specified in Section 2.21(d).

“Compliance Certificate” means a certificate substantially in the form of Exhibit G.

“Consolidated” means, with respect to any Person, the accounts of such Person and its Subsidiaries consolidated in accordance with GAAP.

“Consolidated Cash Interest Expense” means, with respect to any Person for any period, the Consolidated Interest Expense of such Person for such period less the sum of, in each case to the extent included in the definition of Consolidated Interest Expense, (a) the amortized amount of debt discount and debt issuance costs, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Consolidated Total Debt, (c) interest payable in evidences of

Indebtedness or by addition to the principal of the related Indebtedness and (d) other non-cash interest.

“Consolidated EBITDA” means, with respect to any Person for any period, (a) the Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for franchise taxes and United States federal income taxes or other taxes measured by net income, (ii) Consolidated Interest Expense, amortization of debt discount and commissions and other fees and charges associated with Indebtedness (including fees and expenses related to the consummation of the Related Transactions and the payment of all fees, costs and expenses associated with the foregoing, limited solely to the extent disclosed to the Administrative Agent on or prior to the Closing Date or otherwise reasonably acceptable to the Administrative Agent), (iii) any loss from extraordinary items, (iv) any depreciation, depletion and amortization expense, (v) any aggregate net loss on the Sale of property (other than accounts (as defined under the applicable UCC) and inventory) outside the ordinary course of business, (vi) any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and inventory), including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants, (vii) any portion of Genstar Fees paid (without duplication for accruals in prior periods) or accrued during such period, (viii) expenses incurred in connection with funding employee stock ownership program at Oncure, (ix) non-recurring expenses associated with executive recruiting fees, management restructuring and executive severance fees, (x) non recurring expenses consented to by the Administrative Agent, (xi) Pro Forma Acquisition EBITDA for each Permitted Acquisition minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income and without duplication, (i) any credit for United States federal income taxes or other taxes measured by net income, (ii) any gain from extraordinary items and any other non-recurring gain, (iii) any aggregate net gain from the Sale of property (other than accounts (as defined in the applicable UCC) and inventory) out of the ordinary course of business by such Person, (iv) any other non-cash gain, including any reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any Stock or Stock Equivalent, and (v) any other cash payment in respect of expenditures, charges and losses that have been added to Consolidated EBITDA of such Person pursuant to clause (b) (vi) above in any prior period.

“Consolidated First Lien Debt” of any Person means Consolidated Total Debt minus the outstanding principal balance of all Subordinated Debt and Second Lien Debt.

“Consolidated First Lien Leverage Ratio” means, with respect to any Person as of any date, the ratio of (a) Consolidated First Lien Debt to (b) Consolidated EBITDA for such Person for the last period of four consecutive Fiscal Quarters ending on or before such date.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person for such period minus unfinanced Capital Expenditures of such Person for such period minus to the extent not already reflected in the calculation of Consolidated EBITDA of such Person, other capitalized costs, defined as the gross amount capitalized during such period, as long term assets, other than Capital Expenditures to (b) the Consolidated Fixed Charges of such Person for such period.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, determined on a Consolidated basis, of (a) the Consolidated Cash Interest Expense of such Person and its Subsidiaries for such period, (b) the total liability for United States federal income taxes and other taxes measured by net income actually payable by such Person in respect of such period (c) the principal amount of scheduled payments with respect to all Consolidated Total Debt (including Capitalized Lease Obligations) of such Person and its Subsidiaries that are due during such period, (d) all cash dividends paid by such Person and its Subsidiaries on Stock in respect of such period to Persons other than such Person and its Subsidiaries, (e) increases (or less the decreases) during such period in deferred tax assets, and (f) decreases (or less the increases) during such period in deferred tax liabilities.

“Consolidated Interest Expense” means, for any Person for any period, (a) Consolidated total interest expense of such Person and its Subsidiaries for such period and including, in any event, (i) interest capitalized during such period and net costs under Interest Rate Contracts for such period and (ii) all fees, charges, commissions, discounts and other similar obligations (other than reimbursement obligations) with respect to letters of credit, bank guarantees, banker’s acceptances, surety bonds and performance bonds (whether or not matured) payable by such Person and its Subsidiaries during such period minus (b) the sum of (i) Consolidated net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period and (ii)  Consolidated interest income of such Person and its Subsidiaries for such period.

“Consolidated Net Income” means, with respect to any Person, for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded:  (a) the net income of any other Person (other than a Loan Party) in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be Consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary (but in any event only if such Person has pledged of all of the Stock of such joint venture (including an Unconsolidated Operating Entity) held by such Person as Collateral for the Obligations), (b) the net income of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation and (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries; and provided, however, that, notwithstanding the foregoing, for a period of forty-five (45) days following the Closing Date, dividends or distributions paid to USCC Florida on account of its equity interest in Memorial Southside Cancer Center, LLC (the “Southside JV”) shall be included as Consolidated Net Income notwithstanding the fact USCC has not pledged all of the Stock of the Southside JV held by USCC Florida as Collateral for the Obligations.

“Consolidated Total Debt” of any Person means the sum, without duplication, of (a) the outstanding principal amount of all Indebtedness of a type described in clause (a), (b), (d) and (f) of the definition thereof, (b) the outstanding amount of all Indebtedness of a type described in clause (c)(i) of the definition thereof and (c) the outstanding amount of all Guaranty Obligations with respect to any such Indebtedness a type described in clause (a), (b), (c)(i), (d) or (f) of the definition thereof, in each case of such Person and its Subsidiaries on a Consolidated basis.

“Constituent Documents” means, with respect to any Person, collectively and, in each case, together with any modification of any term thereof, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation of such Person, (b) the bylaws, operating agreement or joint venture agreement of such Person, (c) any other constitutive, organizational or governing document of such Person, whether or not equivalent, and (d) any other document setting forth the manner of election or duties of the directors, officers or managing members of such Person or the designation, amount or relative rights, limitations and preferences of any Stock of such Person.

“Contractual Obligation” means, with respect to any Person, any provision of any Security issued by such Person or of any document or undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Administrative Agent, among the Administrative Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Administrative Agent.

“Controlled Deposit Account” means each deposit account (including all funds on deposit therein) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a financial institution approved by the Administrative Agent.

“Controlled Securities Account” means each securities account or commodity account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a securities intermediary or commodity intermediary approved by the Administrative Agent.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Corporate Chart” means a document in form reasonably acceptable to the Administrative Agent and setting forth, as of a date set forth therein, for each Person that is a Loan Party, that is subject to Section 7.10 or that is a Subsidiary or joint venture (including an Unconsolidated Operating Entity) of any of them, (a) the full legal name of such Person, (b) the jurisdiction of organization and any organizational number and tax identification number of such Person, (c) the location of such Person’s chief executive office (or, if applicable, sole place of business) and (d) the number of shares of each class of Stock of such Person (other than Holdings) authorized, the number outstanding and the number and percentage of such outstanding shares for each such class owned, directly or indirectly, by any Loan Party or any Subsidiary of any of them.

“Customary Permitted Liens” means, with respect to any Person, any of the following:

(a)           Liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar Liens, in each case imposed by law or arising in the ordinary course of business, and, for each of the Liens in clauses (i) and (ii) above for amounts that are not yet delinquent or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(b)           Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC as in effect in the State of New York or any similar Section under any applicable UCC or any similar Requirement of Law of any foreign jurisdiction;

(c)           pledges or cash deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance or other types of social security benefits (other than any Lien imposed by ERISA), (ii) to secure the performance of bids, tenders, leases (other than Capital Leases) sales or other trade contracts (other than for the repayment of borrowed money) or (iii) made in lieu of, or to secure the performance of, surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation);

(d)           attachments, judgments and similar liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.1(e) and pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect of such judgments and proceedings;

(e)           Liens (i) arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property or (ii) consisting of leases, licenses or subleases granted by a lessor, licensor or sublessor on its property (in each case other than Capital Leases) otherwise permitted under Section 8.4 that, for each of the Liens in clauses (i) and (ii) above, do not, in the aggregate, materially (x) impair the value or marketability of such real property or (y) interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(f)            Liens of landlords and mortgagees of landlords (i) arising by statute, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, and (iii) for amounts not yet overdue or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP; and

(g)           the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capital Lease), in each case extending only to such personal property.

“Default” means any Event of Default and any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

“Disclosure Documents” means, collectively, all confidential information memoranda and related materials prepared in connection with the syndication of the Facilities.

“Dollars” and the sign “$” each mean the lawful money of the United States of America.

“Domestic Person” means any “United States person” under and as defined in Section 770l(a)(30) of the Code.

“E-Fax” means any system used to receive or transmit faxes electronically.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources, including CERCLA, the SWDA, the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), all regulations promulgated under any of the foregoing, all analogous Requirements of Law and Permits and any environmental transfer of ownership notification or approval statutes, including the Industrial Site Recovery Act (N.J. Stat. Ann. §§ 13:1K-6 et seq.).

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against any Group Member as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Group Member, whether on, prior or after the date hereof.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Loan Party, and any Person under common control, or treated as a single employer, with any Loan Party, within the meaning of Section 414(b) , (c) , (m) or (o) of the Code.

“ERISA Event” means any of the following:  (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan, (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan, (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA, (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due, (h) the imposition of a lien under Section 412 of the Code or Section 302 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate, (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder and (j) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system, including Intralinks® and CleraPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Eurodollar Base Rate” means, with respect to any Interest Period for any Eurodollar Rate Loan,  the highest of (a) 1.50% per annum, (b) the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Reuters Screen LIBOR01 page as of 11:00 a.m. (London time) on the second full Business Day next preceding the first day of each Interest Period, and (c) the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars based on an Interest Period of three months appearing on the Reuters Screen LIBOR01 page as of 11:00 a.m. (London time) on the second full Business Day next preceding the first day of each Interest Period.  In the event that such rate does not appear on the Reuters Screen LIBOR01 page at such time, the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying the offered rate for deposit in Dollars in the London interbank market as may be selected by the Administrative Agent and, in the absence of availability, such other method to determine such offered rate as may be selected by the Administrative Agent in its sole discretion.

“Eurodollar Rate” means, with respect to any Interest Period and for any Eurodollar Rate Loan, an interest rate per annum determined as the ratio of (a) the Eurodollar Base Rate with respect to such Interest Period for such Eurodollar Rate Loan to (b) the difference between the number one and the Eurodollar Reserve Requirements with respect to such Interest Period and for such Eurodollar Rate Loan.

“Eurodollar Rate Loan” means any Loan that bears interest based on the Eurodollar Rate.

“Eurodollar Reserve Requirements” means, with respect to any Interest Period and for any Eurodollar Rate Loan, a rate per annum equal to the aggregate, without duplication, of the maximum rates (expressed as a decimal number) of reserve requirements in effect two Business Days prior to the first day of such Interest Period (including basic, supplemental, marginal and emergency reserves) under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “eurocurrency liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the United States Federal Reserve System.

“Event of Default” has the meaning specified in Section 9.1.

“Excluded Foreign Subsidiary” means any Subsidiary that is not a Domestic Person and in respect of which any of (a) the pledge of all of the Stock of such Subsidiary as Collateral for any Obligation of the Borrower, (b) the grant by such Subsidiary of a Lien on any of its property as Collateral for any Obligation of the Borrower or (c) such Subsidiary incurring Guaranty Obligations with respect to any Obligation of Holdings, the Borrower or any Domestic Person could reasonably be expected, in the good faith judgment of the Borrower, to result in adverse tax consequences to the Loan Parties and their Subsidiaries, taken as a whole; provided, however, that (x) the Administrative Agent and the Borrower may agree that, despite the foregoing, any such Subsidiary shall not be an “Excluded Foreign Subsidiary” and (y) no such Subsidiary shall be an “Excluded Foreign Subsidiary” if, with substantially similar tax consequences, such Subsidiary has entered into any Guaranty Obligations with respect to, such Subsidiary has granted a security interest in any of its property to secure, or more than 66% of the Voting Stock of such Subsidiary was pledged to secure, directly or indirectly, any Indebtedness (other than the Obligations) of any Loan Party.

“Existing Agent” means GE Business Financial Services Inc., in its capacity as administrative agent under the Existing Credit Agreement.

“Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of August 18, 2006, among each Borrower, Holdings, the institutions party thereto as lenders and issuers and the Existing Agent.

“Existing Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of August 18, 2006 (as amended, modified and supplemented from time to time) by and among the Borrower, CDPQ Investments (U.S.) Inc., Ares Capital Corporation and Holdings.

“Facilities” and “Facility” means the Revolving Credit Facility.

“Federal Flood Insurance” means Federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as determined by the Administrative Agent in its sole discretion.

“Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System and any successor thereto.

“Fee Letter” means the letter agreement, dated as of May 13, 2010, addressed to the Borrower from the Administrative Agent and accepted by the Borrower, with respect to certain fees to be paid from time to time to the Administrative Agent and its Related Persons.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“Financial Statement” means each financial statement delivered pursuant to Section 4.4 or 6.1.

“Fiscal Quarter” means each 3 fiscal month period ending on March 31, June 30, September 30 or December 31.

“Fiscal Year” means the twelve-month period ending on December 31.

“Flood Insurance” means, for any real property located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines.  Flood Insurance shall be in an amount equal to the full, unpaid balance of the Loans and any prior liens on the real property up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Agent, with deductibles not to exceed $50,000.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination.  Subject to Section 1.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the Financial Statements described in Section 4.4(a).

“Genstar” means Genstar Capital, LLC.

“Genstar Advisory Services Agreement” means the Advisory Services Agreement dated August 18, 2006 by and between Genstar and Oncure, in the form presented to the Administrative Agent on the date hereof, together with such amendments, restatements, supplements or other modification to any provision thereof made in accordance with Section 8.11 of this Agreement.

“Genstar Fees” means the closing fee, the Management Fee (as such term is defined in the Genstar Advisory Services Agreement), and the Advisory Fee (as such term is defined in the Genstar Advisory Services Agreement), together with indemnities and reimbursement of reasonable out-of-pocket fees and expenses, in each case payable to Genstar pursuant to, and subject to the terms of the Genstar Advisory Services Agreement as made available to the Administrative Agent on the Closing Date.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members” means, collectively, the Borrower, its Subsidiaries, Holdings and any Unconsolidated Operating Entity that has become a Loan Party pursuant to the terms of Section 7.10 of this Agreement.

“Group Members’ Accountants” means Ernst & Young LLP or other nationally-recognized independent registered certified public accountants reasonably acceptable to the Administrative Agent.

“Guarantor” means Holdings; each Wholly Owned Subsidiary of any Borrower listed on Schedule 4.3 that is not a Borrower or an Excluded Foreign Subsidiary and each other Person that enters into any Guaranty Obligation with respect to any Obligation of any Loan Party.

“Guaranty and Security Agreement” means a guaranty and security agreement, in substantially the form of Exhibit H, among the Administrative Agent, the Borrower and other Guarantors from time to time party thereto.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person for any Indebtedness, lease, dividend or other obligation (the “primary obligation”) of another Person (the “primary obligor”), if the purpose or intent of such Person in incurring such liability, or the economic effect thereof, is to guarantee such primary obligation or provide support, assurance or comfort to the holder of such primary obligation or to protect or indemnify such holder against loss with respect to such primary obligation, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of any primary obligation, (b) the incurrence of reimbursement obligations with respect to any letter of credit or bank guarantee in support of any primary obligation, (c) the existence of any Lien, or any right, contingent or otherwise, to receive a Lien, on the property of such Person securing any part of any primary obligation and (d) any liability of such Person for a primary obligation through any Contractual Obligation (contingent or otherwise) or other arrangement (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor or to provide funds for the payment or discharge of such primary obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency, working capital, equity capital or any balance sheet item, level of income or cash flow, liquidity or financial condition of any primary obligor, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party to any Contractual Obligation, (iv) to purchase, sell or lease (as lessor or lessee) any property, or to purchase or sell services, primarily for the purpose of enabling the primary obligor to satisfy such primary obligation or to protect the holder of such primary obligation against loss or (v) to supply funds to or in any other manner invest in, such primary obligor (including to pay for property or services irrespective of whether such property is received or such services are rendered); provided, however, that “Guaranty Obligations” shall not include (x) endorsements for collection or deposit in the ordinary course of business and (y) product warranties given in the ordinary course of business.  The outstanding amount of any Guaranty Obligation shall equal the outstanding amount of the primary obligation so guaranteed or otherwise supported or, if lower, the stated maximum amount for which such Person may be liable under such Guaranty Obligation.

“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

“Healthcare Laws” means all Requirements of Law regulating the provision of and payment for healthcare services, including without limitation, HIPAA, Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7b (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute,” and Section 1877 of the Social Security Act, as amended, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as “Stark Statute,” and all rules and regulations promulgated thereunder.

“Healthcare Permit” means a Permit issued or required under Healthcare Laws applicable to the business of any Borrower or any of its Subsidiaries or necessary in the sale, furnishing, or delivery of goods or services under Healthcare Laws applicable to the business of any Borrower or any of its Subsidiaries.

“Hedging Agreement” means any Interest Rate Contract, foreign exchange, swap, option or forward contract, spot, cap, floor or collar transaction, any other derivative instrument and any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

“HIPAA Compliant” shall mean that the applicable Person is in material compliance with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA, and has not violated the so-called “Administrative Simplification” provisions of HIPAA in an manner that could reasonably be expected to have a Material Adverse Healthcare Effect.

“Impacted Lender” means any Lender that fails to provide the Administrative Agent, within three Business Days following the Administrative Agent’s written request, satisfactory assurance that such Lender will not become a Non-Funding Lender, or any Lender that has a Person that directly or indirectly controls such Lender and such Person (a) becomes subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, (b) has appointed a custodian, conservator, receiver or similar official for such Person or any substantial part of such Person’s assets, or (c) makes a general assignment for the benefit of creditors, is liquidated, or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for each of clauses (a) through (c), the Administrative Agent has determined that such Lender is reasonably likely to become a Non-Funding Lender.  For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of Affiliate

“Indebtedness” of any Person means, without duplication, any of the following, whether or not matured:  (a) all indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and all obligations with respect to (i) letters of credit, bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the ordinary course of business, (d) all obligations to pay the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business, (e) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (f) all Capitalized Lease Obligations, (g) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the Scheduled Maturity Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends, (h) all payments that would be required to be made in respect of any Hedging Agreement in the event of a termination (including an early termination) on the date of determination and (i) all Guaranty Obligations for obligations of any other Person constituting Indebtedness of such other Person; provided, however, that the items in each of clauses (a) through (i) above shall constitute “Indebtedness” of such Person solely to the extent, directly or indirectly, (x) such Person is liable for any part of any such item, (y) any such item is secured by a Lien on such Person’s property or (z) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a Lien.

“Indemnified Matter” has the meaning specified in Section 11.4.

“Indemnitee” has the meaning specified in Section 11.4.

“Indenture” means the Indenture, dated as of May 13, 2010 between Holdings, each of the guarantors party thereto and the Second Lien Notes Trustee.

“Initial Projections” means those financial projections, dated April 17, 2010, covering the Fiscal Years ending in 2010 through 2015 and delivered to the Administrative Agent by the Borrower prior to the date hereof.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the date hereof between the Administrative Agent, on behalf of the Lenders under this Agreement and the Second Lien Agent, on behalf of the Second Lien Notes Trustee and the other holders of the Second Lien Notes, and each other First Lien Series Representative (as defined therein) and Second Lien Series Representative (as defined therein) that becomes a party to the Intercreditor Agreement pursuant to an Intercreditor Agreement Joinder (as defined therein), and acknowledged and agreed to by each Loan Party, in form and substance reasonably satisfactory to the Administrative Agent.

“Interest Period” means, with respect to any Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan or, if such loan is continued, on the last day of the immediately preceding Interest Period therefor and, in each case, ending 1, 2, 3 or 6 months thereafter (or, to the extent available to all Revolving Lenders, 9 or 12 months thereafter), as selected by the Borrower pursuant hereto; provided, however, that (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, (c) the Borrower may not select any Interest Period ending after the Scheduled Revolving Credit Termination Date, (d) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $1,000,000, (e) there shall be outstanding at any one time no more than 6 Interest Periods, and (f) the Borrower may not select any Interest Period of more than one month until the Syndication Completion Date.

“Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

“Internet Domain Names” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.

“Investment” means, with respect to any Person, directly or indirectly, (a) to own, purchase or otherwise acquire, in each case whether beneficially or otherwise, any investment in,

including any interest in, any Security of any other Person (other than any evidence of any Obligation), (b) to purchase or otherwise acquire, whether in one transaction or in a series of transactions, all or a significant part of the property of any other Person or a business conducted by any other Person or all or substantially all of the assets constituting the business of a division, branch, brand or other unit operation of any other Person, (c) to incur, or to remain liable under, any Guaranty Obligation for Indebtedness of any other Person, to assume the Indebtedness of any other Person or to make, hold, purchase or otherwise acquire, in each case directly or indirectly, any deposit, loan, advance, commitment to lend or advance, or other extension of credit (including by deferring or extending the date of, in each case outside the ordinary course of business, the payment of the purchase price for Sales of property or services to any other Person, to the extent such payment obligation constitutes Indebtedness of such other Person), excluding deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items created in the ordinary course of business, (d) to make, directly or indirectly, any contribution to the capital of any other Person or (e) to Sell any property for less than fair market value, as determined by the selling Borrower in its good faith judgment (including a disposition of cash or Cash Equivalents in exchange for consideration of lesser value); provided, however, that such Investment shall be valued at the difference between the value of the consideration for such Sale and the fair market value of the property Sold.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right title and interest in or relating to any Intellectual Property.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing.  The terms “Issued” and “Issuance” have correlative meanings.

“Joint Liability Payment” has the meaning specified in Section 2.21(g).

“JV Participant” has the meaning specified in Section 8.3(g).

“L/C Cash Collateral Account” means any Cash Collateral Account (a) specifically designated as such by the Borrower in a notice to the Administrative Agent and (b) from and after the effectiveness of such notice, not containing any funds other than those required under the Loan Documents to be placed therein.

“L/C Issuer” means (a) WFCF or any of its Affiliates and (b) each Person that hereafter becomes an L/C Issuer with the approval of, and pursuant to an agreement with and in form and substance satisfactory to, the Administrative Agent and the Borrower, in each case in their capacity as L/C Issuers hereunder and together with their successors.

“L/C Obligations” means, for any Letter of Credit at any time, the sum of (a) the L/C Reimbursement Obligations at such time for such Letter of Credit and (b) the aggregate maximum undrawn face amount of such Letter of Credit outstanding at such time.

“L/C Reimbursement Agreement” has the meaning specified in Section 2.4(a).

“L/C Reimbursement Date” has the meaning specified in Section 2.4(e).

“L/C Reimbursement Obligation” means, for any Letter of Credit, the obligation of the Borrower to the L/C Issuer thereof, as and when matured, to pay all amounts drawn under such Letter of Credit.

“L/C Request” has the meaning specified in Section 2.4(b).

“L/C Sublimit” means $2,000,000.

“Lender” means, collectively, the Swingline Lender and any other financial institution or other Person that (a) is listed on the signature pages hereof as a “Lender” or (b) from time to time becomes a party hereto by execution of an Assignment, in each case together with its successors.

“Letter of Credit” means any letter of credit Issued pursuant to Section 2.4.

“Letter of Credit Fee” has the meaning specified in Section 2.11(b).

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Licensed Location” means any facility whether leased or owned, from which Borrower , any Subsidiary or a Professional Services Provider provides or furnishes goods or services governed by Healthcare Laws.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan” means any loan made or deemed made by any Lender hereunder.

“Loan Documents” means, collectively, this Agreement, any Notes, the Fee Letter, the Intercreditor Agreement, the Guaranty and Security Agreement, the Control Agreements, the L/C Reimbursement Agreements, the Secured Hedging Agreements and, when executed, each document executed by a Loan Party and delivered to the Administrative Agent, any Lender or any L/C Issuer in connection with or pursuant to any of the foregoing or the Obligations, together with any modification of any term, or any waiver with respect to, any of the foregoing.

“Loan Party” means each Borrower and each Guarantor.

“Management Services Agreement” means any management services or similar agreement entered into between any Borrower and a physician or physician group specializing in radiation therapy, pursuant to which such Borrower provides, among other things, administrative and support services to such physician or physician group (as applicable).

“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, operations or property of the Loan Parties, taken as a whole, (b) the ability of any Loan Party to perform its obligations under any Loan Document and (c) the validity or enforceability of any Loan Document or the rights and remedies of the Administrative Agent, the Lenders and the other Secured Parties under any Loan Document.

“Material Adverse Healthcare Effect” means (a) the termination of any Healthcare Permit by any Governmental Authority that materially impairs any Loan Party’s ability to operate any Licensed Location; (b) the exclusion of any Credit Party’s participation in the Medicaid or Medicare programs under 42 U.S.C. Section 1320a-7; or (c) the payment by any Credit Party of a penalty or fine in excess of $2,500,000 assessed against such Credit Party by any Governmental Authority under any Healthcare Law.

“Material Environmental Liabilities” means Environmental Liabilities exceeding $2,500,000 in the aggregate.

“Medicaid” means the medical assistance programs administered by state agencies (including Medi-Cal with respect to the State of California) and approved by CMS pursuant to the terms of Title XIX of the Social Security Act, codified at 42 U.S.C. 1396 et seq.

“Medicare” means the program of health benefits for the aged and disabled administered by CMS pursuant to the terms of Title XVIII of the Social Security Act, codified at 42 U.S.C. 1395 et seq.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means any mortgage, deed of trust or other document executed or required herein to be executed by any Loan Party and granting a security interest over real property in favor of the Administrative Agent as security for the Obligations.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a Federal insurance program.

“Net Cash Proceeds” means proceeds received in cash from (a) any Sale of, or Property Loss Event with respect to, property, net of (i) the reasonable out-of-pocket cash costs, fees and expenses paid or required to be paid in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations and Indebtedness owing to any Group Member) secured by the property subject thereto or (b) any sale or issuance of Stock or incurrence of Indebtedness, in each case net of brokers’, advisors’ and investment banking fees and other customary out-of-pocket underwriting discounts, commissions and other customary out-of-pocket cash costs, fees and expenses, in each case incurred in connection with such transaction; provided, however, that any such proceeds received by any Subsidiary of the Borrower that is not a Wholly Owned Subsidiary of the Borrower shall constitute “Net Cash Proceeds” only to the extent of the aggregate direct and indirect beneficial ownership interest of the Borrower therein.

“Non-Funding Lender” means any Lender that has (a) failed to fund any payments required to be made by it under the Loan Documents within two Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes), (b) given written notice (and the Administrative Agent has not received a revocation in writing), to the Borrower, the Administrative Agent, any Lender, or the L/C Issuer or has otherwise publicly announced (and the Administrative Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments or purchases of participations required to be funded by it under the Loan Documents or one or more other syndicated credit facilities, (c) failed to fund, and not cured, loans, participations, advances, or reimbursement obligations under one or more other syndicated credit facilities, unless subject to a good faith dispute, or (d) any Lender that has (i) become subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, (ii) a custodian, conservator, receiver or similar official appointed for it or any substantial part of such Person’s assets, or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for clause (d), and the Administrative Agent has determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under the Loan Documents.  For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of Affiliate

“Non-U.S. Lender Party” means each of the Administrative Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is not a Domestic Person.

“Note” means a promissory note of the Borrower, in substantially the form of Exhibit B, payable to the order of a Lender in any Facility in a principal amount equal to the amount of such Lender’s Commitment under such Facility, including a promissory note payable to the order of a Swingline Lender.

“Notice of Borrowing” has the meaning specified in Section 2.2.

“Notice of Conversion or Continuation” has the meaning specified in Section 2.10.

“Obligations” means, with respect to any Loan Party, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Loan Party to the Administrative Agent, any Lender, any L/C Issuer, any other Indemnitee, any participant, any SPV or any Secured Hedging Counterparty arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (a) if such Loan Party is the Borrower, all Loans and L/C Obligations, (b) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (c) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Loan Party under any Loan Document (including those payable to L/C Issuers as described in Section 2.11).

“Other Taxes” has the meaning specified in Section 2.17(c).

“Participating Lender” and “Participating Lenders” has the meaning specified in Section 2.21(b).

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“PBGC” means the United States Pension Benefit Guaranty Corporation and any successor thereto.

“PC Collateral” means Accounts generated by any Professional Services Provider and all other assets of such Professional Services Provider that are pledged to a Borrower as collateral pursuant to the terms of a Management Services Agreement.

“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Acquisition” means any Proposed Acquisition satisfying each of the following conditions:

(a)           Such Permitted Acquisition shall involve a Proposed Acquisition Target that is in a business permitted to be engaged in by the Group Members pursuant to Section 8.8;

(b)           Administrative Agent shall have received (i) not less than thirty (30) days prior notice of such Permitted Acquisition, which notice shall contain a summary, in reasonable detail and in form an substance reasonably satisfactory to Administrative Agent, of: (1) the acquisition terms and conditions, including price; (2) Borrower’s projections prepared in connection with such Permitted Acquisition; (3) copies of the Proposed Acquisition Target’s most recent annual income statements and balance sheets, together with the audit opinions thereon, if any, of the Proposed Acquisition Target’s independent accountants, together with available interim financial statements for the most recent financial period completed within sixty (60) days prior to the proposed date of consummation of such Permitted Acquisition, and (4) draft copies of the proposed Management Services Agreement to be entered after consummation of such Permitted Acquisition, (ii) not less than thirty (30) days prior to the proposed date of such Permitted Acquisition, EBITDA of Proposed Acquisition Target for the most recent trailing twelve month period ended calculated on a pro forma basis in accordance with the terms of the proposed Management Services Agreement to be entered into in connection with such Permitted Acquisition, certified as true and accurate by an officer of Borrower, (iii) written confirmation of the purchase price payable in connection with such Permitted Acquisition and any Capital Expenditures expected to be made in connection with such Permitted Acquisition, which confirmation shall be provided not less than ten (10) days in advance of the consummation of such Permitted Acquisition and certified as true and accurate by an officer of Borrower, and (iv) not more than one hundred eighty (180) days following the date of such Permitted Acquisition, written confirmation that any Capital Expenditures contemplated to be made in connection with such Permitted Acquisition have been made, certified as true and accurate by a Responsible Officer of Borrower;

(c)           If the aggregate principal amount of any requested Revolving Loans in respect of any Permitted Acquisition exceeds $20,000,000, Borrower Representative (1) shall have provided evidence to Administrative Agent, in form and substance satisfactory to Administrative Agent, that the EBITDA, tested on a trailing twelve month basis, of the Proposed Acquisition Target has been reviewed and confirmed by a third-party accounting firm of recognized standing reasonably acceptable to Administrative Agent and (2) shall utilize the EBITDA as confirmed by such accounting firm for all financial covenant testing provided in connection with such Permitted Acquisition;

(d)           Concurrently with delivery of the notice and due diligence materials referred to in clause (b) above, Borrower Representative shall have delivered to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent: a pro forma Consolidated balance sheet, income statement and cash flow statement of Holdings, based on most recently available financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Holdings and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition, the funding of all Loans and the incurrence or assumption of all other

Indebtedness and repayment of Indebtedness in connection therewith, and such pro forma statements shall reflect that (x) Holdings and Borrower are in compliance with all financial covenants set forth in Article 5 as reflected in the Compliance Certificate most recently delivered to Administrative Agent prior to the consummation of such Permitted Acquisition (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period) and (y) on a Pro Forma Basis, no Event of Default exists or would result after giving effect to such Permitted Acquisition, the funding of all Loans and the incurrence or assumption of all other Indebtedness and repayment of Indebtedness in connection therewith, all certified as true and accurate by an officer of Borrower;

(e)           No assets or liabilities (including, without limitation, Investments and Indebtedness) shall be acquired, incurred, assumed or otherwise be reflected on a Consolidated balance sheet of Holdings after giving effect to such Permitted Acquisition, except (A) Loans made hereunder, and (B) those assets and liabilities which may be acquired, incurred or assumed in accordance with the provisions of this Agreement;

(f)            Borrower Representative shall have provided evidence to Administrative Agent, in form and substance satisfactory to Administrative Agent, that:  (i) the Revolving Credit Commitment minus the Revolving Credit Outstandings is equal to or greater than $5,000,000 (after giving pro forma effect to any requested Revolving Loans), (ii) the Consolidated First Lien Leverage Ratio (after giving pro forma effect to any requested Revolving Loans and Permitted Acquisition) does not exceed the then-applicable ratio set forth in Section 5.1, and (iii) the Consolidated Fixed Charges Ratio (after giving pro forma effect to any requested Revolving Loans and Permitted Acquisition) is not less than 1.0 to 1.0;

(g)           The business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Liens);

(h)           At or prior to the closing of any Permitted Acquisition, (i) Administrative Agent shall be granted a first priority perfected Lien (subject to Permitted Liens) in the assets and capital stock or other equity interests of such Proposed Acquisition Target or Subsidiary formed by Borrower to hold the assets and capital stock or other equity interest of the Target, (ii) such Target or Subsidiary shall join this Agreement and the other Financing Documents as a Loan Party pursuant to the terms of Section 7.10; and (iii) the Borrower that is party to the Management Services Agreement shall have collaterally assigned its rights in such Management Services Agreement to Administrative Agent and taken all other steps required pursuant to Section 7.10;

(i)            The Proposed Acquisition Target shall not have incurred an operating loss for the trailing twelve-month period preceding the date of the Permitted Acquisition, as determined based upon the Proposed Acquisition Target’s financial statements, which shall be prepared on an accrual basis of accounting, if available, and in any event on a pro forma basis under the terms of the proposed Management Services Agreement to be entered into after consummation of such Permitted Acquisition, for its most recently completed fiscal year and its most recent interim financial period completed within sixty (60) days prior to the date of consummation of such Permitted Acquisition;

(j)            On or prior to the last day of each fiscal quarter, Administrative Agent shall have received, in form and substance reasonably satisfactory to Administrative Agent, amendments to the Schedules hereto, to the extent necessary to make the representations and warranties in this Agreement true and correct after giving effect to the consummation of all Permitted Acquisitions consummated during such quarter;

(k)           The proposed Permitted Acquisition shall be permitted under the terms of the Indenture or otherwise consented to by the Second Lien Notes Trustee;

(l)            If the aggregate principal amount of any requested Revolving Loans in respect of any Permitted Acquisition exceeds $20,000,000, Borrower Representative shall have delivered to Administrative Agent draft copies of all proposed Acquisition Documents and all related transaction documents for such Permitted Acquisition, together with all schedules thereto, prior to submitting any Notice of Borrowing (followed by updated drafts as the same are distributed to the parties to such Permitted Acquisition and fully executed copies thereof within five (5) Business Days after the closing of such Permitted Acquisition); and

(l)            At the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default shall exist.

“Permitted Investors” means, collectively Genstar, Genstar Capital Partners IV, L.P. and Stargen IV, L.P.

“Permitted Indebtedness” means any Indebtedness of any Group Member that is permitted by Section 8.1.

“Permitted Investment” means any Investment of any Group Member that is permitted by Section 8.3.

“Permitted Lien” means any Lien on or with respect to the property of any Group Member that is permitted by Section 8.2.

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Permitted Indebtedness that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of such Permitted Indebtedness outstanding at the time of such refinancing or extension, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of such Permitted Indebtedness, (c) is not entered into as part of a Sale and Leaseback transaction (other than a refinancing of a Capitalized Lease Obligation with another Capitalized Lease Obligation), (d) is not secured by any property or any Lien other than those securing such Permitted Indebtedness and (e) is otherwise on terms no less favorable to the Group Members, taken as a whole, than those of such Permitted Indebtedness; provided, however, that, notwithstanding the foregoing, (x) the terms of such Permitted Indebtedness may be modified as part of such Permitted Refinancing if such modification is not prohibited by Section 8.11 and (y) no Guaranty Obligation for such Indebtedness shall constitute part of such Permitted Refinancing unless similar Guaranty Obligations with respect to such Permitted Indebtedness existed and constituted Permitted Indebtedness prior to such refinancing or extension.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Pro Forma Acquisition EBITDA” means (i) EBITDA (calculated in the same manner as Consolidated EBITDA is calculated pursuant to this Agreement) attributable to each Permitted Acquisition (with such pro forma adjustments as are reasonably acceptable to Administrative Agent based upon data presented to Administrative Agent to its reasonable satisfaction) consummated during the one (1) year period preceding the date of determination calculated solely for a number of months immediately preceding the consummation of the applicable Permitted Acquisition, which number equals twelve (12) minus the number of months following the consummation of the applicable Permitted Acquisition for which financial statements of Holdings and its Subsidiaries have been delivered to Administrative Agent pursuant to Section 4.1, and (ii) for purposes of determining compliance with the definition of “Permitted Acquisition”, EBITDA (calculated in the same manner as Consolidated EBITDA is calculated pursuant to this Agreement) of the Proposed Acquisition Target (adjusted with such pro forma adjustments as are reasonably acceptable to Administrative Agent based upon data presented to Administrative Agent to its reasonable satisfaction) calculated for the twelve (12) months immediately preceding the consummation of the proposed Permitted Acquisition.

“Pro Forma Balance Sheet” has the meaning specified in Section 4.4(d).

“Pro Forma Basis” means, with respect to any determination for any period and any Pro Forma Transaction, that such determination shall be made by giving pro forma effect to each such Pro Forma Transaction, as if each such Pro Forma Transaction had been consummated on the first day of such period, based on historical results accounted for in accordance with GAAP and, to the extent applicable, reasonable assumptions that are specified in detail in the relevant Compliance Certificate, Financial Statement or other document provided to the Administrative Agent or any Lender in connection herewith in accordance with Regulation S-X of the Securities Act of 1933.

“Pro Forma Transaction” means any transaction consummated as part of any Permitted Acquisition, together with each other transaction relating thereto and consummated in connection therewith, including any incurrence or repayment of Indebtedness.

“Professional Services Provider” means any Person or any employee, agent or subcontractor of such Person that provides radiation oncology or other professional health care services with whom a Loan Party has entered into a Management Services Agreement.

“Projections” means, collectively, the Initial Projections and any document delivered pursuant to Section 6.1(f).

“Property Loss Event” means, with respect to any property, any loss of or damage to such property or any taking of such property or condemnation thereof.

“Proposed Acquisition” means (a) any proposed acquisition that is consensual and approved by the board of directors of such Proposed Acquisition Target, of all or substantially all of the assets or Stock of any Proposed Acquisition Target by the Borrower or any Subsidiary of the Borrower (or by Holdings to the extent such assets and Stock are transferred to the Borrower or any Subsidiary of the Borrower that is a Loan Party contemporaneously with such acquisition) or (b) any proposed merger of any Proposed Acquisition Target with or into the Borrower or any Subsidiary of the Borrower (and, in the case of a merger with Oncure or any Subsidiary of Oncure having active operations (i.e., not a “dormant” Subsidiary), with Oncure or such Subsidiary being the surviving Person).

“Proposed Acquisition Target” means any Person or any brand, line of business, division, branch, operating division or other unit operation of any Person.

“Pro Rata Outstandings”, of any Lender at any time, means the sum of (i) the outstanding principal amount of Revolving Loans owing to such Lender and (ii) the amount of the participation of such Lender in the L/C Obligations outstanding with respect to all Letters of Credit.

“Pro Rata Share” means, with respect to any Lender and any Facility or Facilities at any time, the percentage obtained by dividing (a) the sum of the Commitments (or, if such Commitments in any such Facility are terminated, the Pro Rata Outstandings therein) of such Lender then in effect under such Facilities by (b) the sum of the Commitments (or, if such Commitments in any such Facility are terminated, the Pro Rata Outstandings therein) of all Lenders then in effect under such Facilities; provided, however, that, if there are no Commitments and no Pro Rata Outstandings in any of such Facilities, such Lender’s Pro Rata Share in such Facilities shall be determined based on the Pro Rata Share in such Facilities most recently in effect, after giving effect to any subsequent assignment and any subsequent non-pro rata payments of any Lender pursuant to Section 2.18.

“Register” has the meaning specified in Section 2.14(b).

“Related Documents” means, collectively, the Indenture, the Second Lien Intercreditor Agreement, the payoff letter with respect to the Existing Credit Agreement and Existing Note Purchase Agreement executed and delivered to the Administrative Agent in connection with Section 3.1(e) and each other document executed with respect to any of the foregoing or any Related Transaction.

“Related Person” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article 3) and other consultants and agents of or to such Person or any of its Affiliates, together with, if such Person is the Administrative Agent, each other Person or individual designated, nominated or otherwise mandated by or helping the Administrative Agent pursuant to and in accordance with Section 10.4 or any comparable provision of any Loan Document.

“Related Transactions” means, collectively, the issuance of the Second Lien Notes, the refinancing of the Existing Credit Agreement and the Existing Note Purchase Agreement, the

execution and delivery of all Related Documents and the payment of all related fees, costs and expenses.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Required Lenders” means, (i) at any time there are not more than two (2) Lenders that are not Affiliates of each other (each such Lender, an “unaffiliated Lender”), Lenders holding in the aggregate one hundred percent (100%) of the aggregate Revolving Credit Commitments (or, if such Commitments are terminated, the sum of the amounts of the participations in Swing Loans, the principal amount of unparticipated portions of the Swing Loans and the Pro Rata Outstandings in the Revolving Credit Facility) then in effect, ignoring, in such calculation, the amounts held by any Non-Funding Lender and (ii) at any time there are more than two (2) unaffiliated Lenders, Lenders having at such time in excess of 50% of the aggregate Revolving Credit Commitments (or, if such Commitments are terminated, the sum of the amounts of the participations in Swing Loans, the principal amount of unparticipated portions of the Swing Loans and the Pro Rata Outstandings in the Revolving Credit Facility) then in effect, ignoring, in such calculation, the amounts held by any Non-Funding Lender.

“Required Revolving Credit Lenders” means, (i) at any time there are not more than two (2) Lenders that are not Affiliates of each other (each such Lender, an “unaffiliated Lender”), Lenders holding in the aggregate one hundred percent (100%) of the aggregate Revolving Credit Commitments (or, if such Commitments are terminated, the sum of the amounts of the participations in Swing Loans, the principal amount of unparticipated portions of the Swing Loans and the Pro Rata Outstandings in the Revolving Credit Facility) then in effect, ignoring, in such calculation, the amounts held by any Non-Funding Lender and (ii) at any time there are more than two (2) unaffiliated Lenders, Lenders having at such time in excess of 50% of the aggregate Revolving Credit Commitments (or, if such Commitments are terminated, the sum of the amounts of the participations in Swing Loans, the principal amount of unparticipated portions of the Swing Loans and the Pro Rata Outstandings in the Revolving Credit Facility) then in effect, ignoring, in such calculation, the amounts held by any Non-Funding Lender.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, with respect to any Person, any of the president, chief executive officer, executive vice president, senior vice president, treasurer, assistant treasurer, controller, managing member or general partner of such Person but, in any event, with respect to financial matters, any such officer that is responsible for preparing the Financial Statements delivered hereunder and, with respect to the Corporate Chart and other documents delivered pursuant to Section 6.1(e), documents delivered on the Closing Date and documents delivered pursuant to Section 7.10, the secretary or assistant secretary of such Person or any other officer responsible for maintaining the corporate and similar records of such Person.

“Restricted Payment” means (a) any dividend, return of capital, distribution or any other payment or Sale of property for less than fair market value, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations) and whether in cash, Securities or other property, on account of any Stock or Stock Equivalent of the Borrower or any of its Subsidiaries, in each case now or hereafter outstanding, including with respect to a claim for rescission of a Sale of such Stock or Stock Equivalent and (b) any redemption, retirement, termination, defeasance, cancellation, purchase or other acquisition for value, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations), of any Stock or Stock Equivalent of any Group Member or of any direct or indirect parent entity of the Borrower, now or hereafter outstanding, and any payment or other transfer setting aside funds for any such redemption, retirement, termination, cancellation, purchase or other acquisition, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise.

“Revolving Credit Commitment” means, with respect to each Revolving Credit Lender, the commitment of such Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings, which commitment is in the amount set forth opposite such Lender’s name on Schedule I under the caption “Revolving Credit Commitment”, as amended to reflect Assignments and as such amount may be reduced pursuant to this Agreement.  The aggregate amount of the Revolving Credit Commitments on the date hereof equals $40,000,000.

“Revolving Credit Commitment Increase” has the meaning specified in Section 2.22(a).

“Revolving Credit Facility” means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.

“Revolving Credit Lender” means each Lender that has a Revolving Credit Commitment, holds a Revolving Loan or participates in any Swing Loan or Letter of Credit.

“Revolving Credit Outstandings” means, at any time, the sum of, in each case to the extent outstanding at such time, (a) the aggregate principal amount of the Revolving Loans and Swing Loans and (b) the L/C Obligations for all Letters of Credit.

“Revolving Credit Termination Date” shall mean the earliest of (a) the Scheduled Revolving Credit Termination Date, (b) the date of termination of the Revolving Credit

Commitments pursuant to Section 2.5 or 9.2 and (c) the date on which the Obligations become due and payable pursuant to Section 9.2.

“Revolving Loan” has the meaning specified in Section 2.1.

“S&P” means Standard & Poor’s Rating Services.

“Sale and Leaseback Transaction” means, with respect to any Person (the “obligor”), any Contractual Obligation or other arrangement with any other Person (the “counterparty”) consisting of a lease by such obligor of any property that, directly or indirectly, has been or is to be Sold by the obligor to such counterparty or to any other Person to whom funds have been advanced by such counterparty based on a Lien on, or an assignment of, such property or any obligations of such obligor under such lease.

“Scheduled Maturity Date” means the Scheduled Revolving Credit Termination Date.

“Scheduled Revolving Credit Termination Date” means the 5th anniversary of the Closing Date.

“Second Lien Agent” has the meaning assigned to [“Second Lien Agent”] in the Intercreditor Agreement.

“Second Lien Debt” has the meaning assigned to [“Second Lien Obligations”] in the Intercreditor Agreement.

“Second Lien Notes” means the 11¾% Senior Secured Notes due 2017, issued by Holdings in Dollars and governed by the terms of the Indenture, whether issued on or about the Closing Date or registered with the United States Securities and Exchange Commission and received by the Holdings in exchange for any Second Lien Note issued on or about the Closing Date.

“Second Lien Notes Documents” means, collectively, the Second Lien Notes, the Indenture and any other document related to any of the foregoing (including, without limitation, all [“Second Lien Documents”] as such term is defined in the Intercreditor Agreement.  “Second Lien Notes Document” means, individually, any such document.

“Second Lien Notes Trustee” means Wilmington Trust FSB, as trustee under the Indenture.

“Secured Hedging Agreement” means any Hedging Agreement that (a) has been entered into with a Secured Hedging Counterparty, (b) in the case of a Hedging Agreement not entered into with or provided or arranged by the Administrative Agent or an Affiliate of the Administrative Agent, is expressly identified as being a “Secured Hedging Agreement” hereunder in a joint notice from such Loan Party and such Person delivered to the Administrative Agent reasonably promptly after the execution of such Hedging Agreement and (c) meets the requirements of Section 8.1(f).

“Secured Hedging Counterparty” means (a) a Person who has entered into a Hedging Agreement with a Loan Party if such Hedging Agreement was provided or arranged by the Administrative Agent or an Affiliate of the Administrative Agent, and any assignee of such Person or (b) a Lender or an Affiliate of a Lender who has entered into a Hedging Agreement with a Loan Party (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of the Hedging Agreement).

“Secured Parties” means the Lenders, the L/C Issuers, the Administrative Agent, any Secured Hedging Counterparty, each other Indemnitee and any other holder of any Obligation of any Loan Party.

“Security” means all Stock, Stock Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Indebtedness, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all certificates for the acquisition of, and all warrants, options and other rights to acquire, any Security.

“Sell” means, with respect to any property, to sell, convey, transfer, assign, license, lease or otherwise dispose of, any interest therein or to permit any Person to acquire any such interest, including, in each case, through a Sale and Leaseback Transaction or through a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable.  Conjugated forms thereof and the noun “Sale” have correlative meanings.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to the Administrative Agent.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Debt” means any Indebtedness that is subordinated to the payment in full of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.  For the avoidance of doubt, the term “Subsidiary” shall not include Unconsolidated Operating Entities.

“Substitute Lender” has the meaning specified in Section 2.18(a).

“SWDA” means the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.).

“Swingline Commitment” means $2,000,000.

“Swingline Lender” means, each in its capacity as Swingline Lender hereunder, GE Capital or, upon the resignation of GE Capital as Administrative Agent hereunder, any Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the approval of the Administrative Agent (or, if there is no such successor Administrative Agent, the Required Lenders) and the Borrower, to act as the Swingline Lender hereunder.

“Swingline Request” has the meaning specified in Section 2.3(b).

“Swing Loan” has the meaning specified in Section 2.3.

“Syndication Completion Date” means the earlier to occur of (a) the 60th day following the Closing Date and (b) the first date for which the sum of the Commitments of GE Capital and its Affiliates then in effect under all Facilities does not exceed $30,000,000.

“Tax Affiliate” means, (a) the Borrower and its Subsidiaries and (b) any Affiliate of the Borrower with which the Borrower files or is eligible to file consolidated, combined or unitary tax returns.

“Tax Return” has the meaning specified in Section 4.8.

“Taxes” has the meaning specified in Section 2.17(a).

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

“Unconsolidated Operating Entity” means any Person engaged in the same line of business as the Borrower in which Oncure or another Borrower owns equity interests but is not wholly owned by Oncure or such other Borrower, is not a Subsidiary of such Person, and that is not Consolidated with Holdings for financial accounting purposes in accordance with GAAP, as so identified by Borrower on Schedule 4.3, which such schedule shall be amended by Borrower from time to time during the term hereof to reflect additional Unconsolidated Operating Entities.  “Unconsolidated Operating Entities” shall mean all such Persons, collectively.  For the avoidance of doubt, from and after the joinder of any Unconsolidated Operating Entity as a co-Borrower or Guarantor pursuant to Section 7.10 of this Agreement, such Unconsolidated Operating Entity shall be deemed a “Loan Party” and “Group Member” for purposes of all Loan Documents.

“United States” means the United States of America.

“Unused Commitment Fee” has the meaning specified in Section 2.11.

“U.S. Lender Party” means each of the Administrative Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is a Domestic Person.

“Vidalia” means Vidalia Regional Cancer Center, LLC, a Georgia limited liability company in which Oncure holds 50% of the outstanding Stock.

“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the occurrence of any contingency).

“Wells L/C Issuer” has the meaning specified in Section 2.4(i).

“Wells L/C Side Letter” has the meaning specified in Section 2.4(i).

“WFCF” means Wells Fargo Capital Finance, Inc., a California corporation.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person, all of the Stock of which (other than nominal holdings and director’s qualifying shares) is owned by such Person, either directly or through one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

Section 1.2             UCC Terms.  The following terms have the meanings given to them in the applicable UCC:  “commodity account”, “commodity contract”, “commodity intermediary”, “deposit account”, “entitlement holder”, “entitlement order”, “equipment”, “financial asset”, “general intangible”, “goods”, “instruments”, “inventory”, “securities account”, “securities intermediary” and “security entitlement”.

Section 1.3             Accounting Terms and Principles.  (a) GAAP.  All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.  No change in the accounting principles used in the preparation of any Financial Statement hereafter adopted by Holdings shall be given effect if such change would affect a calculation that measures compliance with any provision of Article 5 or 8 unless the Borrower, the Administrative Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all Financial Statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article 5 and Article 8 shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value.”

(b)           Pro Forma.  All components of financial calculations made to determine compliance with Article 5 shall be adjusted on a Pro Forma Basis to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any Pro Forma Transaction consummated after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by the Borrower based on assumptions expressed therein and that were reasonable based on the information available to the Borrower at the time of preparation of the Compliance Certificate setting forth such calculations.

Section 1.4             Payments.  The Administrative Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Loan Party or any L/C Issuer.  Any such determination or redetermination by the Administrative Agent shall be conclusive and binding for all purposes, absent manifest error.  No determination or redetermination by any Secured Party or Loan Party and no other currency conversion shall change or release any obligation of any Loan Party or of any Secured Party (other than the Administrative Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted.  The Administrative Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

Section 1.5             Interpretation.  (a) Certain Terms.  Except as set forth in any Loan Document, all accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term “property”, which shall be interpreted as broadly as possible, including, in any case, cash, Securities, other assets, rights under Contractual Obligations and

Permits and any right or interest in any property).  The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole.  In the computation of periods of time from a specified date to a later specified date in any Loan Document, the terms “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”  In any other case, the term “including” when used in any Loan Document means “including without limitation.”  The term “documents” means all writings, however evidenced and whether in physical or electronic form, including all documents, instruments, agreements, notices, demands, certificates, forms, financial statements, opinions and reports.  The term “incur” means incur, create, make, issue, assume or otherwise become directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings.

(b)           Certain References.  Unless otherwise expressly indicated, references (i) in this Agreement to an Exhibit, Schedule, Article, Section or clause refer to the appropriate Exhibit or Schedule to, or Article, Section or clause in, this Agreement and (ii) in any Loan Document, to (a) any agreement shall include, without limitation, all exhibits, schedules, appendixes and annexes to such agreement and, unless the prior consent of any Secured Party required therefor is not obtained, any modification to any term of such agreement, (b) any statute shall be to such statute as modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative and (c) any time of day shall be a reference to New York time.  Titles of articles, sections, clauses, exhibits, schedules and annexes contained in any Loan Document are without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.  Unless otherwise expressly indicated, the meaning of any term defined (including by reference) in any Loan Document shall be equally applicable to both the singular and plural forms of such term.  Without limiting the generality of the foregoing, any reference to a term that is defined in a Second Lien Notes Document shall mean such term as defined in such Second Lien Notes Document on the Closing Date or as may be amended with the consent of Administrative Agent.

ARTICLE 2
THE FACILITIES

Section 2.1             The Commitments.  (a) Revolving Credit Commitments.  On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally, but not jointly, agrees to make loans in Dollars (each a “Revolving Loan”) to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Lender not to exceed such Lender’s Revolving Credit Commitment; provided, however, that at no time shall any Revolving Credit Lender be obligated to make a Revolving Loan in excess of such Lender’s Pro Rata Share of the amount by which the then effective Revolving Credit Commitments exceeds the aggregate Revolving Credit Outstandings at such time.  Within the limits set forth in the first sentence of this clause (a), amounts of Revolving Loans repaid may be reborrowed under this Section 2.1.

(b)           Reserved.

Section 2.2             Borrowing Procedures.  (a) Notice From the Borrower.  Each Borrowing shall be made on notice given by the Borrower Representative to the Administrative Agent not later than 1:00 p.m. on (i) on the day of such proposed borrowing, in the case of Base Rate Loans in an aggregate principal amount equal to or less than $5,000,000, (ii) on the Business Day prior to such proposed borrowing, in the case of Base Rate Loans in an aggregate principal amount greater than $5,000,000 and (iii) the third Business Day, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing.  Each such notice may be made in a writing substantially in the form of Exhibit C (a “Notice of Borrowing”) duly completed or by telephone if confirmed promptly, but in any event within one Business Day and prior to such Borrowing, with such a Notice of Borrowing.  Loans shall be made as Base Rate Loans unless, outside of a suspension period pursuant to Section 2.15, the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans.  Each Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000.  No Borrowing of any Eurodollar Rate Loan with any Interest Period longer than one month shall be made prior to the Syndication Completion Date.

(b)           Notice to Each Lender.  The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent’s receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, prompt notice of the applicable interest rate.  Each Lender shall, before 1:00 p.m. on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 11.11, such Lender’s Pro Rata Share of such proposed Borrowing.  Upon fulfillment or due waiver (i) on the Closing Date, of the applicable conditions set forth in Section 3.1 and (ii) on the Closing Date and any time thereafter, of the applicable conditions set forth in Section 3.2, the Administrative Agent shall make such funds available to the Borrower.

(c)           Non-Funding Lenders.

(i)            Non-Funding Lenders Responsibility.  Unless the Administrative Agent shall have received notice from any Lender prior to the date such Lender is required to make any payment hereunder with respect to any Loan or any participation in any Swing Loan or Letter of Credit that such Lender will not make such payment (or any portion thereof) available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such payment available to the Administrative Agent on the date such payment is required to be made in accordance with this Article 2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  The Borrower agrees to repay to the Administrative Agent on demand such amount (until repaid by such Lender) with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the interest rate applicable to the Obligation that would have been created when the Administrative Agent made available such amount to the Borrower had such Lender made a corresponding payment available; provided, however, that such payment shall not relieve such Lender of any obligation it may have to the Borrower, the Swingline Lender or any L/C Issuer.  In addition, any Lender that shall not have made available to the Administrative Agent any portion of any payment described above agrees to pay such amount to the Administrative Agent on demand together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate for the first Business Day and thereafter (a) in the case of a payment in respect of a Loan, at the interest rate applicable at the time to such Loan and (b) otherwise, at the interest rate applicable to Base Rate Loans under the Revolving Credit Facility.  Such repayment shall then constitute the funding of the corresponding Loan (including any Loan deemed to have been made hereunder with such payment) or participation.  The existence of any Non-Funding Lender shall not relieve any other Lender of its obligations under any Loan Document, but no other Lender shall be responsible for the failure of any Non-Funding Lender to make any payment required under any Loan Document other than as expressly set forth herein.

(ii)           Reallocation.  If any Revolving Credit Lender is a Non-Funding Lender, all or a portion of such Non-Funding Lender’s L/C Obligations (unless such Lender is the L/C Issuer that issued such Letter of Credit) and reimbursement obligations with respect to Swing Loans shall, at the Administrative Agent’s election at any time or upon any L/C Issuer’s or Swingline Lender’s, as applicable, written request delivered to the Administrative Agent (whether before or after the occurrence of any Default or Event of Default), be reallocated to and assumed by the Revolving Credit Lenders that are not Non-Funding Lenders or Impacted Lenders pro rata in accordance with their Pro Rata Share of the Revolving Loans (calculated as if the Non-Funding Lender’s Pro Rata Share was reduced to zero and each other Revolving Credit Lender’s Pro Rata Share had been increased proportionately), provided that no Revolving Credit Lender shall be reallocated any such amounts or be required to fund any amounts that would cause the sum of its outstanding Revolving Loans, outstanding L/C Obligations, amounts of its participations in Swing Loans and its pro rata share of unparticipated amounts in Swing Loans to exceed its Revolving Credit Commitment.

(iii)          Borrower Payments to a Non-Funding Lender.  The Administrative Agent shall be entitled to hold, in a non-interest bearing account, all portions of any payments received by the Administrative Agent for the benefit of any Non-Funding Lender pursuant to this Agreement as cash collateral.  The Administrative Agent is hereby authorized to use such cash collateral to pay in full the Aggregate Excess Funding Amount to the appropriate Secured Parties thereof, and then, to hold as cash collateral the amount of such Non-Funding Lender’s pro rata share, without giving effect to any reallocation pursuant to Section 2.2(c)(ii), of all L/C Obligations until the Obligations are paid in full in cash, all L/C Obligations have been discharged or cash collateralized and all Commitments have been terminated.  Upon any such unfunded obligations owing by a Non-Funding Lender becoming due and payable, the Administrative Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender.  With respect to such Non-Funding Lender’s failure to fund Revolving Loans or purchase participations in Letters of Credit or L/C Obligations, any amounts applied by the Administrative Agent to satisfy such funding shortfalls shall be deemed to constitute a Revolving Loan or amount of the participation required to be funded and, if necessary to effectuate the foregoing, the other Revolving Credit Lenders shall be deemed to have sold, and such Non-Funding Lender shall be deemed to have purchased, Revolving Loans or Letter of Credit participation interests from the other Revolving Credit Lenders until such time as the aggregate amount of the Revolving Loans and participations in Letters of Credit and L/C Obligations are held by the Revolving Credit Lenders in accordance with their Pro Rata Shares with respect to the Revolving Credit Facility.  Any amounts owing by a Non-Funding Lender to the Administrative Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans.  In the event that the Administrative Agent is holding cash collateral of a Non-Funding Lender that cures pursuant to clause (iv) below or ceases to be a Non-Funding Lender pursuant to the definition of Non-Funding Lender, the Administrative Agent shall return the unused portion of such cash collateral to such Lender. The “Aggregate Excess Funding Amount” of a Non-Funding Lender shall be the aggregate amount of (A) all unpaid obligations owing by such Lender to the Administrative Agent, L/C Issuers, Swingline Lender, and other Lenders under the Loan Documents, including such Lender’s pro rata share of all Revolving Loans, L/C Obligations, Swing Line Loans, plus, without duplication, (B) all amounts of such Non-Funding Lender reallocated to other Lenders pursuant to subsection Section 2.2(c)(ii).

(iv)          Cure.  A Lender may cure its status as a Non-Funding Lender under clause (a) of the definition of Non-Funding Lender if such Lender fully pays to the Administrative Agent, on behalf of the applicable Secured Parties, the Aggregate Excess Funding Amount, plus all interest due thereon.  Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.

(v)           Fees.  A Lender that is a Non-Funding Lender pursuant to clause (a) of the definition of Non-Funding Lender shall not earn and shall not be entitled to receive, and the Borrower shall not be required to pay, such Lender’s portion of the Unused Commitment Fee during the time such Lender is a Non-Funding Lender pursuant to clause (a) thereof.  In the event that any reallocation of L/C Obligations occurs pursuant to Section 2.2(c)(ii)), during the period of time that such reallocation remains in effect, the Letter of Credit Fee payable with respect to such reallocated portion shall be payable to (A) all Revolving Credit Lenders based on their pro rata share of such reallocation or (B) to the L/C Issuer for any remaining portion not reallocated to any other Revolving Credit Lenders.

Section 2.3             Swing Loans.  (a) Availability.  On the terms and subject to the conditions contained in this Agreement, the Swingline Lender may, in its sole discretion, make loans in Dollars (each a “Swing Loan”) available to the Borrower under the Revolving Credit Facility from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding not to exceed its Swingline Commitment; provided, however, that the Swingline Lender may not make any Swing Loan (x) to the extent that after giving effect to such Swing Loan, the aggregate Revolving Credit Outstandings would exceed the Revolving Credit Commitments and (y) in the period commencing on the first Business Day after it receives notice from the Administrative Agent or the Required Revolving Credit Lenders that one or more of the conditions precedent contained in Section 3.2 are not satisfied and ending when such conditions are satisfied or duly waived.  In connection with the making of any Swing Loan, the Swingline Lender may but shall not be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 have been satisfied or waived.  Each Swing Loan shall be a Base Rate Loan and must be repaid in full on the earliest of (i) the funding date of any Borrowing of Revolving Loans and (ii) the Revolving Credit Termination Date.  Within the limits set forth in the first sentence of this clause (a), amounts of Swing Loans repaid may be reborrowed under this clause (a).

(b)           Borrowing Procedures.  In order to request a Swing Loan, the Borrower Representative shall give to the Administrative Agent a notice to be received not later than 1:00 p.m. on the day of the proposed borrowing, which may be made in a writing substantially in the form of Exhibit D duly completed (a “Swingline Request”) or by telephone if confirmed promptly but, in any event, prior to such borrowing, with such a Swingline Request.  In addition, if any Notice of Borrowing requests a Borrowing of Base Rate Loans, the Swing Line Lender may, notwithstanding anything else to the contrary in Section 2.2, make a Swing Loan available to the Borrower in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swing Loan.  The Administrative Agent shall promptly notify the Swingline Lender of the details of the requested Swing Loan.  Upon receipt of such notice and subject to the terms of this Agreement, the Swingline Lender may make a Swing Loan available to the Borrower by making the proceeds thereof available to the Administrative Agent and, in turn, the Administrative Agent shall make such proceeds available to the Borrower on the date set forth in the relevant Swingline Request.

(c)           Refinancing Swing Loans.  The Swingline Lender may at any time forward a demand to the Administrative Agent (which the Administrative Agent shall, upon receipt, forward to each Revolving Credit Lender) that each Revolving Credit Lender pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender’s Pro Rata Share of all or a portion of the outstanding Swing Loans.  Each Revolving Credit Lender shall pay such Pro Rata Share to the Administrative Agent for the account of the Swingline Lender.  Upon receipt by the Administrative Agent of such payment (other than during the continuation of any Event of Default under Section 9.1(e)), such Revolving Credit Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt of such payment by the Swingline Lender from the Administrative Agent, the Borrower shall be deemed to have used in whole to refinance such Swing Loan.  In addition, regardless of whether any such demand is made, upon the occurrence of any Event of Default under Section 9.1(e), each Revolving Credit Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in each Swing Loan in an amount equal to such Lender’s Pro Rata Share of such Swing Loan.  If any payment made by any Revolving Credit Lender as a result of any such demand is not deemed a Revolving Loan, such payment shall be deemed a funding by such Lender of such participation.  Such participation shall not be otherwise required to be funded.  Upon receipt by the Swingline Lender of any payment from any Revolving Credit Lender pursuant to this clause (c) with respect to any portion of any Swing Loan, the Swingline Lender shall promptly pay over to such Revolving Credit Lender all payments of principal (to the extent received after such payment by such Lender) and interest (to the extent accrued with respect to periods after such payment) received by the Swingline Lender with respect to such portion.

(d)           Obligation to Fund Absolute.  Each Revolving Credit Lender’s obligations pursuant to clause (c) above shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including (a) the existence of any setoff, claim, abatement, recoupment, defense or other right that such Lender, any Affiliate thereof or any other Person may have against the Swing Loan Lender, any other Secured Party or any other Person, (b) the failure of any condition precedent set forth in Section 3.2 to be satisfied or the failure of the Borrower Representative to deliver any notice set forth in Section 2.2(a) (each of which requirements the Revolving Credit Lenders hereby irrevocably waive) and (c) any adverse change in the condition (financial or otherwise) of any Loan Party.

Section 2.4             Letters of Credit.  (a) Commitment and Conditions.  On the terms and subject to the conditions contained herein, each L/C Issuer agrees to Issue, at the request of the Borrower Representative, in accordance with such L/C Issuer’s usual and customary business practices, and for the account of the Borrower (or, as long as the Borrower remains responsible for the payment in full of all amounts drawn thereunder and related fees, costs and expenses, for the account of any Group Member), Letters of Credit (denominated in Dollars and with face amounts that are multiples of $1,000,000) from time to time on any Business Day during the period from the Closing Date through the earlier of the Revolving Credit Termination Date and 7 days prior to the Scheduled Revolving Credit Termination Date; provided, however, that such L/C Issuer shall not be under any obligation to Issue any Letter of Credit upon the occurrence of any of the following, after giving effect to such Issuance:

(i)            (A) the aggregate Revolving Credit Outstandings would exceed the aggregate Revolving Credit Commitments or (B) the L/C Obligations for all Letters of Credit would exceed the L/C Sublimit;

(ii)           the expiration date of such Letter of Credit (A) is not a Business Day, (B) is more than one year after the date of issuance thereof or (C) is later than 7 days prior to the Scheduled Revolving Credit Termination Date; provided, however, that any Letter of Credit with a term not exceeding one year may provide for its renewal for additional periods not exceeding one year as long as (x) each of the Borrower and such L/C Issuer have the option to prevent such renewal before the expiration of such term or any such period and (y) neither such L/C Issuer nor the Borrower shall permit any such renewal to extend such expiration date beyond the date set forth in clause (C) above; or

(iii)          (A) any fee due in connection with, and on or prior to, such Issuance has not been paid, (B) such Letter of Credit is requested to be Issued in a form that is not acceptable to such L/C Issuer or (C) such L/C Issuer shall not have received, each in form and substance reasonably acceptable to it and duly executed by the Borrower (and, if such Letter of Credit is issued for the account of any other Group Member, such Group Member), the documents that such L/C Issuer generally uses in the ordinary course of its business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the “L/C Reimbursement Agreement”).

For each such Issuance, the applicable L/C Issuer may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 3.2 have been satisfied or waived in connection with the Issuance of any Letter of Credit; provided, however, that no Letter of Credit shall be Issued during the period starting on the first Business Day after the receipt by such L/C Issuer of notice from the Administrative Agent or the Required Revolving

Credit Lenders that any condition precedent contained in Section 3.2 is not satisfied and ending on the date all such conditions are satisfied or duly waived.

(b)           Notice of Issuance.  Borrower Representative shall give the relevant L/C Issuer and the Administrative Agent a notice of any requested Issuance of any Letter of Credit, which shall be effective only if received by such L/C Issuer and the Administrative Agent not later than 11:00 a.m. on the third Business Day prior to the date of such requested Issuance.  Such notice may be made in a writing substantially the form of Exhibit E duly completed or in a writing in any other form acceptable to such L/C Issuer (an “L/C Request”) or by telephone if confirmed promptly, but in any event within one Business Day and prior to such Issuance, with such an L/C Request.

(c)           Reporting Obligations of L/C Issuers.  Each L/C Issuer agrees to provide the Administrative Agent (which, after receipt, the Administrative Agent shall provide to each Revolving Credit Lender), in form and substance satisfactory to the Administrative Agent, each of the following on the following dates:  (i) on or prior to (A) any Issuance of any Letter of Credit by such L/C Issuer, (B) any drawing under any such Letter of Credit or (C) any payment (or failure to pay when due) by the Borrower of any related L/C Reimbursement Obligation, notice thereof, which shall contain a reasonably detailed description of such Issuance, drawing or payment, (ii) upon the request of the Administrative Agent (or any Revolving Credit Lender through the Administrative Agent), copies of any Letter of Credit Issued by such L/C Issuer and any related L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by the Administrative Agent and (iii) on the first Business Day of each calendar week, a schedule of the Letters of Credit Issued by such L/C Issuer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the L/C Obligations for such Letters of Credit outstanding on the last Business Day of the previous calendar week.

(d)           Acquisition of Participations.  Upon any Issuance of a Letter of Credit in accordance with the terms of this Agreement resulting in any increase in the L/C Obligations, each Revolving Credit Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such Letter of Credit and the related L/C Obligations in an amount equal to such Lender’s Pro Rata Share of such L/C Obligations.

(e)           Reimbursement Obligations of the Borrower.  The Borrower agrees to pay to the L/C Issuer of any Letter of Credit each L/C Reimbursement Obligation owing with respect to such Letter of Credit no later than the first Business Day after the Borrower receives notice from such L/C Issuer that payment has been made under such Letter of Credit or that such L/C Reimbursement Obligation is otherwise due (the “L/C Reimbursement Date”) with interest thereon computed as set forth in clause (i) below.  In the event that any L/C Issuer incurs any L/C Reimbursement Obligation not repaid by the Borrower as provided in this clause (e) (or any such payment by the Borrower is rescinded or set aside for any reason), such L/C Issuer shall promptly notify the Administrative Agent of such failure (and, upon receipt of such notice, the Administrative Agent shall forward a copy to each Revolving Credit Lender) and, irrespective of whether such notice is given, such L/C Reimbursement Obligation shall be payable on demand by the Borrower with interest thereon computed (i) from the date on which such L/C Reimbursement Obligation arose to the L/C Reimbursement Date, at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans and (ii) thereafter until payment in full, at the interest rate applicable during such period to past due Revolving Loans that are Base Rate Loans.

(f)            Reimbursement Obligations of the Revolving Credit Lenders.  Upon receipt of the notice described in clause (e) above from the Administrative Agent, each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share of such L/C Reimbursement Obligation.  By making such payment (other than during the continuation of an Event of Default under Section 9.1(e)), such Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt thereof by such L/C Issuer, the Borrower shall be deemed to have used in whole to repay such L/C Reimbursement Obligation.  Any such payment that is not deemed a Revolving Loan shall be deemed a funding by such Lender of its participation in the applicable Letter of Credit and the related L/C Obligations.  Such participation shall not otherwise be required to be funded.  Upon receipt by any L/C Issuer of any payment from any Lender pursuant to this clause (f) with respect to any portion of any L/C Reimbursement Obligation, such L/C Issuer shall promptly pay over to such Lender all payments received after such payment by such L/C Issuer with respect to such portion.

(g)           Obligations Absolute.  The obligations of the Borrower and the Revolving Credit Lenders pursuant to clauses (d), (e) and (f) above shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (i) (A) the invalidity or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Loan Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing, (B) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (C) any loss or delay, including in the transmission of any document, (ii) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Group Member) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Loan Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, (iii) in the case of the obligations of any Revolving Credit Lender, (A) the failure of any condition precedent set forth in Section 3.2 to be satisfied (each of which conditions precedent the Revolving Credit Lenders hereby irrevocably waive) or (B) any adverse change in the condition (financial or otherwise) of any Loan Party and (iv) any other act or omission to act or delay of any kind of any Secured Party or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of any obligation of the Borrower or any Revolving Credit Lender hereunder.

(h)           Non-Funding Lenders and Impacted Lenders.  Notwithstanding anything else to the contrary herein, if any Lender is a Non-Funding Lender or Impacted Lender, no L/C Issuer shall be obligated to Issue any Letter of Credit unless (i) the Non-Funding Lender or Impacted Lender has been replaced in accordance with Section 2.18 or Section 11.2, (ii) the L/C Obligations of such Non-Funding Lender or Impacted Lender have been cash collateralized, (iii) the Revolving Credit Commitments of the other Revolving Credit Lenders have been increased by an amount sufficient to satisfy the Administrative Agent that all future L/C

Obligations will be covered by all Revolving Credit Lenders that are not Non-Funding Lenders or Impacted Lenders, or (iv) the L/C Obligations of such Non-Funding Lender or Impacted Lender have been reallocated to other Revolving Credit Lenders in a manner consistent with Section 2.2(c)(ii).

(i)            WFCF as L/C Issuer.  In addition to the foregoing, for so long as WFCF or an Affiliate is the L/C Issuer of a Letter of Credit (in each case, a “Wells L/C Issuer”), the Borrowers, Administrative Agent and WFCF, in its capacity as agent for such L/C Issuer, shall comply with the terms of that certain side letter dated as of the Closing Date which sets forth the procedures to be followed by the Wells L/C Issuer (the “Wells L/C Side Letter”).  In the event of any conflict between the terms of this Section 2.4 and the Wells L/C Side Letter with respect to any Letter of Credit Issued by a Wells L/C Issuer, the terms of the Wells L/C Side Letter shall control.

Section 2.5             Reduction and Termination of the Commitments.  (a) Optional.  The Borrower may, upon notice to the Administrative Agent, terminate in whole or reduce in part ratably any unused portion of the Revolving Credit Commitments; provided, however, that each partial reduction shall be in an aggregate amount that is an integral multiple of $1,000,000.

(b)           Mandatory.  All outstanding Commitments shall terminate on the Scheduled Revolving Credit Termination Date.

Section 2.6            Repayment of Loans.  The Borrower promises to repay the entire unpaid principal amount of the Revolving Loans and the Swing Loans on the Scheduled Revolving Credit Termination Date.

Section 2.7            Optional Prepayments.  The Borrower may prepay the outstanding principal amount of any Loan in whole or in part at any time (together with accrued interest and any breakage costs that may be owing pursuant to Section 2.16(a) after giving effect to such prepayment); provided, however, that each partial prepayment that is not of the entire outstanding amount under any Facility shall be in an aggregate amount that is an integral multiple of $1,000,000.

Section 2.8            Mandatory Prepayments.

(a)           Reserved.

(b)           Reserved.

(c)           Reserved.

(d)           Indenture Prepayments.   Notwithstanding the foregoing in this Section 2.8, at any time when any Group Member consummates any [“Asset Sale”] as defined in the Indenture (together with any term of similar effect), on or prior to the 364th day after the date of such Asset Sale, the Borrower shall, pay or cause to be paid to the Administrative Agent an amount, not to exceed the lesser of the Revolving Credit Outstandings and such Net Cash Proceeds (or such [“Excess Proceeds”] as defined in the Indenture (together with any term of similar effect)).

(e)           Excess Outstandings.  On any date on which the aggregate principal amount of Revolving Credit Outstandings exceeds the aggregate Revolving Credit Commitments, the Borrower shall pay to the Administrative Agent an amount equal to such excess.

(f)            Application of Payments.  Any payments made to the Administrative Agent pursuant to this Section 2.8 shall be applied to the Obligations in accordance with Section 2.12(b).

Section 2.9             Interest.  (a) Rate.  All Loans and the outstanding amount of all other Obligations (other than pursuant to Secured Hedging Agreements) shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:  (i) in the case of Base Rate Loans, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin, each as in effect from time to time, (ii) in the case of Eurodollar Rate Loans, at a rate per annum equal to the sum of the Eurodollar Rate and the Applicable Margin, each as in effect for the applicable Interest Period, and (iii) in the case of other Obligations, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin for Revolving Loans that are Base Rate Loans, each as in effect from time to time.

(b)           Payments.  Interest accrued shall be payable in arrears (i) if accrued on the principal amount of any Loan, (A) at maturity (whether by acceleration or otherwise), and (B) (1) if such Loan is a Base Rate Loan (including a Swing Loan), on the last day of each calendar quarter commencing on the first such day following the making of such Loan, (2) if such Loan is a Eurodollar Rate Loan, on the last day of each Interest Period applicable to such Loan and, if applicable, on each date during such Interest Period occurring every 3 months from the first day of such Interest Period and (ii) if accrued on any other Obligation, on demand from any after the time such Obligation is due and payable (whether by acceleration or otherwise).

(c)           Default Interest.  Notwithstanding the rates of interest specified in clause (a) above or elsewhere in any Loan Document, effective immediately upon (A) the occurrence of any Event of Default under Section 9.1 (d) or (e) or (B) the delivery of a notice by the Administrative Agent or the Required Lenders to the Borrower during the continuance of any other Event of Default and, in each case, for as long as such Event of Default shall be continuing, the principal balance of all Obligations (including any Obligation that bears interest by reference to the rate applicable to any other Obligation) then due and payable shall bear interest at a rate that is 2.0% per annum in excess of the interest rate applicable to such Obligations from time to time, payable on demand or, in the absence of demand, on the date that would otherwise be applicable.

(d)           Savings Clause.  Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Administrative Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

Section 2.10           Conversion and Continuation Options.  (a) Option.  The Borrower may elect (i) in the case of any Eurodollar Rate Loan, (A) to continue such Eurodollar Rate Loan or any portion thereof for an additional Interest Period on the last day of the Interest Period applicable thereto and (B) to convert such Eurodollar Rate Loan or any portion thereof into a Base Rate Loan at any time on any Business Day, subject to the payment of any breakage costs required by Section 2.16(a), and (ii) in the case of Base Rate Loans (other than Swing Loans), to convert such Base Rate Loans or any portion thereof into Eurodollar Rate Loans at any time on any Business Day upon 3 Business Days’ prior notice; provided, however, that, (x) for each Interest Period, the aggregate amount of Eurodollar Rate Loans having such Interest Period must be an integral multiple of $1,000,000 and (y) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans shall be permitted at any time at which (1) an Event of Default shall be continuing and the Administrative Agent or the Required Lenders shall have determined in their sole discretion not to permit such conversions or continuations, (2) such continuation or conversion would be made during a suspension imposed by Section 2.15, or (3) prior to the Syndication Completion Date, such conversion or continuation would result in a Eurodollar Rate Loan having an Interest Period in excess of one month.

(b)           Procedure.  Each such election shall be made by giving the Administrative Agent at least 3 Business Days’ prior notice in substantially the form of Exhibit F (a “Notice of Conversion or Continuation”) duly completed.  The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein.  If the Administrative Agent does not receive a timely Notice of Conversion or Continuation from the Borrower Representative containing a permitted election to continue or convert any Eurodollar Rate Loan, then, upon the expiration of the applicable Interest Period, such Loan shall be automatically converted to a Base Rate Loan.  Each partial conversion or continuation shall be allocated ratably among the Lenders in the applicable Facility in accordance with their Pro Rata Share.

Section 2.11           Fees.  (a) Unused Commitment Fee.  The Borrower agrees to pay to each Revolving Credit Lender a commitment fee on the actual daily amount by which the Revolving Credit Commitment of such Lender exceeds its Pro Rata Share of the sum of (i) the aggregate outstanding principal amount of Revolving Loans and (ii) the outstanding amount of the L/C Obligations for all Letters of Credit (the “Unused Commitment Fee”) from the date hereof through the Revolving Credit Termination Date at a rate per annum equal to the Applicable Margin, payable in arrears (x) on the last day of each calendar quarter and (y) on the Revolving Credit Termination Date.

(b)           Letter of Credit Fees.  The Borrower agrees to pay, with respect to all Letters of Credit issued by any L/C Issuer, (i) to such L/C Issuer, the fees, documentary and processing charges as separately agreed between the Borrower and such L/C Issuer or otherwise in accordance with such L/C Issuer’s standard schedule in effect at the time of determination thereof, (ii) to the Administrative Agent, for the benefit of the L/C Issuer, a fronting fee equal to 0.25% per annum multiplied by the face amount of such Letter of Credit and (iii) to the Administrative Agent, for the benefit of the Revolving Credit Lenders according to their Pro Rata Shares, a fee (the “Letter of Credit Fee”) accruing at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans on the maximum undrawn face amount of such Letters of Credit, such fees under clauses (ii) and (iii) shall be payable in arrears (A) on the last day of each calendar month, ending after the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date; provided, however, that the fee payable under clause (iii) shall be increased by 2% per annum and shall be payable, in addition to being payable on any date it is otherwise required to be paid hereunder, on demand effective immediately upon (x) the occurrence of any Event of Default under Section 9.1(e)(ii) or (y) the delivery of a notice by the Administrative Agent or the Required Lenders to the Borrower during the continuance of any other Event of Default and, in each case, for as long as such Event of Default shall be continuing.

(c)           Additional Fees.  The Borrower shall pay to the Administrative Agent and its Related Persons its reasonable and customary fees and expenses in connection with any payments made pursuant to Section 2.16(a) (Breakage Costs) and has agreed to pay the additional fees described in the Fee Letter.

Section 2.12          Application of Payments.  (a) Application of Voluntary Prepayments.  Unless otherwise provided in this Section 2.12 or elsewhere in any Loan Document, all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied to repay the Obligations the Borrower designates.

(b)           Application of Mandatory Prepayments.  Subject to the provisions of clause (c) below with respect to the application of payments during the continuance of an Event of Default, any payment made by the Borrower to the Administrative Agent pursuant to Section 2.8 or any other prepayment of the Obligations required to be applied in accordance with this clause (b) shall be applied first, to repay the outstanding principal balance of the Revolving Loans and the Swing Loans (provided that any payment made pursuant to Section 2.8 shall be made without a concurrent reduction in the Revolving Credit Commitment), and second, in the case of any payment required pursuant to Section 2.8(e), to provide cash collateral to the extent and in the manner in Section 9.3 and, then, any excess shall be retained by the Borrower.

(c)           Application of Payments During an Event of Default.  Each of Holdings and the Borrower hereby irrevocably waives, and agrees to cause each Loan Party and each other Group Member to waive, the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral and agrees that, notwithstanding the provisions of clause (a) above, the Administrative Agent may, and, upon either (A) the direction of the Required Lenders or (B) the termination of any Commitment or the acceleration of any Obligation pursuant to Section 9.2, shall, apply all payments in respect of any Obligation, all funds on deposit in any Cash Collateral Account and all other proceeds of Collateral (i) first, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Administrative Agent, (ii) second, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Lenders and the L/C Issuers, (iii) third, to pay interest then due and payable in respect of the Loans and L/C Reimbursement Obligations, (iv) fourth, to repay the outstanding principal amounts of the Loans and L/C Reimbursement Obligations, to provide cash collateral for Letters of Credit in the manner and to the extent described in Section 9.3 (v) fifth, to pay amounts owing with respect to Secured Hedging Agreements and (vi) sixth, to the ratable payment of all other Obligations.

(d)           Application of Payments Generally.  All payments that would otherwise be allocated to the Revolving Credit Lenders pursuant to this Section 2.12 shall instead be allocated first, to repay interest on Swing Loans, on any portion of the Revolving Loans that the Administrative Agent may have advanced on behalf of any Lender and on any L/C Reimbursement Obligation, in each case for which the Administrative Agent or, as the case may be, the L/C Issuer has not then been reimbursed by such Lender or the Borrower, second to pay the outstanding principal amount of the foregoing obligations and third, to repay the Revolving Loans.  All repayments of any Revolving Loans shall be applied first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods.  If sufficient amounts are not available to repay all outstanding Obligations described in any priority level set forth in this Section 2.12, the available amounts shall be applied, unless otherwise expressly specified herein, to such Obligations ratably based on the proportion of the Secured Parties’ interest in such Obligations.  Any priority level set forth in this Section 2.12 that includes interest shall include all such interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding

Section 2.13          Payments and Computations.  (a) Procedure.  The Borrower shall make each payment under any Loan Document not later than 11:00 a.m. on the day when due to the Administrative Agent by wire transfer or ACH transfer (which shall be the exclusive means of payment hereunder) to the following account (or at such other account or by such other means to such other address as the Administrative Agent shall have notified the Borrower in writing within a reasonable time prior to such payment) in immediately available Dollars and without setoff or counterclaim:

Bank Name	Deutsche Bank Trust Company Americas
60 Wall Street
New York, NY 10005
ABA No.	021-001-033
Account Number	502-71079
Account Name:	HH Cash Flow Collections
Reference:	Oncure Medical Corp. (HFS3106)

The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in Section 2.12.  The Lenders shall make any payment under any Loan Document in immediately available Dollars and without setoff or counterclaim.  Each Revolving Credit Lender shall make each payment for the account of any L/C Issuer or Swingline Lender required pursuant to Section 2.3 or 2.4 (A) if the notice or demand therefor was received by such Lender prior to 11:00 a.m. on any Business Day, on such Business Day and (B) otherwise, on the Business Day following such receipt.  Payments received by the Administrative Agent after 11:00 a.m. shall be deemed to be received on the next Business Day.

(b)           Computations of Interests and Fees.  All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days (or, in the case of Base Rate Loans whose interest rate is calculated based on the rate set forth in clause (a) of the definition of “Base Rate”, 365/366 days), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable.  Each determination of an interest rate or the amount of a fee hereunder shall be made by the Administrative Agent (including determinations of a Eurodollar Rate or Base Rate in accordance with the definitions of “Eurodollar Rate” and “Base Rate”, respectively) and shall be conclusive, binding and final for all purposes, absent manifest error.

(c)           Payment Dates.  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day without any increase in such payment as a result of additional interest or fees; provided, however, that such interest and fees shall continue accruing as a result of such extension of time.

(d)           Advancing Payments.  Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans under the applicable Facility) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

Section 2.14          Evidence of Debt.  (a) Records of Lenders.  Each Lender shall maintain in accordance with its usual practice accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.  In addition, each Lender having sold a participation in any of its Obligations or having identified an SPV as such to the Administrative Agent, acting as agent of the Borrower solely for this purpose and solely for tax purposes, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as such Lender shall notify the Borrower) a record of ownership, in which such Lender shall register by book entry (a) the name and address of each such participant and SPV (and each change thereto, whether by assignment or otherwise) and (b) the rights, interest or obligation of each such participant and SPV in any Obligation, in any Commitment and in any right to receive any payment hereunder.

(b)           Records of Administrative Agent.  The Administrative Agent, acting as agent of the Borrower solely for tax purposes and solely with respect to the actions described in this Section 2.14, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as the Administrative Agent may notify the Borrower Representative) (A) a record of ownership (the “Register”) in which the Administrative Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of the Administrative Agent, each Lender and each L/C Issuer in the Revolving Credit Outstandings, each of their obligations under this Agreement to participate in each Loan, Letter of Credit and L/C Reimbursement Obligation, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders and the L/C Issuers (and each change thereto pursuant to Section 2.18 (Substitution of Lenders) and Section 11.2 (Assignments and Participations; Binding Effect)), (2) the Commitments of each Lender, (3) the amount of each Loan and each funding of any participation described in clause (A) above, for Eurodollar Rate Loans, the Interest Period applicable thereto, (4) the amount of any principal or interest due and payable or paid, (5) the amount of the L/C Reimbursement Obligations due and payable or paid and (6) any other payment received by the Administrative Agent from the Borrower and its application to the Obligations.

(c)           Registered Obligations.  Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans and, in the case of Revolving Loans, the corresponding obligations to participate in L/C Obligations and Swing Loans) and the L/C Reimbursement Obligations are registered obligations, the right, title and interest of the Lenders and the L/C Issuers and their assignees in and to such Loans or L/C Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein.  This Section 2.14 and Section 11.2 shall be construed so that the Loans and L/C Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c) (2) of the Code and any related regulations (and any successor provisions).

(d)           Prima Facie Evidence.  The entries made in the Register and in the accounts maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that no error in such account and no failure of any Lender or the Administrative Agent to maintain any such account shall affect the obligations of any Loan Party to repay the Loans in accordance with their terms.  In addition, the Loan Parties, the Administrative Agent, the Lenders and the L/C Issuers shall treat each Person whose name is recorded in the Register as a Lender or L/C Issuer, as applicable, for all purposes of this Agreement.  Information contained in the Register with respect to any Lender or any L/C Issuer shall be available for access by the Borrower, the Administrative Agent, such Lender or such L/C Issuer at any reasonable time and from time to time upon reasonable prior notice.  No

Lender or L/C Issuer shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender or L/C Issuer unless otherwise agreed by the Administrative Agent.

(e)           Notes.  Upon any Lender’s request, the Borrower shall promptly execute and deliver Notes to such Lender evidencing the Loans of such Lender in a Facility and substantially in the form of Exhibit B; provided, however, that only one Note for each Facility shall be issued to each Lender, except (i) to an existing Lender exchanging existing Notes to reflect changes in the Register relating to such Lender, in which case the new Notes delivered to such Lender shall be dated the date of the original Notes and (ii) in the case of loss, destruction or mutilation of existing Notes and similar circumstances.  Each Note, if issued, shall only be issued as means to evidence the right, title or interest of a Lender or a registered assignee in and to the related Loan, as set forth in the Register, and in no event shall any Note be considered a bearer instrument or obligation.

Section 2.15          Suspension of Eurodollar Rate Option.  Notwithstanding any provision to the contrary in this Article 2, the following shall apply:

(a)           Interest Rate Unascertainable, Inadequate or Unfair.  In the event that (a) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate is determined or (b) the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall promptly so notify the Borrower and the Lenders, whereupon the obligation of each Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until the Administrative Agent shall notify the Borrower that the Required Lenders have determined that the circumstances causing such suspension no longer exist.

(b)           Illegality.  If any Lender determines that the introduction of, or any change in or in the interpretation of, any Requirement of Law after the date of this Agreement shall make it unlawful, or any Governmental Authority shall assert that it is unlawful, for any Lender or its applicable lending office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, the obligation of such Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until such Lender shall, through the Administrative Agent, notify the Borrower that it has determined that it may lawfully make Eurodollar Rate Loans.

(c)           Effect of Suspension.  If the obligation of any Lender to make or to continue Eurodollar Rate Loans is suspended, (A) the obligation of such Lender to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, (B) such Lender shall make a Base Rate Loan at any time such Lender would otherwise be obligated to make a Eurodollar Rate Loan, (C) the Borrower may revoke any pending Notice of Borrowing or Notice of Conversion or Continuation to make or continue any Eurodollar Rate Loan or to convert any Base Rate Loan into a Eurodollar Rate Loan and (D) each Eurodollar Rate Loan of such Lender shall automatically and immediately (or, in the case of any suspension pursuant to clause (a) above, on the last day of the current Interest Period thereof) be converted into a Base Rate Loan.

Section 2.16          Breakage Costs; Increased Costs; Capital Requirements.  (a) Breakage Costs.  The Borrower shall compensate each Lender, upon demand from such Lender to the Borrower Representative (with copy to the Administrative Agent), for all Liabilities (including, in each case, those incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to prepare to fund, to fund or to maintain the Eurodollar Rate Loans of such Lender to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may incur (a) to the extent, for any reason other than solely by reason of such Lender being a Non-Funding Lender, a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation or in a similar request made by telephone by the Borrower, (b) to the extent any Eurodollar Rate Loan is paid (whether through a scheduled, optional or mandatory prepayment) or converted to a Base Rate Loan (including because of Section 2.15) on a date that is not the last day of the applicable Interest Period or (c) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof.  For purposes of this clause (a), each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it using a matching deposit or other borrowing in the London interbank market.

(b)           Increased Costs.  If at any time any Lender or L/C Issuer determines that, after the date hereof, the adoption of, or any change in or in the interpretation, application or administration of, or compliance with, any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority shall have the effect of (i) increasing the cost to such Lender of making, funding or maintaining any Eurodollar Rate Loan or to agree to do so or of participating, or agreeing to participate, in extensions of credit, (ii) increasing the cost to such L/C Issuer of Issuing or maintaining any Letter of Credit or of agreeing to do so or (iii) imposing any other cost to such Lender or L/C Issuer with respect to compliance with its obligations under any Loan Document, then, upon demand by such Lender or L/C Issuer (with copy to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender or L/C Issuer amounts sufficient to compensate such Lender or L/C Issuer for such increased cost.

(c)           Increased Capital Requirements.  If at any time any Lender or L/C Issuer determines that, after the date hereof, the adoption of, or any change in or in the interpretation, application or administration of, or compliance with, any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority regarding capital adequacy, reserves, special deposits, compulsory loans, insurance charges against property of, deposits with or for the account of, Obligations owing to, or other credit extended or participated in by, any Lender or L/C Issuer or any similar requirement (in each case other than any imposition or increase of Eurodollar Reserve Requirements) shall have the effect of reducing the rate of return on the capital of such Lender’s or L/C Issuer (or any corporation controlling such Lender or L/C Issuer) as a consequence of its obligations under or with respect to any Loan Document or Letter of Credit to a level below that which, taking into account the capital adequacy policies of such Lender, L/C Issuer or corporation, such Lender, L/C Issuer or corporation could have achieved but for such adoption or change, then, upon demand from time to time by such Lender or L/C Issuer (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender amounts sufficient to compensate such Lender for such reduction.

(d)           Compensation Certificate.  Each demand for compensation under this Section 2.16 shall be accompanied by a certificate of the Lender or L/C Issuer claiming such compensation, setting forth the amounts to be paid hereunder, which certificate shall be conclusive, binding and final for all purposes, absent manifest error.  In determining such amount, such Lender or L/C Issuer may use any reasonable averaging and attribution methods.  Notwithstanding the foregoing in this Section 2.16, no Loan Party shall be required to compensate any Lender or L/C Issuer pursuant to this Section 2.16 for any amount incurred more than 180 days prior to the deliver of such certificate; provided, however, that such period shall be extended in the case of a reduction caused by any event having a retroactive effect to include the period of retroactive effect).

Section 2.17          Taxes.  (a) Payments Free and Clear of Taxes.  Except as otherwise provided in this Section 2.17, each payment by any Loan Party to, on behalf of, or at the direction of, any Secured Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings imposed, levied, collected, assessed or administered by an Governmental Authority and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding the taxes set forth in clauses (i) and (ii) below, the “Taxes”) other than for (i) taxes measured by net income (however denominated, including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on such Secured Party as a result of a present or former connection between such Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document) or (ii) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by any Secured Party to deliver the documentation required to be delivered pursuant to clause (f) below.

(b)           Gross-Up.  If any Taxes shall be required by law to be deducted from or in respect of any amount payable under any Loan Document (other than any Secured Hedging Agreement) to any Secured Party (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 2.17), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Loan Party shall make such deductions, (iii) the relevant Loan Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the relevant Loan Party shall deliver to the Administrative Agent an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to the Administrative Agent; provided, however, that no such increase shall be made with respect to, and no Loan Party shall be required to indemnify any such Secured Party pursuant to clause (d) below for, (x) withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Secured Party became a “Secured Party” under this Agreement in the capacity under which such Secured Party makes a claim under this clause (b), designated a new lending office through which it has begun to maintain its Loan(s) and which maintenance through such office causes such increase or experiences a change in circumstances (other than a change in a Requirement of Law), except in each case to the extent such Secured Party is a direct or indirect assignee (other than pursuant to Section 2.18 (Substitution of Lenders)) of any other Secured Party that was entitled, at the time the assignment of such other Secured Party became effective or such Secured Party was entitled at the time of designation of a new lending office or change in circumstances to receive additional amounts under this clause (b) or (y) any United States backup withholding tax to the extent required by Code Section 3406 and the Treasury Regulations promulgated under such section to be withheld from amounts payable to a Secured Party that is subject to backup withholding due to the IRS notifying the Administrative Agent or the Borrower of payee underreporting of reportable interest or dividend payments or that the furnished taxpayer identification number is incorrect (provided, however, that the relevant Secured Party shall be given a reasonable period of time to provide the correct taxpayer identification number before any amounts are withheld).

(c)           Other Taxes.  In addition, the Borrower agrees to pay, and authorizes the Administrative Agent to pay in its name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”).  The Swingline Lender may, without any need for notice, demand or consent from the Borrower, by making funds available to the Administrative Agent in the amount equal to any such payment, make a Swing Loan to the Borrower in such amount, the proceeds of which shall be used by the Administrative Agent in whole to make such payment.  Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.11, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to the Administrative Agent.

(d)           Indemnification.  The Borrower shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to the Administrative Agent), each Secured Party for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  A certificate of the Secured Party (or of the Administrative Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Borrower Representative with copy to the Administrative Agent, shall be conclusive, binding and final for all purposes, absent manifest error.  In determining such amount, the Administrative Agent and such Secured Party may use any reasonable averaging and attribution methods.  Failure or delay on the part of any Secured Party to demand indemnification pursuant to this Section 2.17(d) shall not constitute a waiver of such Secured Party’s right to demand and receive indemnification from Loan Parties; provided, however that the Borrower shall not have any obligation to indemnify the Secured Party for (i) any additional interest related to any Taxes or Other Taxes to the extent that such additional interest represents interest accrued for the period beginning 180 days after the date the Secured Party received written notice of the imposition of such Taxes or Other Taxes and ending on the date the Secured Party notified the Borrower or Borrower Representative of the same (to the extent such Secured Party failed to notify the Borrower or Borrower Representative during such 180-day period) or (ii) additional penalties to the extent such additional penalties are incurred as a result of such Secured Party’s failure to notify the Borrower or Borrower Representative within the 180-day period referred to in the preceding clause (i).

(e)           Mitigation.  Any Lender claiming any additional amounts payable pursuant to this Section 2.17 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its lending office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(f)            Tax Forms.  (i) Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding tax or is subject to such withholding tax at a reduced rate under an applicable tax treaty shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Borrower Representative or the Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide the Administrative Agent and the Borrower Representative (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable:  (a) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) or any successor forms, (b) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to the Administrative Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c) (3)(a) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c) (3)(b) of the Code or (3) a “controlled foreign corporation” described in Section 881(c) (3)(c) of the Code or (c) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents.  For the avoidance of doubt, the foregoing sentence shall not be construed to require any Non-U.S. Lender Party to provide a form that it is not legally entitled to provide.  Unless the Borrower Representative and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Loan Parties and the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.  In addition, to the extent requested by the Borrower, each Non-U.S. Lender Party shall take any reasonable action permissible under the laws applicable to such Non-U.S. Lender Party to comply with any information gathering or reporting requirements, in each case, that are required to obtain the maximum permitted exemption from U.S. federal withholding taxes available under

Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof with respect to withholdable payments received by or on behalf of such Non-U.S. Lender Party (for the avoidance of doubt, this sentence shall apply only to the extent that any withholding is required under Sections 1471 through 1474 of the Code in respect of such payments).

(i)            Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by the Borrower Representative or the Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide the Administrative Agent and the Borrower Representative (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(ii)           Each Lender having sold a participation in any of its Obligations or identified an SPV as such to the Administrative Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them to the Administrative Agent.

(g)           If a Secured Party determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by any Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expense of such Secured Party and without interest (other than interest paid by the relevant Governmental Authority with respect to the portion of such refund payable to such Loan Party); provided, that Loan Parties, upon the request of such Secured Party, agree to repay to such Secured Party the amount paid over to the Loan Parties (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Secured Party is required to repay such refund to such Governmental Authority.  This clause (g) shall not be construed to require any Secured Party to make available or otherwise disclose any confidential information or documentation (including, without limitation, any tax returns) to any Person (including any party hereto) or otherwise make any accounting of or with respect to any tax refund to any Person.

Section 2.18          Substitution of Lenders.  (a) Substitution Right.  In the event that any Lender in any Facility that is not an Affiliate of the Administrative Agent (an “Affected Lender”), (i) makes a claim under clause (b) (Increased Costs) or (c) (Increased Capital Requirements) of Section 2.16, (ii) notifies the Borrower Representative pursuant to Section 2.15(b) (Illegality) that it becomes illegal for such Lender to continue to fund or make any Eurodollar Rate Loan in such Facility, (iii) makes a claim for payment pursuant to Section 2.17(b) (Taxes), (iv) becomes a Non-Funding Lender or Impacted Lender with respect to such Facility or (v) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Required Lenders is obtained but that requires the consent of other Lenders in such Facility, the Borrower may either pay in full such Affected

Lender with respect to amounts due in such Facility with the consent of the Administrative Agent or substitute for such Affected Lender in such Facility any Lender or any Affiliate or Approved Fund of any Lender or any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Administrative Agent (in each case, a “Substitute Lender”).  Notwithstanding the foregoing, with respect to a Lender that is a Non-Funding Lender or an Impacted Lender, the Administrative Agent may, but shall not be obligated to, obtain a Substitute Lender and execute an Assignment on behalf of such Non-Funding Lender or Impacted Lender at any time with three Business’ Days prior notice to such Non-Funding Lender or Impacted Lender (unless notice is not practicable under the circumstances) and cause such Lender’s Loans and Commitments to be sold and assigned, in whole or in part, at par.

(b)           Procedure.  To substitute such Affected Lender or pay in full the Obligations owed to such Affected Lender under such Facility, the Borrower Representative shall deliver a notice to the Administrative Agent and such Affected Lender.  The effectiveness of such payment or substitution shall be subject to the delivery to the Administrative Agent by the Borrower (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Lender with respect to such Facility (including those that will be owed because of such payment and all Obligations that would be owed to such Lender if it was solely a Lender in such Facility), (ii) in the case of a payment in full of the Obligations owing to such Affected Lender in the Revolving Credit Facility, payment of any amount that, after giving effect to the termination of the Commitment of such Affected Lender, is required to be paid pursuant to Section 2.8(e) (Excess Outstandings) and (iii) in the case of a substitution, (A) payment of the assignment fee set forth in Section 11.2(c) and (B) an assumption agreement in form and substance satisfactory to the Administrative Agent whereby the Substitute Lender shall, among other things, agree to be bound by the terms of the Loan Documents and assume the Commitment of the Affected Lender under such Facility.

(c)           Effectiveness.  Upon satisfaction of the conditions set forth in clause (b) above, the Administrative Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full in any Facility, such Affected Lender’s Commitments in such Facility shall be terminated and (ii) in the case of any substitution in any Facility, (A) the Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents with respect to such Facility, except that the Affected Lender shall retain such rights expressly providing that they survive the repayment of the Obligations and the termination of the Commitments, (B) the Substitute Lender shall become a “Lender” hereunder having a Commitment in such Facility in the amount of such Affected Lender’s Commitment in such Facility and (C) the Affected Lender shall execute and deliver to the Administrative Agent an Assignment to evidence such substitution and deliver any Note in its possession with respect to such Facility; provided, however, that the failure of any Affected Lender to execute any such Assignment or deliver any such Note shall not render such sale and purchase (or the corresponding assignment) invalid.  Each Lender agrees that if the Borrower or the Administrative Agent exercises its option hereunder to cause an assignment by such Lender as an Affected Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 11.2.  In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent, and hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any assignment agreement or other documentation as may be required to give effect to an assignment in accordance with Section 11.2 on behalf of an Affected Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 11.2.

Section 2.19          Appointment of Borrower Representative.

(a)           Each Borrower hereby irrevocably appoints and constitutes the Borrower Representative as its agent to request and receive the proceeds of advances in respect of the Loans (and to otherwise act on behalf of such Borrower pursuant to this Agreement and the other Loan Documents) from Lenders in the name or on behalf of each such Borrower.  Administrative Agent may disburse such proceeds to the bank account of Borrower Representative (or any one or more Borrower) without notice to any other Borrower or any other Loan Party.

(b)           Each Loan Party hereby irrevocably appoints and constitutes the Borrower Representative as its agent to (i) receive statements of account and all other notices from Administrative Agent with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents, (ii) execute and deliver Compliance Certificates and all other notices, certificates and documents to be executed and/or delivered by any Loan Party under this Agreement or the other Loan Documents; and (iii) otherwise act on behalf of such Loan Party pursuant to this Agreement and the other Loan Documents.

(c)           The authorizations contained in this Section 2.19 are coupled with an interest and shall be irrevocable, and Administrative Agent may rely on any notice, request, information supplied by the Borrower Representative, every document executed by the Borrower Representative, every agreement made by the Borrower Representative or other action taken by the Borrower Representative in respect of any Borrower or other Loan Party as if the same were supplied, made or taken by such Borrower or Loan Party.  Without limiting the generality of the foregoing, the failure of one or more Borrower or other Loan Party to join in the execution of any writing in connection herewith shall not relieve any Borrower or other Loan Party from obligations in respect of such writing.

(d)           No purported termination of the appointment of Borrower Representative as agent shall be effective without the prior written consent of Administrative Agent.

Section 2.20          Joint and Several Liability.

(a)           Each Borrower shall be jointly and severally liable for all of the Obligations of each other Borrower under this Agreement, regardless of which Borrower actually receives the proceeds or other benefits of the Loans or other extensions of credit hereunder or the manner in which Borrower, Administrative Agent or any Lender accounts therefor in their respective books and records.

(b)           Each Borrower acknowledges that it will enjoy significant benefits from the business conducted by each other Borrower because of, inter alia, their combined ability to bargain with other Persons including without limitation their ability to receive the Loans and other credit extensions under this Agreement and the other Loan Documents which would not have been available to any Borrower acting alone.  Each Borrower has determined that it is in its best interest to procure the credit facilities contemplated hereunder, with the credit support of each other Borrower as contemplated by this Agreement and the other Loan Documents.

(c)           Each of the Agent and the Lenders have advised Borrowers that it is unwilling to enter into this Agreement and the other Loan Documents and make available the credit facilities extended hereby or thereby to any Borrower unless each Borrower agrees, among other things, to be jointly and severally liable for the due and proper payment of the Obligations of each other Borrower under this Agreement and the other Loan Documents.  Each Borrower has determined that it is in its best interest and in pursuit of its purposes that it so induce the Lenders to extend credit pursuant to this Agreement and the other documents executed in connection herewith (A) because of the desirability to each Borrower of the credit facilities hereunder and the interest rates and the modes of borrowing available hereunder and thereunder, (B) because each Borrower may engage in transactions jointly with other Borrowers and (C) because each Borrower may require, from time to time, access to funds under this Agreement for the purposes herein set forth.  Each Borrower, individually, expressly understands, agrees and acknowledges, that the credit facilities contemplated hereunder would not be made available on the terms herein in the absence of the collective credit of all the Borrowers, and the joint and several liability of all the Borrowers.  Accordingly, each Borrower acknowledges that the benefit of the accommodations made under this Agreement to the Borrower, as a whole, constitutes reasonably equivalent value, regardless of the amount of the indebtedness actually borrowed by, advanced to, or the amount of credit provided to, or the amount of collateral provided by, any one Borrower.

(d)           The Borrower Representative (on behalf of each Borrower) shall maintain records specifying (A) all Obligations incurred by each Borrower, (B) the date of such incurrence, (C) the date and amount of any payments made in respect of such Obligations and (D) all inter-Borrower obligations pursuant to this Section.  The Borrower Representative shall make copies of such records available to the Agent, upon request.

(e)           To the extent that applicable law otherwise would render the full amount of the joint and several obligations of any Borrower hereunder and under the other Loan Documents invalid or unenforceable, such Person’s obligations hereunder and under the other Loan Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability; provided, however, that each Borrower’s obligations hereunder and under the other Loan Documents shall be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof, as if this Section were not a part of this Agreement.

(f)            To the extent that any Borrower shall make a payment under this Section of all or any of the Obligations (a “Joint Liability Payment”) which, taking into account all other Joint Liability Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Joint Liability Payments in the same proportion that such Person’s “Allocable Amount” (as defined below) (as determined immediately prior to such Joint Liability Payments) bore to the aggregate Allocable Amounts of each Borrower as determined immediately prior to the making of such Joint Liability Payments, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Joint Liability Payments.  As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Section without rendering such claim voidable or avoidable under §548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(g)           Each Borrower assumes responsibility for keeping itself informed of the financial condition of each other Borrower, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Borrower’s Obligations, and of all other circumstances bearing upon the risk of nonpayment by such other Borrower of their Obligations and each Borrower agrees that Administrative Agent nor any Lender shall not have any duty to advise such Borrower of information known to Administrative Agent or any Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine.  If Administrative Agent or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, Administrative Agent nor any Lender shall be under any obligation to update any such information or to provide any such information to such Borrower or any other Person on any subsequent occasion.

(h)           Administrative Agent is hereby authorized, without notice or demand and without affecting the liability of any Borrower hereunder, to, at any time and from time to time, (A) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, Obligations incurred by any Borrower or other Loan Party, otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by any Borrower or other Loan Party and delivered to Administrative Agent or any Lender; (B) accept partial payments on an Obligation incurred by any Borrower; (C) take and hold security or collateral for the payment of an Obligation incurred by any Borrower hereunder or for the payment of any guaranties of an Obligation incurred by any Borrower or other liabilities of any Borrower and exchange, enforce, waive and release any such security or collateral; (D) apply such security or collateral and direct the order or manner of sale thereof as Administrative Agent, in it’s sole respective discretion, may determine; and (E) settle, release, compromise, collect or otherwise liquidate an Obligation incurred by any Borrower and any security or collateral therefor in any manner, without affecting or impairing the obligations of any other Borrower.  Administrative Agent shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower or any other source, and such determination shall be binding on each Borrower.  All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of an Obligation incurred by any Borrower as Administrative Agent shall determine in it’s respective sole discretion without affecting the validity or enforceability of the Obligations of any other

Borrower.  Nothing in this Section 2.20(h) shall modify any right of any Borrower to consent to any amendment or modification of this Agreement in accordance with the terms hereof.

(i)            Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (A) the absence of any attempt to collect an Obligation incurred by Borrower from any Borrower or any guarantor or other action to enforce the same; (B) the waiver or consent by Administrative Agent with respect to any provision of any instrument evidencing an Obligation incurred by Borrower, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Administrative Agent; (C) failure by Administrative Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for an Obligation incurred by any Borrower; (D) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against any Borrower or other Loan Party, Administrative Agent’s or any Lender’s election in any such proceeding of the application of §1111(b)(2) of the Bankruptcy Code; (E) any borrowing or grant of a security interest by any Borrower as debtor-in-possession under §364 of the Bankruptcy Code; (F) the disallowance, under §502 of the Bankruptcy Code, of all or any portion of Administrative Agent’s or any Lender’s claim(s) for repayment of any of an Obligation incurred by any Borrower; or (G) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(j)            Any notice given by Borrower Representative hereunder shall constitute and be deemed to be notice given by all Borrowers, jointly and severally.  Notice given by Administrative Agent or any Lender to Borrower Representative hereunder or pursuant to any other Loan Documents in accordance with the terms hereof or thereof shall constitute notice each Borrower.  The knowledge of any Borrower shall be imputed to all Borrowers and any consent by Borrower Representative or any Borrower shall constitute the consent of and shall bind all Borrowers.

(k)           This Section is intended only to define the relative rights of Borrower and nothing set forth in this Section is intended to or shall impair the obligations of Borrower, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement or any other Loan Documents.  Nothing contained in this Section shall limit the liability of any Borrower to pay the credit facilities made directly or indirectly to such Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(l)            The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of each Borrower to which such contribution and indemnification is owing.  The rights of any indemnifying Borrower against the other Borrowers under this Section shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

(m)          No payment made by or for the account of a Borrower, including, without limitation, (A) a payment made by such Borrower on behalf of an Obligation of another Borrower or (B) a payment made by any other person under any guaranty, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of property of such other Borrower and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder.

Section 2.21          Revolving Credit Commitment Increase.

(a)           Request for Commitment Increase.  Provided (i) no Default or Event of Default exists, (ii) after giving effect to the making of the additional loans referred to below, Borrower would be in compliance on a pro forma basis with the covenants set forth in Article 5, and (iii) such proposed increase is permitted pursuant to the terms of the Indenture, Borrower may, with the prior consent of the Administrative Agent (which consent may be granted or withheld in its sole discretion) and upon providing notice from Borrower Representative to the Administrative Agent at any time following the Closing Date request one or more increases in the amount of the Revolving Credit Commitments to be made available to Borrower (each such increase a “Revolving Credit Commitment Increase”).  Notwithstanding anything to the contrary herein, each Revolving Credit Commitment Increase shall be in an integral multiple of $1,000,000 and in an aggregate principal amount not less than $1,000,000.

(b)           Additional Lenders.  At the time of such notice, Borrower (in consultation with Administrative Agent) shall specify the time period within which each Lender is requested to respond in writing (which shall, in no event, be less than ten (10) Business Days from the date of delivery of such notice to Lenders).  No Lender shall be obligated to participate in any Revolving Credit Commitment Increase unless it so agrees.  Each Lender may participate in any Revolving Credit Commitment Increase up to its Pro Rata Share of such Revolving Credit Commitment Increase or any portion thereof.  If the proposed Revolving Credit Commitment Increase is not fully committed by the Lenders, any Lender that has agreed to participate in such Revolving Credit Commitment Increase may agree in writing to increase its participation in the Revolving Credit Commitment Increase up to the excess of the proposed Revolving Credit Commitment Increase over the aggregate amount of pro rata commitments received from Lenders; provided that if the excess of the proposed Revolving Credit Commitment Increase over the aggregate amount of pro rata commitments received from Lenders is oversubscribed, each Lender electing to participate in such excess amount may participate up to its Pro Rata Share of such excess amount.   To the extent any portion of such Revolving Credit Commitment Increase, as the case may be, is not fully subscribed by existing Lenders, Borrower or Administrative Agent may invite additional banks, financial institutions and other institutional lenders reasonably acceptable to Administrative Agent to become Lenders.  Any additional financial institution (each an “Additional Lender” and, together with any Lender that agrees to participate in a Revolving Credit Commitment Increase, each a “Participating Lender” and collectively “Participating Lenders”) electing to participate in a Revolving Credit Commitment Increase shall become a Lender hereunder.  A commitment in respect of a Revolving Credit Commitment Increase shall become a Revolving Credit Commitment (or in the case of a Revolving Credit Commitment Increase to be provided by an existing Revolving Lender, an increase in such Revolving Lender’s Revolving Credit Commitment) under this Agreement.

(c)           Terms of Revolving Credit Commitment Increase.  Other than pricing, each Revolving Credit Commitment Increase and Borrowing thereunder shall be under the same terms as Revolving Loans in respect of Revolving Credit Commitments existing prior to the Revolving Credit Commitment Increase.  Notwithstanding the foregoing, unless otherwise consented to by Borrower, Administrative Agent, and Lenders (including Participating Lenders), the Loans made under a Revolving Credit Commitment Increase shall bear interest at an interest rate no less than the interest rate then applicable to the Revolving Loans so funded and no more than fifty (50) basis points greater than the interest rate then applicable to Revolving Loans.  If Loans made under a Revolving Credit Commitment Increase shall bear interest at an interest rate greater than the interest rate then applicable to Revolving Loans, then the interest rate with respect to the then existing Revolving Loans, as applicable, shall be increased to the same interest rate as is applicable to the Revolving Loans, respectively, made under such Revolving Credit Commitment Increase.   In addition, but without limiting the foregoing, (i) except as provided in the following sentence the percentage of all fees or original issue discounts payable to any Participating Lender on any Revolving Credit Commitment Increase (other than compensation to arrangers or their Affiliates for arranging or underwriting such Revolving Credit Commitment Increase) shall not exceed the percentage of the upfront fees paid to any existing Lender on the outstanding Revolving Loans by more than two hundred (200) basis points and (ii) each component utilized in determining the pricing with respect thereto shall be the same as the Revolving Loans including, without limitation, the definitions of “Base Rate” and “LIBOR.”  If the percentage of fees or original issue discounts payable to any Participating Lender on account of such Participating Lender’s participation in any Revolving Credit Commitment Increase (other than compensation to arrangers or their Affiliates for arranging or underwriting such Revolving Credit Commitment Increase) exceeds the percentage of the upfront fees paid to any Lender on the Closing Date on account of such Lender’s Revolving Credit Commitment on the Closing Date by more than two hundred (200) basis points, then each Lender that was a Lender on the Closing Date (including a Lender that is not a Participating Lender) shall receive additional fees with respect to its Revolving Credit Commitment equal to the percentage of fees or original issue discounts paid to such Participating Lender on account of such Participating Lender’s participation in such Revolving Credit Commitment Increase less two hundred (200) basis points.

(d)           Modifications to Agreement.  Administrative Agent and Borrower shall determine the effective date (the “Commitment Increase Effective Date”) of each Revolving Credit Commitment Increase and the final allocation.  Each Participating Lender shall make its share of the Revolving Credit Commitment Increase available under this Agreement pursuant to an amendment (a “Commitment Increase Amendment”) to this Agreement and the other Financing Documents, as applicable, giving effect to the modifications permitted by this Section 2.22, executed by the Loan Parties, each Participating Lender and Administrative Agent.  Subject to the rights of Lenders pursuant to Section 11.1 hereof, a Commitment Increase Amendment may, without the consent of any other Lender, amend such provisions of this Agreement and the other Financing Documents solely (but only to the extent) as may be necessary or appropriate, in the opinion of Administrative Agent, to effect the provisions of this Section 2.22, (including appropriate amendments to the definitions) required to afford the same treatment to such Revolving Credit Commitment Increase as is applicable to the Revolving Credit Commitments under the Agreement.

(e)           Other Documents.  As a condition precedent to any Revolving Credit Commitment Increase, Borrower shall deliver to Administrative Agent a certificate, executed by a Responsible Officer of Borrower Representative, certifying that such proposed increase is permitted pursuant to the terms of the Indenture, together with such documents, opinions and certifications as Administrative Agent may reasonably request.

(f)            Adjustment of Revolving Loans.  Each Revolving Lender having a Revolving Credit Commitment prior to such Commitment Increase Effective Date shall, on such date, assign to each Revolving Lender and Additional Lender participating in such Revolving Credit Commitment Increase, in consideration of the principal amount thereof, such interests in the Revolving Loans, Lender Letters of Credit and Swingline Loans outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans, participation interests in Lender Letters of Credit and Swingline Loans will be held by all Revolving Lenders (inclusive of Additional Lenders) ratably in accordance with their Revolving Credit Commitments after giving effect to such Revolving Credit Commitment Increase.

ARTICLE 3

CONDITIONS TO LOANS AND LETTERS OF CREDIT

Section 3.1            Conditions Precedent to Initial Loans and Letters of Credit.  The obligation of each Lender enter into this Agreement and the other Loan Documents and to make its initial Loans and the obligation of each L/C Issuer to Issue an initial Letter of Credit is subject to the satisfaction or due waiver of each of the following conditions precedent on or before May 13, 2010:

(a)           Certain Documents.  The Administrative Agent shall have received on or prior to the Closing Date each of the following, each dated the Closing Date unless otherwise agreed by the Administrative Agent and the Lenders party to this Agreement on the Closing Date, in form and substance satisfactory to the Administrative Agent and each Lender:

(i)            this Agreement duly executed by Holdings and the Borrower and, for the account of each Lender having requested the same by notice to the Administrative Agent and the Borrower received by each at least 3 Business Days prior to the Closing Date (or such later date as may be agreed by the Borrower), Notes in each applicable Facility conforming to the requirements set forth in Section 2.14(e);

(ii)           the Guaranty and Security Agreement, duly executed by each Borrower and Guarantor, together with (A) copies of UCC, Intellectual Property and other appropriate search reports and of all effective prior filings listed therein, together with evidence of the termination of such prior filings and other documents with respect to the priority of the security interest of the Administrative Agent in the Collateral, in each case as may be reasonably requested by the Administrative Agent, (B) all documents representing all Securities being pledged pursuant to such Guaranty and Security Agreement and related undated powers or endorsements duly executed in blank and (C) all Control Agreements that, in the reasonable judgment of the Administrative Agent, are required for the Loan Parties to comply with the Loan Documents as of the Closing Date, each duly executed by, in addition to the applicable Loan Party, the applicable financial institution;

(iii)          duly executed favorable opinions of counsel to the Loan Parties in New York and California, each addressed to the Administrative Agent, the L/C Issuers and the Lenders and addressing such matters as the Administrative Agent may reasonably request;

(iv)          a copy of each Constituent Document of each Loan Party that is on file with any Governmental Authority in any jurisdiction, certified as of a recent date by such Governmental Authority, together with, if applicable, certificates attesting to the good standing of such Loan Party in such jurisdiction and each other jurisdiction where such Loan Party is qualified to do business as a foreign entity or where such qualification is necessary (and, if appropriate in any such jurisdiction, related tax certificates);

(v)           a certificate of the secretary or other officer of each Loan Party in charge of maintaining books and records of such Loan Party certifying as to (A) the names and signatures of each officer of such Loan Party authorized to execute and deliver any Loan Document, (B) the Constituent Documents of such Loan Party attached to such certificate are complete and correct copies of such Constituent Documents as in effect on the date of such certification (or, for any such Constituent Document delivered pursuant to clause (iv) above, that there have been no changes from such Constituent Document so delivered) and (C) the resolutions of such Loan Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of each Loan Document to which such Loan Party is a party;

(vi)          one or more certificates of a Responsible Officer of the Borrower to the effect that (A) each condition set forth in Section 3.1(n) has been satisfied, (B) both the Loan Parties taken as a whole and Oncure, individually, are Solvent after giving effect to the initial Loans and Letters of Credit, the consummation of the Related Transactions, the application of the proceeds thereof in accordance with Section 7.9 (or in the case of the proceeds of the Second Lien Notes, in accordance with Sections 3.1(e) and (f)) and the payment of all estimated legal, accounting and other fees and expenses related hereto and thereto and (C) attached thereto are complete and correct copies of each Related Document (other than the payoff letter for the Existing Credit Agreement and the Existing Note Purchase Agreement) in each case, including schedules and exhibits thereto and together with all amendments, modifications, supplements and waivers thereto along with the Intercreditor Agreement, in form and substance satisfactory to the Administrative Agent with respect to the Second Lien Notes;

(vii)         insurance certificates in form and substance reasonably satisfactory to the Administrative Agent demonstrating that the insurance policies required by Section 7.5 are in full force and effect and have all endorsements required by such Section 7.5;

(viii)        duly executed Second Lien Intercreditor Agreement, in form and substance acceptable to Administrative Agent; and

(ix)           such other documents and information as any Lender through the Administrative Agent may reasonably request.

(b)           Fee and Expenses.  There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, its Related Persons, any L/C Issuer or any Lender, as the case may be, all fees and all reimbursements of costs or expenses, in each case due and payable under any Loan Document on or before the Closing Date.

(c)           Consents.  Each Loan Party shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary in connection with the consummation of the transactions contemplated in any Loan Document or Related Document (including the Related Transactions).

(d)           Second Lien Notes.  Receipt by the Administrative Agent of a certificate of the Borrower Representative’s chief financial officer certifying that Holdings shall have received gross proceeds of at least $210,000,000 in consideration of the issuance by it of the Second Lien Notes, upon terms, conditions and documentation reasonably satisfactory to the Administrative Agent.

(e)           Termination of Existing Credit Agreement.  Receipt by the Administrative Agent of evidence that the loans and other obligations under the Existing Credit Agreement have been repaid in full with the proceeds of the Second Lien Notes on the Closing Date and the commitments thereunder have been terminated and all Liens associated therewith have been released or otherwise terminated.

(f)            Termination of Existing Note Purchase Agreement.  Receipt by the Administrative Agent of evidence that the loans and other obligations under the Existing Note Purchase Agreement have been repaid in full with the proceeds of the Second Lien Notes on the Closing Date.

(g)           Capital; Equity and Second Lien Notes Structure.  Administrative Agent shall be reasonably satisfied with the corporate and capital structure of Holdings, each Borrower and any other Guarantor and their respective Subsidiaries and all legal and tax aspects relating thereto.

(h)           Ratings.  The corporate credit rating or corporate family rating, respectively, of Borrower shall be at least B by S&P and at least B2 by Moody’s.

(i)            No Material Adverse Change.  There shall not have occurred since December 31, 2009 any developments or events which individually or in the aggregate with other such circumstances has had or could reasonably be expected to have a Material Adverse Effect.

(j)            No Litigation.  There exists no pending or threatened Proceeding against any Loan Party or any of their respective Affiliates or respective assets in any court or administrative forum other than that which would not, in the aggregate, have a Material Adverse Effect.

(k)           Financial Statements; Projections.  Receipt by the Administrative Agent of, each to the satisfaction of Administrative Agent:

(i)            Pro forma estimated balance sheet of Holdings and its Subsidiaries at the Closing Date after giving effect to the issuance of the Second Lien Notes an all other transactions expected to be consummated on or prior to the Closing Date;

(ii)           reasonably satisfactory projections through December 31, 2015; and

(iii)          such other information as the Administrative Agent may reasonably request.

(l)            Management Services Agreement.  Administrative Agent shall have received collateral assignments of each Management Services Agreement and such other documents reasonably request to ensure Administrative Agent has a first-priority perfected lien on the PC Collateral.

(m)          Representations and Warranties; No Defaults.  The following statements shall be true on Closing Date:  (i) the representations and warranties set forth in any Loan Document shall be true and correct in all respects on and as of the Closing Date and (ii) no Default shall be continuing.

(n)           Other.  Receipt by the Administrative Agent and the Lenders of such other documents, instruments, agreements and information as reasonably requested by the Administrative Agent or any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, environmental matters, material contracts, debt agreements, property ownership, contingent liabilities, employment agreements, non-compete agreements and management of the Loan Parties and their Subsidiaries.

Section 3.2            Conditions Precedent to Each Loan and Letter of Credit.  The obligation of each Lender on any date to make any Loan and of each L/C Issuer on any date to Issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

(a)           Request.  The Administrative Agent (and, in the case of any Issuance, the relevant L/C Issuer) shall have received, to the extent required by Article 2, a written, timely and duly executed and completed Notice of Borrowing, Swingline Request or, as the case may be, L/C Request.

(b)           Representations and Warranties; No Defaults.  The following statements shall be true on such date, both before and after giving effect to such Loan or, as applicable, such Issuance:  (i) the representations and warranties set forth in any Loan Document shall be true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date and (ii) no Default shall be continuing.

(c)           Consolidated Fixed Charge Ratio.  The Borrower shall demonstrate to the Administrative Agent’s satisfaction that the Consolidated Fixed Charge Coverage Ratio (recomputed for the last month for which financial statements are available but without giving effect to the funding of such Loan or the issuance of such Letter of Credit) for Holdings is at least 1.00 to 1.00.

(d)           Maximum First Lien Principal Amount.  The Borrower shall demonstrate to the Administrative Agent’s satisfaction that, after giving effect to the funding of such Loan or the issuance of such Letter of Credit, the Revolving Credit Outstandings and the outstanding principal amount of any other [“First Lien Obligations”] and [“First Lien Letter of Credit Obligations”] as such terms are defined in the Intercreditor Agreement, collectively, do not exceed the amount set forth in, and calculated in accordance with, clause (a) of the definition of [“Maximum First Lien Principal Amount”] in the Intercreditor Agreement.

(e)           Additional Matters.  The Administrative Agent shall have received such additional documents and information as any Lender, through the Administrative Agent, may reasonably request.

The representations and warranties set forth in any Notice of Borrowing, Swingline Request or L/C Request (or any certificate delivered in connection therewith) shall be deemed to be made again on and as of the date of the relevant Loan or Issuance and the acceptance of the proceeds thereof or of the delivery of the relevant Letter of Credit.

Section 3.3            Determinations of Initial Borrowing Conditions.  For purposes of determining compliance with the conditions specified in Section 3.1, each Lender shall be deemed to be satisfied with each document and each other matter required to be satisfactory to such Lender unless, prior to the Closing Date, the Administrative Agent receives notice from such Lender specifying such Lender’s objections and such Lender has not made available its Pro Rata Share of any Borrowing scheduled to be made on the Closing Date.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the L/C Issuers and the Administrative Agent to enter into the Loan Documents, each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) represents and warrants to each of them each of the following on and as of each date applicable pursuant to Section 3.2:

Section 4.1            Corporate Existence; Compliance with Law.  Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its property, to lease or sublease any property it operates under lease or sublease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not have a Material Adverse Effect and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, lease, sublease, operation, occupation or conduct of business, except where the failure to obtain such Permits, make such filings or give such notices would not, in the aggregate, have a Material Adverse Effect.

Section 4.2            Loan and Related Documents.  (a) Power and Authority.  The execution, delivery and performance by each Loan Party of the Loan Documents and Related Documents to which it is a party and the consummation of the Related Transactions and other transactions contemplated therein (i) are within such Loan Party’s corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of holders of its Securities), (ii) do not (A) contravene such Loan Party’s Constituent Documents, (B) violate any applicable Requirement of Law except where such violation would not, in the aggregate, have a Material Adverse Effect, (C) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Loan Party or any of its Subsidiaries (including other Related Documents or Loan Documents) other than those that would not, in the aggregate, have a Material Adverse Effect and are not created or caused by, or a conflict, breach, default or termination or acceleration event under, any Loan Document or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of its Subsidiaries and (iii) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person, other than (A) with respect to the Loan Documents, the filings required to perfect the Liens created by the Loan Documents, and (B) those listed on Schedule 4.2 and that have been, or will be prior to the Closing Date, obtained or made, copies of which have been, or will be prior to the Closing Date, delivered to the Administrative Agent, and each of which on the Closing Date will be in full force and effect.

(b)           Due Execution and Delivery.  From and after its delivery to the Administrative Agent, each Loan Document and Related Document has been duly executed and delivered to the other parties thereto by each Loan Party party thereto, is the legal, valid and binding obligation of such Loan Party and is enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

(c)           Related Transactions.  Contemporaneous with the closing of the transactions contemplated by this Agreement, those transactions contemplated by the Second Lien Notes to be consummated on or prior to the date hereof have been so consummated (including without limitation the disbursement and transfer of all funds in connection therewith) in all material respects pursuant to the provisions of the applicable Related Documents, true and complete copies of which have been delivered to Administrative Agent, and in compliance, in all material respects, with all applicable Requirements of Law.

(d)           Second Lien Notes.  The Obligations constitute [“First Lien Obligations”] under and as defined in the Indenture.  No other Indebtedness qualifies as, or has been designated as, [“First Lien Obligations”] under the Indenture and no Indebtedness other than the Obligations is included in the definition of [“Credit Facilities”] under the Indenture.

Section 4.3            Ownership of Group Members.  Set forth on Schedule 4.3 is a complete and accurate list showing, as of the Closing Date, for each Loan Party, its jurisdiction of organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Closing Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower or Holdings.  All outstanding Stock of each of them has been validly issued, is fully paid and non-assessable (to the extent applicable) and, except in the case of Holdings, is owned beneficially and of record by a Loan Party (or, in the case of Oncure, by Holdings) free and clear of all Liens other than the security interests created by the Loan Documents and the Second Lien Notes Documents.  There are no Stock Equivalents with respect to the Stock of any Loan Party (other than Holdings) and, as of the Closing Date, except as set forth on Schedule 4.3, there are no Stock Equivalents with respect to the Stock of Holdings.  There are no Contractual Obligations or other understandings to which any Loan Party is a party with respect to (including any restriction on) the issuance, voting, Sale or pledge of any Stock or Stock Equivalent of any Loan Party or any such Subsidiary or joint venture.  Schedule 4.3 contains an accurate list of all Unconsolidated Operating Entities, setting forth their respective jurisdictions of organization and the percentage of their fully-diluted ownership of the equity securities owned by the Loan Party identified therein.  All of the issued and outstanding equity securities of such Unconsolidated Operating Entities owned by the Loan Parties have been duly authorized, validly issued, fully paid, and nonassessable.

Section 4.4            Financial Statements.  (a) Each of (i) the audited Consolidated balance sheet of Holdings as at December 31, 2009 and the related Consolidated statements of income, retained earnings and cash flows of Holdings for the Fiscal Year then ended, certified by Ernst & Young LLP, and (ii) subject to the absence of footnote disclosure and normal recurring year-end audit adjustments, the unaudited Consolidated balance sheets of Holdings as at February 28, 2010 and the related Consolidated statements of income, retained earnings and cash flows of Holdings for the two (2) months then ended, copies of each of which have been furnished to the Administrative Agent, fairly present in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated and for the periods indicated in accordance with GAAP.

(b)           On the Closing Date, (i) none of Holdings or its Subsidiaries has any material liability or other obligation (including Indebtedness, Guaranty Obligations, contingent liabilities and liabilities for taxes, long-term leases and unusual forward or long-term commitments) that is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto and not otherwise permitted by this Agreement and (ii) since the date of the unaudited Financial Statements referenced in clause (a)(ii) above, there has been no Sale of any material property of Holdings and its Subsidiaries and no purchase or other acquisition of any material property.

(c)           The Initial Projections have been prepared by the Borrower in light of the past operations of the business of the Holdings and its Subsidiaries and reflect projections for the 5 year period beginning on January 1, 2010 on a quarterly basis for the first year and on a year-by-year basis thereafter.  As of the Closing Date, the Initial Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of conditions and facts known to the Borrower as of the Closing Date and reflect the good faith, reasonable and fair estimates by the Borrower of the future Consolidated financial performance of Holdings and the other information projected therein for the periods set forth therein.

(d)           The unaudited Consolidated balance sheet of Holdings (the “Pro Forma Balance Sheet”) delivered to the Administrative Agent prior to the date hereof, has been prepared as of December 31, 2009 and reflects as of such date, on a Pro Forma Basis for the Related Transactions and the other transactions contemplated herein to occur on the Closing Date, the Consolidated financial condition of Holdings, and the assumptions expressed therein are reasonable based on the information available to Holdings and the Borrower at such date and on the Closing Date.

Section 4.5            Material Adverse Effect.  Since December 31, 2009, there have been no events, circumstances, developments or other changes in facts that would, in the aggregate, have a Material Adverse Effect.

Section 4.6            Solvency.  Both before and after giving effect to (a) the Loans and Letters of Credit made or Issued on or prior to the date this representation and warranty is made, (b) the disbursement of the proceeds of such Loans, (c) the consummation of the Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, and after taking into account the rights of contribution set forth in this Agreement and the other Loan Documents, both the Loan Parties taken as a whole and Oncure, individually, is Solvent.

Section 4.7            Litigation.  Except as set forth on Schedule 4.7, there are no pending (or, to the knowledge of any Loan Party, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting the Borrower or any other Loan Party with, by or before any Governmental Authority other than those that cannot reasonably be expected to draw into question the validity of any of the Loan Documents, the Letters of Credit or the Related Documents, the Related Transactions and the other transactions contemplated therein and would not, in the aggregate, have a Material Adverse Effect.

Section 4.8            Taxes.  All material federal, state, local and foreign income and franchise and other tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable to a Governmental Authority have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP.  No state or federal tax Lien has been filed in connection with any such contested taxes, except for Liens that have been stayed or specifically subordinated (whether expressly or by Requirement of Law) to the Lien of the Administrative Agent.   Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable

Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

Section 4.9            Margin Regulations.  The Borrower is not engaged in the business of extending credit for the purpose of, and no proceeds of any Loan or other extensions of credit hereunder will be used for the purpose of, buying or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board) or extending credit to others for the purpose of purchasing or carrying any such margin stock, in each case in contravention of Regulation T, U or X of the Federal Reserve Board.

Section 4.10          No Burdensome Obligations; No Defaults.  No Loan Party is a party to any Contractual Obligation, no Loan Party has Constituent Documents containing obligations, and, to the knowledge of any Loan Party, there are no applicable Requirements of Law, in each case the compliance with which would have, in the aggregate, a Material Adverse Effect.  Except as set forth on Schedule 4.10, no Loan Party (and, to the knowledge of each Loan Party, no other party thereto) is in default under or with respect to any Contractual Obligation of any Loan Party, other than those that would not, in the aggregate, have a Material Adverse Effect.

Section 4.11          Investment Company Act; Public Utility Holding Company Act.  No Group Member is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940.

Section 4.12          Labor Matters.  There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Loan Party, threatened) against or involving any Loan Party, except, for those that would not, in the aggregate, have a Material Adverse Effect.  Except as set forth on Schedule 4.12, as of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Loan Party, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Loan Party and (c) no such representative has sought certification or recognition with respect to any employee of any Loan Party.

Section 4.13          ERISA.  Schedule 4.13 sets forth, as of the Closing Date, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans.  Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies.  Except for those that would not, in the aggregate, have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Loan Party, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Loan Party incurs or otherwise has or could have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur.  On the Closing Date, no ERISA Event has occurred in connection with which material obligations and liabilities (contingent or otherwise) remain outstanding.  All contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by any Loan Party or any other member of the

Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable Requirement of Law; no Loan Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any Withdrawal Liability with respect to any such plan or received notice of any claim or demand for Withdrawal Liability or partial Withdrawal Liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and no Loan Party nor any member of the Controlled Group has received any notice that any Multiemployer Plan is in reorganization, that increased contributions to any such plan may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

Section 4.14          Environmental Matters.  Except as set forth on Schedule 4.14, (a) the operations of each Loan Party are, and have been for the prior three (3) years, in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, other than non-compliances that, in the aggregate, would not have a reasonable likelihood of resulting in Material Environmental Liabilities, (b) no Loan Party is party to, and no Loan Party and no real property currently (or to the knowledge of any Loan Party previously) owned, leased, subleased, operated or otherwise occupied by or for any Loan Party is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Loan Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice under or pursuant to any Environmental Law other than those that, in the aggregate, are not reasonably likely to result in Material Environmental Liabilities, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Loan Party and, to the knowledge of any Loan Party, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property, (d) no Loan Party has caused or suffered to occur a Release of Hazardous Materials at, to or from any real property of any Loan Party and each such real property is free of contamination by any Hazardous Materials except for such Release or contamination that could not reasonably be expected to result, in the aggregate, in Material Environmental Liabilities, (e) no Loan Party (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations, or (ii) knows of any facts, circumstances or conditions, including receipt of any information request or notice of potential responsibility under CERCLA or similar Environmental Laws, that, in the aggregate, would have a reasonable likelihood of resulting in Material Environmental Liabilities and (f) each Loan Party has made available to the Administrative Agent copies of all existing environmental reports, reviews and audits and all documents pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody or control.

Section 4.15          Intellectual Property.  Each Loan Party owns or licenses all Intellectual Property that that is material to the condition (financial or other), business or operations of such Loan Party.  To the knowledge of each Loan Party, (a) the conduct and operations of the businesses of each Group Member does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Group Member in, or relating to, any Intellectual

Property, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, have a Material Adverse Effect.  In addition, (x) there are no pending (or, to the knowledge of any Loan Party, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting any Loan Party with respect to, (y) no judgment or order regarding any such claim has been rendered by any competent Governmental Authority, no settlement agreement or similar Contractual Obligation has been entered into by any Loan Party, with respect to and (z) no Loan Party knows or has any reason to know of any valid basis for any claim based on, any such infringement, misappropriation, dilution, violation or impairment or contest, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, have a Material Adverse Effect.

Section 4.16          Title; Real Property.  (a)  Each Loan Party has good and marketable fee simple title to all material owned real property and valid leasehold interests in all material leased real property, and owns all material personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent balance sheet contained in the Financial Statements delivered by the Borrower, and none of such property is subject to any Lien except Permitted Liens.

(b)           Set forth on Schedule 4.16 is, as of the Closing Date, (i) a complete and accurate list of all real property owned in fee simple by any Loan Party or in which any Loan Party owns a leasehold interest setting forth, for each such real property, the current street address (including, where applicable, county, state and other relevant jurisdictions), the record owner thereof and, where applicable, each lessee and sublessee thereof and (ii) any lease, sublease, license or sublicense of such real property by any Loan Party.

Section 4.17          Full Disclosure.  The information prepared or furnished by or on behalf of any Loan Party in connection with any Loan Document or Related Document (including the information contained in any Financial Statement or Disclosure Document) or the consummation of any Related Transaction or any other transaction contemplated therein, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances when made, not misleading; provided, however, that projections contained therein are not to be viewed as factual and that actual results during the periods covered thereby may differ from the results set forth in such projections by a material amount.  All projections that are part of such information (including those set forth in any Projections delivered subsequent to the Closing Date) are based upon good faith estimates and stated assumptions believed to be reasonable and fair as of the date made in light of conditions and facts then known and, as of such date, reflect good faith, reasonable and fair estimates of the information projected for the periods set forth therein.

Section 4.18          Patriot Act.  No Group Member (and, to the knowledge of each Group Member, no joint venture or subsidiary thereof) is in violation in any material respects of any United States Requirements of Law relating to terrorism, sanctions or money laundering (the “Anti-Terrorism Laws”), including the United States Executive Order No. 13224 on Terrorist Financing (the “Anti-Terrorism Order”) and the Patriot Act.

Section 4.19          Management Services Agreements.  The Loan Parties have made available to Administrative Agent complete copies of the each Management Services Agreement including all schedules, exhibits and disclosure letters referred to therein or delivered pursuant thereto, if any, and all amendments thereto, waivers relating thereto and other side letters or written agreements affecting the term thereof.  None of such agreements and documents has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or agreement which has heretofore been made available to Administrative Agent.  Borrowers shall at all times render services at the Licensed Locations solely pursuant to a Management Services Agreement and in accordance in all material respects with the terms thereof.  The provisions of the Management Agreements describe procedures that are in accordance, and do not restrict the parties thereto from compliance, with the Medicare “anti-assignment” provisions, as set forth in 42 U.S.C. 1395u(b)(6).  The Management Services Agreements provide for the Borrower party thereto to perform administrative and support services to Professional Services Providers that are in accordance with “corporate practice of medicine” or similar Requirements of Law that are in effect in each state where a Licensed Location is located.

Section 4.20          Insurance.  As of the Closing Date, the insurance maintained by the Loan Parties is in full force and effect.  The Loan Parties are insured by financially sound and reputable insurers and such insurance is in amounts and covering such risks and liabilities as are in accordance with normal and prudent industry practice.

Section 4.21          Representations and Warranties Pertaining to Licensed Locations.  (a)  No Borrower is in violation of any Health Care Laws, except where any such violation would not have a Material Adverse Healthcare Effect;

(b)           Neither Borrower nor any Affiliate of Borrower has ever owned or operated a health care facility (including, without limitation, any Licensed Location) that has experienced a Material Adverse Healthcare Effect at any time while it was under the ownership or operation of Borrower or an Affiliate;

(c)           All Healthcare Permits that are issued to Borrower are valid and in full force and effect and each Borrower is in compliance with the terms and conditions of all such Healthcare Permits except where failure to be in such compliance or for a Healthcare Permit to be valid and in full force and effect would not have a Material Adverse Healthcare Effect;

(d)           Each Borrower has the requisite provider number or other Healthcare Permit to bill the Medicare program (to the extent such entity participates in the Medicare program), the respective Medicaid program in the state or states in which such entity operates (to the extent such entity participates in the Medicaid program in such state or states) except where the failure to have such Healthcare Permit would not have a Material Adverse Healthcare Effect; and

(e)           If (i) any Borrower is or becomes a “covered entity” within the meaning of HIPAA, or (ii) any Borrower is or becomes subject to the “Administrative Simplification” provisions of HIPAA, each Borrower is HIPAA Compliant.

ARTICLE 5

FINANCIAL COVENANTS

Each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders, the L/C Issuers and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding:

Section 5.1            Maximum First Lien Leverage Ratio.  Holdings shall not have, on the last day of each Fiscal Quarter set forth below, a Consolidated First Lien Leverage Ratio greater than the maximum ratio set forth opposite such Fiscal Quarter:

FISCAL QUARTER ENDING	MAXIMUM CONSOLIDATED FIRST LIEN LEVERAGE RATIO

June 30, 2010 and the last day of each Fiscal Quarter thereafter	1.5 to 1.0

Section 5.2            Reserved.

Section 5.3            Minimum Consolidated Fixed Charge Coverage Ratio.  Holdings shall not have, on the last day of each Fiscal Quarter, a Consolidated Fixed Charge Coverage Ratio for the 4 Fiscal Quarter period ending on such day less than 1.0 to 1.0; provided that Holdings shall be required to demonstrate compliance with this covenant only to the extent the Revolving Credit Outstandings exceed $0 on the last day of a Fiscal Quarter.

Section 5.4            Reserved.

ARTICLE 6

REPORTING COVENANTS

Each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders, the L/C Issuers and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding:

Section 6.1            Financial Statements.  The Borrower Representative shall deliver to the Administrative Agent each of the following:

(a)           Monthly Reports.  As soon as available, and in any event within 45 days after the end of each fiscal month, the Consolidated unaudited balance sheet of Oncure as of the close of such fiscal month and related Consolidated statements of income for such fiscal month and that portion of the Fiscal Year ending as of the close of such fiscal month, setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year, in each case certified by a Responsible Officer of the Borrower Representative as fairly presenting in all material respects the Consolidated financial position and results of operations of Oncure as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and audit and normal year-end adjustments).

(b)           Quarterly Reports.  As soon as available, and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year, the Consolidated unaudited balance sheet of Holdings as of the close of such Fiscal Quarter and related Consolidated statements of income and cash flow for such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year and the figures contained in the latest Projections, in each case certified by a Responsible Officer of the Borrower Representative as fairly presenting in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and audit and normal year-end adjustments).

(c)           Annual Reports.  As soon as available, and in any event within 95 days after the end of each Fiscal Year, the Consolidated balance sheet of Holdings as of the end of such year and related Consolidated statements of income, stockholders’ equity and cash flow for such Fiscal Year, each prepared in accordance with GAAP, together with a certification by the Group Members’ Accountants that (i) such Consolidated Financial Statements have been prepared in accordance with GAAP without qualification as to the scope of the audit or as to going concern and without any other similar qualification and (ii) in the course of the regular audit of the businesses of the Group Members, which audit was conducted in accordance with the standards of the United States’ Public Company Accounting Oversight Board (or any successor entity), such Group Members’ Accountants have obtained no knowledge that a Default in respect of any financial covenant contained in Article 5 is continuing or, if in the opinion of the Group Members’ Accountants such a Default is continuing, a statement as to the nature thereof.

(d)           Compliance Certificate.  Together with each delivery of any Financial Statement pursuant to clause (b) or (c) above, a Compliance Certificate duly executed by a Responsible Officer of the Borrower Representative that, among other things, (i) demonstrates compliance with each financial covenant contained in Article 5 that is tested at least on a quarterly basis and (ii) states that no Default is continuing as of the date of delivery of such Compliance Certificate or, if a Default is continuing, states the nature thereof and the action that the Borrower proposes to take with respect thereto.

(e)           Corporate Chart and Other Collateral Updates.  As part of the Compliance Certificate delivered pursuant to clause (d) above, each in form and substance satisfactory to the Administrative Agent, a certificate by a Responsible Officer of the Borrower that (i) the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this clause (e)) is correct and complete as of the date of such Compliance Certificate, (ii) the Loan Parties have delivered all documents (including updated schedules as to locations of Collateral and acquisition of Intellectual Property or real property) they are required to deliver pursuant to any Loan Document on or prior to the date of delivery of such Compliance Certificate and (iii) complete and correct copies of all documents modifying any term of any Constituent Document of any Group Member or any Subsidiary or joint venture (including an

Unconsolidated Operating Entity) thereof on or prior to the date of delivery of such Compliance Certificate have been delivered to the Administrative Agent or are attached to such certificate.

(f)            Additional Projections.  As soon as available and in any event not later than 30 days after the end of each Fiscal Year, (i) the annual business plan of the Group Members for the Fiscal Year next succeeding such Fiscal Year and (ii) forecasts prepared in connection with such annual business plan by management of the Borrower for each Fiscal Quarter in such next succeeding Fiscal Year, in each case including in such forecasts (x) a projected year-end Consolidated balance sheet, income statement and statement of cash flows, and (y) a statement of all of the material assumptions on which such forecasts are based.

(g)           Management Discussion and Analysis.  Together with each delivery of any Compliance Certificate pursuant to clause (d) above, a discussion and analysis of the financial condition and results of operations of the Group Members for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year.

(h)           Reserved.

(i)            Audit Reports, Management Letters, Etc.  Together with each delivery of any Financial Statement for any Fiscal Year pursuant to clause (c) above, copies of each management letter, audit report or similar letter or report received by any Loan Party from any independent registered certified public accountant (including the Group Members’ Accountants) in connection with such Financial Statements or any audit thereof, each certified to be complete and correct copies by a Responsible Officer of the Borrower Representative as part of the Compliance Certificate delivered in connection with such Financial Statements.

(j)            Insurance.  Together with each delivery of any Financial Statement for any Fiscal Year pursuant to clause (c) above, a summary of all material insurance coverage maintained as of the date thereof by any Group Member, together with such other related documents and information as the Administrative Agent may reasonably require.

(k)           Acquisition Purchase Price Adjustments.  Promptly upon such information becoming available, a summary of all purchase price and other monetary adjustments that are made in connection with any Permitted Acquisition, to the extent any such adjustment or series of adjustments made exceeds $1,000,000.

Section 6.2             Other Events.  The Borrower shall give the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Loan Party knows or has reason to know of it: (a)(i) any Default, (ii) any notices received from any agent or trustee under the Second Lien Notes Documents and any request by and party thereto for any waiver, amendment or modification of any of the terms thereof, and (iii) any event that would have a Material Adverse Effect or Material Adverse Healthcare Effect, specifying, in each case, the nature and anticipated effect thereof and any action proposed to be taken in connection therewith, (b) any event (other than any event involving loss or damage to property) reasonably expected to result in a mandatory payment of the Obligations pursuant to Section 2.8, stating the material terms and conditions of such transaction and estimating the Net Cash Proceeds thereof, (c) the commencement of, or any material developments in, any action, investigation, suit, proceeding, audit, claim, demand, order or dispute with, by or before any Governmental Authority affecting any Loan Party or any property of any Loan Party that (i) seeks injunctive or similar relief, (ii) in the reasonable judgment of the Borrower, exposes any Loan Party to liability in an aggregate amount in excess of $500,000 or (iii) could reasonably be expected to have a Material Adverse Effect or a Material Adverse Healthcare Effect and (d) the acquisition of any material real property or the entering into any material lease.

Section 6.3             Copies of Notices and Reports.  The Borrower shall promptly deliver to the Administrative Agent copies of each of the following: (a) all reports that Holdings transmits to its security holders generally, (b) all documents that any Group Member files with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any securities exchange or any Governmental Authority exercising similar functions, (c) all press releases not made available directly to the general public concerning developments in the business of any Credit Party which could reasonably be expected to have a Material Adverse Effect, and (d) all documents transmitted or received pursuant to, or in connection with, any Related Document and (e) any material document transmitted or received pursuant to, or in connection with, any Contractual Obligation governing Indebtedness of any Group Member or Unconsolidated Operating Entity (but, in the case of an Unconsolidated Operating Entity that is not a Group Member, only to the extent received by Borrower or any other Loan Party).

Section 6.4             Taxes.  The Borrower shall give the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Loan Party knows or has reason to know of it: (a) the creation, or filing with the IRS or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any taxes with respect to any Tax Affiliate and (b) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

Section 6.5             Labor Matters.  The Borrower shall give the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing), promptly after, and in any event within 30 days after any Responsible Officer of any Loan Party knows or has reason to know of it: (a) the commencement of any material labor dispute to which any Loan Party is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person’s plants and other facilities and (b) the incurrence by any Loan Party of any Worker Adjustment and Retraining Notification Act or related or similar liability incurred with respect to the closing of any plant or other facility of any such Person (other than, in each case under this Section 6.5, those that would not, in the aggregate, have a Material Adverse Effect).

Section 6.6             ERISA Matters.  To the extent the Borrower maintains a Title IV Plan or a Multiemployer Plan, the Borrower shall give the Administrative Agent (a) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (b) promptly, and in any event within 10 days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto.

Section 6.7             Reserved.

Section 6.8             Other Information.  The Borrower shall provide the Administrative Agent with such other documents and information with respect to the business, property, condition (financial or otherwise), legal, financial or corporate or similar affairs or operations of any Loan Party or Unconsolidated Operating Entity as the Administrative Agent or such Lender through the Administrative Agent may from time to time reasonably request.

ARTICLE 7
AFFIRMATIVE COVENANTS

Each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders, the L/C Issuers and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding:

Section 7.1             Maintenance of Corporate Existence.  Each Group Member shall (a) preserve and maintain its legal existence, except in the consummation of transactions expressly permitted by Sections 8.4 and 8.7, and (b) preserve and maintain it rights (charter and statutory), privileges franchises and Permits necessary or desirable in the conduct of its business, except, in the case of this clause (b), where the failure to do so would not, in the aggregate, have a Material Adverse Effect.

Section 7.2             Compliance with Laws, Etc.  Each Group Member shall comply with all applicable Requirements of Law, Contractual Obligations and Permits, except for such failures to comply that would not, in the aggregate, have a Material Adverse Effect.

Section 7.3             Payment of Obligations.  Each Group Member shall pay or discharge before they become delinquent (a) all material claims, taxes, assessments, charges and levies imposed by any Governmental Authority and (b) all other lawful claims that if unpaid would, by the operation of applicable Requirements of Law, become a Lien upon any property of any Group Member, except, in each case, (i) for those whose amount or validity is being contested in good faith by proper proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Group Member in accordance with GAAP or (ii) the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect.

Section 7.4             Maintenance of Property.  Each Group Member shall maintain and preserve (a) in good working order and condition all of its property necessary in the conduct of its business and (b) all rights, permits, licenses, approvals and privileges (including all Permits) necessary, used or useful, whether because of its ownership, lease, sublease or other operation or occupation of property or other conduct of its business, and shall make all necessary or appropriate filings with, and give all required notices to, Government Authorities, except for such failures to maintain and preserve the items set forth in clauses (a) and (b) above that would not, in the aggregate, have a Material Adverse Effect.

Section 7.5             Maintenance of Insurance.  Each Group Member shall (a) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Group Members (including policies of life, fire, theft, product liability, public liability, Flood Insurance, property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Group Members and (b) cause all such insurance relating to any property or business of any Loan Party to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material reduction in amount or material change in coverage shall be effective until after 30 days’ notice thereof to the Administrative Agent.  Notwithstanding the requirement in subsection (a) above, Federal Flood Insurance shall not be required for (x) real property not located in a Special Flood Hazard Area, or (y) real property located in a Special Flood Hazard Area in a community that does not participate in the National Flood Insurance Program.  Without limiting the foregoing, if, after the Closing Date, the Loan Parties desire to provide commercial general liability coverage for the Group Members through an Affiliate of any Borrower, Administrative Agent agrees to work in good faith to permit such arrangement so long as Administrative Agent is satisfied in its good faith credit judgment with the scope of coverage provided by, and financial worthiness of, such Affiliate insurance provider, including without limitation, the amount of assets maintained by such Affiliate for the sole purpose of settling claims, the liability coverage limits, and the annual insurance premiums; provided, however, that nothing in this Section 7.5 shall be deemed to be advance consent by Administrative Agent or any Lender to any Group Member maintaining any policies of insurance with an Affiliate of the Borrower, as opposed to a third party insurance company or association.

Section 7.6             Keeping of Books.  The Loan Parties shall keep proper books of record and account, in which full, true and correct entries shall be made in accordance with GAAP and all other applicable Requirements of Law of all financial transactions and the assets and business of each Group Member.

Section 7.7             Access to Books and Property.  Each Group Member shall permit the Administrative Agent, the Lenders and any Related Person (but for any Lender and any Related Person of any Lender, at such Lender’s expense) of any of them, as often as reasonably requested, at any reasonable time during normal business hours and with reasonable advance notice (except that, during the continuance of an Event of Default, no such notice shall be required) to (a) visit and inspect the property of each Group Member and examine and make copies of and abstracts from, the corporate (and similar), financial, operating and other books and records of each Group Member, (b) discuss the affairs, finances and accounts of each Group Member with any officer or director of any Group Member and (c) communicate directly with any registered certified public accountants (including the Group Members’ Accountants) of any Group Member.  Each Group Member shall authorize their respective registered certified public accountants (including the Group Members’ Accountants) to communicate directly with the Administrative Agent, the Lenders and their Related Persons and to disclose to the Administrative Agent, the Lenders and their Related Persons all financial statements and other documents and information as they might have and the Administrative Agent or any Lender reasonably requests with respect to any Group Member.  Notwithstanding anything to the contrary in this Section 7.7, other than during the continuance of an Event of Default, the Loan Parties shall be required to reimburse Administrative Agent for expenses incurred in connection with not more than one such visit or inspection per calendar year.

Section 7.8             Environmental.  Each Group Member shall comply with, and maintain its real property, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance or that is required by orders and directives of any Governmental Authority) except for failures to comply that would not, in the aggregate, have a Material Adverse Effect.  Without limiting the foregoing, if the Administrative Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Group Member or that there exist any Environmental Liabilities, in each case, that would have, in the aggregate, a Material Adverse Effect, then each Group Member shall, promptly upon receipt of request from the Administrative Agent, cause the performance of, and allow the Administrative Agent and its Related Persons access to such real property for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as the Administrative Agent may from time to time reasonably request.  Such audits, assessments and reports, to the extent not conducted by the Administrative Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Administrative Agent and shall be in form and substance reasonably acceptable to the Administrative Agent.

Section 7.9             Use of Proceeds.  The proceeds of the Loans shall be used by the Borrower (and, to the extent distributed to them by the Borrower Representative, each other Loan Party) solely (a) to consummate Permitted Acquisitions and (b) for working capital and general corporate and similar purposes.

Section 7.10           Additional Collateral and Guaranties.  To the extent not delivered to the Administrative Agent on or before the Closing Date (including in respect of after-acquired property and Persons that become Subsidiaries or Unconsolidated Operating Entities of any Loan Party after the Closing Date), each Loan Party shall, promptly, do each of the following, unless otherwise agreed by the Administrative Agent:

(a)           deliver to the Administrative Agent such modifications to the terms of the Loan Documents (or, to the extent applicable as determined by the Administrative Agent, such other documents), in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems necessary or advisable in order to ensure the following:

(i)            (A) each Subsidiary of any Loan Party that has entered into Guaranty Obligations with respect to any Indebtedness of the Borrower, (B) each

Wholly-Owned Subsidiary of any Loan Party, and (C) each Subsidiary of any Loan Party that is not a Wholly-Owned Subsidiary and each Unconsolidated Operating Entity, in each case to the extent the Borrower elects to have its aggregate Investment in such Subsidiary or Unconsolidated Operating Entity not limited pursuant to the terms of Section 8.3(g), shall guaranty, as primary obligor and not as surety, the payment of the Obligations of the Borrower (provided that, at Administrative Agent’s sole option, each such Subsidiary and/or Unconsolidated Operating Entity shall join this Agreement and the other Loan Documents as a Borrower);

(ii)           each Loan Party (including any Person required to become a Guarantor or Borrower pursuant to clause (i) above) shall effectively grant to the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in all of its property, including all of its Stock and Stock Equivalents and other Securities (including Stock, Stock Equivalents and other Securities of an Unconsolidated Operating Entity held by such Loan Party), as security for the Obligations of such Loan Party;

provided, however, that, unless the Borrower and the Administrative Agent otherwise agree, in no event shall (x) any Excluded Foreign Subsidiary be required to guaranty the payment of any Obligation, (y) the Loan Parties, individually or collectively, be required to pledge in excess of 66% of the outstanding Voting Stock of any Excluded Foreign Subsidiary or (z) a security interest be required to be granted on any property of any Excluded Foreign Subsidiary as security for any Obligation; and provided, further, that Borrower shall use commercially reasonable efforts to satisfy the requirements set forth in this Section 7.10 with respect to Vidalia prior to the first day on which Vidalia operates after receipt of a Certificate of Need by the applicable Governmental Authority).

(b)           deliver to the Administrative Agent all documents representing all Stock, Stock Equivalents and other Securities pledged pursuant to the documents delivered pursuant to clause (a) above, together with undated powers or endorsements duly executed in blank;

(c)           to take all other actions necessary or advisable to ensure the validity or continuing validity of any guaranty for any Obligation or any Lien securing any Obligation, to perfect, maintain, evidence or enforce any Lien securing any Obligation or to ensure such Liens have the same priority as that of the Liens on similar Collateral set forth in the Loan Documents executed on the Closing Date (or, for Collateral located outside the United States, a similar priority acceptable to the Administrative Agent), including the filing of UCC financing statements in such jurisdictions as may be required by the Loan Documents or applicable Requirements of Law or as the Administrative Agent may otherwise reasonably request; and

(d)           deliver to the Administrative Agent legal opinions relating to the matters described in this Section 7.10, which opinions shall be as reasonably required by, and in form and substance and from counsel reasonably satisfactory to, the Administrative Agent.

Section 7.11           Deposit Accounts; Securities Accounts and Cash Collateral Accounts.  (a) Each Loan Party shall (i) deposit all of its cash in deposit accounts that are Controlled Deposit Accounts, provided, however, that each Loan Party may maintain zero-balance accounts for the purpose of managing local disbursements and may maintain payroll, withholding tax and other fiduciary accounts, (ii) deposit all of its Cash Equivalents in securities accounts that are Controlled Securities Accounts, in each case under clause (i) and clause (ii) except for cash and Cash Equivalents the aggregate value of which does not exceed $100,000 at any time.  Without limiting the generality of the foregoing, each Borrower shall enter into Control Agreements with respect to each [“Company Lockbox Account”], as such term is defined in each Management Services Agreement, without regard to the aggregate amount of funds on deposit in such Company Lockbox Account.

(b)           The Administrative Agent shall not have any responsibility for, or bear any risk of loss of, any investment or income of any funds in any Cash Collateral Account.  From time to time after funds are deposited in any Cash Collateral Account, the Administrative Agent may apply funds then held in such Cash Collateral Account to the payment of Obligations in accordance with Section 2.12.  No Group Member and no Person claiming on behalf of or through any Group Member shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all Commitments and the payment in full of all Obligations and, in the case of L/C Cash Collateral Accounts, the termination of all outstanding Letters of Credit.

Section 7.12           Covenants Pertaining to Licensed Locations.  Each Loan Party will:

(a)           comply with all applicable Healthcare Laws relating to such Loan Party’s business operations, except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Healthcare Effect;

(b)           maintain in full force and effect, and free from restrictions, probations, conditions or known conflicts which would materially impair the business operations of such Loan Party, any and all Healthcare Permits necessary under applicable Healthcare Laws to carry on the business of such Loan Party as it is conducted on the Closing Date, except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Healthcare Effect;

(c)           not suffer or permit to occur any of the following:

(i)            any pledge or hypothecation of any Healthcare Permit issued to Borrower as collateral security for any indebtedness other than indebtedness to Lenders; or

(ii)           any rescission, withdrawal, revocation, amendment or modification of or other alteration to the nature, tenor or scope of any Healthcare Permit issued to Borrower without Administrative Agent’s prior written consent, except to the extent that such occurrence could not reasonably be expected to have a Material Adverse Healthcare Effect.

Section 7.13           Post-Closing Deliveries.  Each of Holdings and the Borrower shall, and shall cause each Subsidiary of the Borrower to, (a) deliver to the Administrative Agent each item set forth on Schedule 7.13 in form and substance reasonably satisfactory to the Administrative Agent and (b) perform each action set forth on Schedule 7.13 in a manner reasonably satisfactory to Administrative Agent, in each case (x) within the periods set forth opposite each such item or action on such Schedule and (y) unless otherwise agreed by the Administrative Agent and Required Lenders in respect of any such item or action.

Section 7.14           Management Services Agreements.  The Borrower shall at all times maintain a valid, perfected Lien (subject to no other Liens other than Liens in favor of Administrative Agent and Second Lien Agent) on all PC Collateral to secure the obligations of such Professional Services Provider to such Loan Party, and shall maintain a current UCC-1 financing statement on record with the appropriate jurisdiction sufficient to perfect such Lien.  Each Borrower shall cause all its rights and interests in each Management Services Agreement (including, without limitation, its right and interest in the PC Collateral) to be validly assigned to, and subject to the perfected Lien of, Administrative Agent, and shall assign of record the related UCC-1 financing statements to Administrative Agent.  Borrower shall promptly (but in no event more than ten (10) days after execution thereof) provide Administrative Agent with a copy of each Management Services Agreement entered into with a Professional Services Provider after the Closing Date.  Borrower shall promptly notify Administrative Agent upon knowledge that any Professional Services Provider has (or intends to) (i) changed the legal name or organizational identification number of such Professional Services Provider as it appears in official filings in the jurisdiction of its organization, (ii) changed the jurisdiction of incorporation or formation of such Professional Services Provider or designated any jurisdiction as an additional jurisdiction of incorporation for such Professional Services Provider, or changed the type of entity that it is, or (iii) changed its chief executive office or principal place of business.

Section 7.15           Reimbursement Reduction.  If CMS or any other Governmental Authority releases any news or official announcement, or otherwise takes immediate action, to make a material reduction in the amount of reimbursement that Borrower receives as part of its business for healthcare services rendered by any Borrower, or a Professional Services Provider that is party to a Management Services Agreement, then (i) Borrower Representative shall promptly, but in no event more than fifteen (15) Business Days after final published announcement by such Governmental Authority regarding such reduction, provide written notice to Administrative Agent, and (ii) upon request by the Administrative Agent or the Required Lenders, Borrower Representative shall conduct a meeting, within fifteen (15) Business Days after Administrative Agent or the Required Lenders makes such request, by conference call, at which shall be present a Responsible Officer and such other officers of the Credit Parties as may be requested to attend by the Administrative Agent, in each case using reasonable credit judgment, to discuss with Administrative Agent such reductions announced or made by CMS or any other Governmental Authority, the impact upon the performance and operations of the Group Members, and the financial condition of the Group Members.

ARTICLE 8
NEGATIVE COVENANTS

Each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders, the L/C Issuers and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding:

Section 8.1             Indebtedness.  No Group Member shall, directly or indirectly, incur or otherwise remain liable with respect to or responsible for, any Indebtedness except for the following:

(a)           the Obligations;

(b)           Indebtedness existing on the date hereof and set forth on Schedule 8.1, together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause (b);

(c)           Indebtedness consisting of Capitalized Lease Obligations (other than with respect to a lease entered into as part of a Sale and Leaseback Transaction) and purchase money Indebtedness, in each case incurred by any Group Member (other than Holdings) to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Group Member, together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause (c); provided, however, that the aggregate outstanding principal amount of all such Indebtedness does not exceed, at any time, the lesser of (i) $7,500,000 and (ii) three percent (3%) of [“Total Assets”] as defined in and calculated in accordance with the applicable provisions of the Indenture.

(d)           Capitalized Lease Obligations arising under Sale and Leaseback Transactions permitted hereunder in reliance upon Section 8.4(b)(ii);

(e)           intercompany loans owing to any Group Member and constituting Permitted Investments of such Group Member;

(f)            obligations under other Hedging Agreements entered into for the sole purpose of hedging in the normal course of business and consistent with industry practices;

(g)           Guaranty Obligations of any Group Member with respect to Indebtedness of any Group Member other than Holdings (other than Indebtedness permitted hereunder in reliance upon clause (b) or (c) above or clause (l) below, for which Guaranty Obligations may be permitted to the extent set forth in such clauses);

(h)           Second Lien Debt, subject to the restrictions set forth in the Intercreditor Agreement; provided, however, that the aggregate outstanding principal amount of all such Indebtedness shall not the [“Maximum Second Lien Principal Amount”] as such term is defined in the Intercreditor Agreement, at any time;

(i)            Indebtedness incurred in connection with a Permitted Acquisition (either in the form of seller notes, or otherwise), in an aggregate amount (together with any Indebtedness incurred pursuant to Section 5.1(j)) not to exceed 20% of the total purchase price paid in connection with such Permitted Acquisition; provided that such Indebtedness is subordinated to the Obligations in a manner satisfactory to Administrative Agent unless otherwise consented to by the Required Lenders;

(j)            Indebtedness of consisting of earn-outs or similar payment obligations in connection with a Permitted Acquisition (together with any Indebtedness incurred pursuant to

Section 5.1(i)) not to exceed 20% of the total purchase price paid in connection with such Permitted Acquisition;

(k)           Indebtedness of consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with an Asset Sale not to exceed 20% of the total purchase price paid in connection with such Asset Sale;

(l)            Indebtedness of a Subsidiary of the Borrower assumed by such Subsidiary in connection with any Permitted Acquisition (or if such Subsidiary is acquired as part of such Permitted Acquisition, existing prior thereto), in an aggregate principal amount outstanding not exceeding $2,500,000 at any time together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause (l); provided, however that such Indebtedness (i) exists at the time of such Permitted Acquisition at least in the amounts assumed in connection therewith and (ii) is not drawn down, created or increased in contemplation of or in connection with such Permitted Acquisition on or after the consummation thereof and no Group Member (other than such Person that becomes a Subsidiary as part of the Permitted Acquisition) shall provide any credit support therefor,

(m)          Indebtedness consisting of financing of insurance premiums in the ordinary course of business;

(n)           Indebtedness consisting of amounts payable by any Borrower to a Professional Services Provider in accordance with the terms of a Management Services Agreement;

(o)           Indebtedness constituting Investments permitted by Section 8.3; and

(p)           any unsecured Indebtedness of any Group Member; provided, however, that the aggregate outstanding principal amount of all such unsecured Indebtedness shall not exceed $500,000 at any time.

Section 8.2             Liens.  No Group Member shall incur, maintain or otherwise suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign any right to receive income or profits, except for the following:

(a)           Liens created pursuant to any Loan Document;

(b)           Customary Permitted Liens of Group Members;

(c)           Liens existing on the date hereof and set forth on Schedule 8.2;

(d)           Liens on the property of the Borrower or any of its Subsidiaries securing Indebtedness permitted hereunder in reliance upon Section 8.1(c); provided, however, that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneously with, or within 90 days after, the acquisition, repair, improvement or construction of, such property financed, whether directly or through a Permitted Refinancing, by such Indebtedness and (ii) such Liens do not extend to any property of any Group Member other than the property (and proceeds thereof) acquired or built, or the improvements or repairs, financed, whether directly or through a Permitted Refinancing, by such Indebtedness;

(e)           any Lien securing Indebtedness permitted pursuant to Section 8.1(j); provided, however that such Lien exists at the time of the Permitted Acquisition relating to such Indebtedness and is not created in contemplation of or in connection with such Permitted Acquisition;

(f)            Liens on the property of the Borrower or any of its Subsidiaries securing the Permitted Refinancing of any Indebtedness secured by any Lien on such property permitted hereunder in reliance upon clause (c), (d), (e) above or this clause (f) without any change in the property subject to such Liens;

(g)           Liens pursuant to the Second Lien Notes Documents so long as such Liens are subject to the Intercreditor Agreement; and

(h)           Liens on any property of the Borrower or any of its Subsidiaries securing any of their Indebtedness or their other liabilities; provided, however, that the aggregate outstanding principal amount of all such Indebtedness and other liabilities shall not exceed $2,000,000 at any time.

Section 8.3             Investments.  No Group Member shall make or maintain, directly or indirectly, any Investment except for the following:

(a)           Investments existing on the date hereof and set forth on Schedule 8.3;

(b)           Investments in cash and Cash Equivalents;

(c)           (i) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (ii) extensions of trade credit (other than to Affiliates of the Borrower) arising or acquired in the ordinary course of business and (iii) Investments received in settlements in the ordinary course of business of such extensions of trade credit;

(d)           Investments made as part of a Permitted Acquisition;

(e)           Investments by (i) Holdings in the Borrower, (ii) any Loan Party (other than Holdings) in any other Loan Party (other than Holdings), or (iii) any Group Member that is not a Loan Party in any Group Member (other than Holdings) or in any joint venture; provided, further, that any Investment in de novo entities using Loan proceeds shall be limited to $5,000,000 in the aggregate annually, or such greater amount as may be agreed to in writing by Required Lenders; and provided, further, that any Investment consisting of loans or advances to any Loan Party pursuant to clause (iii) above shall be subordinated in full to the payment of the Obligations of such Loan Party on terms and conditions satisfactory to the Administrative Agent;

(f)            loans or advances to employees of the Borrower or any of its Subsidiaries to finance travel, entertainment and relocation expenses and other ordinary business purposes in the ordinary course of business as presently conducted; provided, however, that the aggregate outstanding principal amount of all loans and advances permitted pursuant to this clause (f) shall not exceed $500,000 at any time;

(g)           Investments by an Borrower in the Stock of any Subsidiaries or Unconsolidated Operating Entities formed or organized by with another Person on or after the Closing Date (each such Person, a “JV Participant”) in connection with a joint venture so long as each of the following conditions are satisfied: (A) the Borrower that is party to such joint venture has pledged to Administrative Agent all of the outstanding Stock of any such Subsidiary or Unconsolidated Operating Entity held by such Borrower; (B) the Borrower has complied with, and caused such newly formed Subsidiary or Unconsolidated Operating Entity to comply with, the provisions of Section 7.10; and (C) such JV Participant has pledged to Administrative Agent all of the outstanding Stock of any such Subsidiary or Unconsolidated Operating Entity held by such JV Participant; provided, however, that, if subparts (B) and/or (C) of this clause (g) are not satisfied, so long as the Borrower has pledged to Administrative Agent all of the outstanding stock of any such joint venture Subsidiary or Unconsolidated Operating Entity held by the Borrower, such Investment described in this clause (g) shall be permitted but the aggregate outstanding amount of all such Investments permitted pursuant to this clause (g) in reliance on this proviso shall not exceed $5,000,000 per joint venture and $10,000,000 in the aggregate during the term hereof;

(h)           bank deposits established in compliance with Section 7.11;

(i)            Investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

(j)            Investments in securities of purchasers received in connection with an Asset Disposition permitted by Section 8.4;

(k)           Investments in the form of Hedging Agreements entered into for the sole purpose of hedging in the normal course of business and consistent with industry practices, so long as no Event of Default existed at the time such Hedging Agreements were entered into;

(l)            loans and advances made by any Borrower to physician practices that are parties to Management Services Agreements in connection with physician recruitment efforts of such practices in an aggregate principal amount not to exceed $4,200,000 at any time outstanding; provided, however, that upon the request of Administrative Agent at any time, any such loans or advances shall be evidenced by promissory notes and the sole originally executed counterparts thereof shall be pledged and delivered to Administrative Agent, for the benefit of Administrative Agent and Lenders, as security for the obligations; and

(m)          any Investment by the Borrower or any of its Subsidiaries; provided, however, that the aggregate outstanding amount of all such Investments shall not exceed $500,000 at any time.

Section 8.4             Asset Sales.  No Group Member shall Sell any of its property (other than cash) or issue shares of its own Stock, except for the following:

(a)           In each case to the extent entered into in the ordinary course of business and made to a Person that is not an Affiliate of the Borrower, (i) Sales of Cash Equivalents, inventory or property that has become damaged, obsolete or worn out or is no longer useful in the business, (ii) non-exclusive licenses of Intellectual Property, and (iii) leases, subleases, licenses or sublicenses of property by any Loan Party in the ordinary course of business that do not materially interfere with the business of the Borrower;

(b)           (i) any Sale of any property (other than their own Stock or Stock Equivalents) by any Group Member (other than Holdings) to any other Group Member (other than Holdings) to the extent any resulting Investment constitutes a Permitted Investment, (ii) any Restricted Payment by any Group Member (other than Holdings) permitted pursuant to Section 8.5 and (iii) any distribution by Holdings of the proceeds of Restricted Payments from any other Group Member to the extent permitted in Section 8.5;

(c)           (i) any Sale or issuance by Holdings of its own Stock, (ii) any Sale or issuance by the Borrower of its own Stock to Holdings, (iii) any Sale or issuance by any Subsidiary of the Borrower of its own Stock to any Group Member (other than Holdings), provided, however, that the proportion of such Stock and of each class of such Stock (both on an outstanding and fully-diluted basis) held by the Loan Parties (other than Holdings), taken as a whole, does not change as a result of such Sale or issuance and (iv) to the extent necessary to satisfy any Requirement of Law in the jurisdiction of incorporation of any Subsidiary of the Borrower, any Sale or issuance by such Subsidiary of its own Stock constituting directors’ qualifying shares or nominal holdings; and

(d)           as long as no Default is continuing or would result therefrom, any Sale of property (other than as part of a Sale and Leaseback Transaction) of any Group Member (other than Holdings) for fair market value payable in cash upon such sale; provided, however, that (A) the aggregate consideration received for any Sale shall not exceed $500,000 and the aggregate consideration during any Fiscal Year for all such Sales shall not exceed $1,000,000 and (B) a Subsidiary does not become an Unconsolidated Operating Entity as a result of such Asset Sale; and

(e)           any lease, license, transfer or assignment of property among Loan Parties in connection with a Management Services Agreement.

Section 8.5             Restricted Payments.  No Group Member (other than Holdings) shall directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following (and Holdings shall not use the proceeds of any Restricted Payment made in reliance under clause (c) below other than as set forth in such clause (c)):

(a)           (i) Restricted Payments (A) by any Group Member (other than Holdings) that is a Loan Party to any Loan Party other than Holdings and (B) by any Group Member that is not a Loan Party to any Group Member other than Holdings and (ii) dividends and distributions by any Subsidiary of the Borrower that is not a Loan Party to any holder of its Stock, to the extent made to all such holders ratably according to their ownership interests in such Stock;

(b)           dividends and distributions declared and paid on the common Stock of any Group Member (other than Holdings) ratably to the holders of such common Stock and payable only in common Stock of such Group Member; and

(c)           cash dividends on the Stock of the Borrower to Holdings paid and declared solely for the purpose of funding the following:

(i)            payments by Holdings in respect of taxes owing by Holdings in respect of the other Group Members;

(ii)           ordinary operating expenses of Holdings;

(iii)          the redemption, purchase or other acquisition or retirement for value by Holdings of its common Stock (or Stock Equivalents with respect to its common Stock) (a) from any present or former employee, director or officer (or the assigns, estate, heirs or current or former spouses thereof) of any Group Member upon the death, disability or termination of employment of such employee, director or officer; provided, however, that the amount of such cash dividends paid in any Fiscal Year shall not exceed $2,500,000 in the aggregate or (b) from any other Person; provided, however, that the amount of such cash dividends paid in any Fiscal Year in reliance upon this clause (b) shall not exceed $7,500,000 in the aggregate;

(iv)          scheduled payments of interest by Holdings on the Second Lien Debt in accordance with the terms of the Second Lien Notes Documents, but only to the extent permitted by the terms of the Intercreditor Agreement.

provided, however, that no action that would otherwise be permitted hereunder in reliance upon this clause (c) (other than clause (i) or (ii) above) shall be permitted if (A) an Event of Default is then continuing or would result therefrom or (B) such action is otherwise prohibited under any Loan Document or under the terms of any Indebtedness (other than the Obligations) of any Group Member.

Section 8.6             Prepayment of Indebtedness.  No Group Member shall (x) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Indebtedness or Genstar Fee, (y) set apart any property for such purpose, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise, or (z) make any payment in violation of any subordination terms of any Indebtedness or Genstar Fee; provided, however, that each Group Member may, to the extent otherwise permitted by the Loan Documents, do each of the following:

(a)           (i) prepay the Obligations, (ii) consummate a Permitted Refinancing, and (iii) prepay in full on the Closing Date Indebtedness owing under the Existing Credit Agreement and the Existing Note Purchase Agreement;

(b)           prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity date thereof (or set apart any property for such purpose) (A) in the case of any Group Member that is not a Loan Party, any Indebtedness owing by such Group Member to any other Group Member (other than Holdings) and (B) otherwise, any Indebtedness owing to any Loan Party (other than Holdings);

(c)           make regularly scheduled or otherwise required repayments or redemptions of Subordinated Debt (other than Indebtedness owing to any Affiliate of the Borrower) but only to the extent permitted by the subordination provisions thereof;

(d)           make regularly scheduled or otherwise required repayments or redemptions of Second Lien Debt (but no voluntary prepayments or redemptions) but only to the extent that, after giving effect to such proposed repayment or redemption, the sum of (i) cash and Cash Equivalents of the Borrower that are (A) owned by such Person, (B) not subject to any Lien other than a Lien in favor of Administrative Agent and Liens securing the Second Lien Debt, and (C) not pledged to or held by Administrative Agent to secure a specified Obligation plus (ii) the difference between the Revolving Credit Commitment and Revolving Credit Outstandings is at least $15,000,000 (as demonstrated to Administrative Agent’s reasonable satisfaction prior to making such repayment or redemption);

(e)           pay Genstar Fees pursuant to, and in accordance with, the Genstar Advisory Services Agreement and the subordination agreement entered into in connection therewith, as long as (except for indemnities and reimbursement of reasonable out-of-pocket fees and expenses) (i) the Genstar Advisory Services Agreement shall remain in full force and effect and (ii) no Event of Default is continuing and none would result therefrom; provided, however that if the Borrower is not permitted to pay any Genstar Fee hereunder solely because of the occurrence of any Event of Default, the Borrower shall be permitted to make such payment as soon as no Event of Default shall be continuing;

(f)            make any voluntary prepayments of any Indebtedness (other than the Subordinated Debt, the Second Lien Debt and the Genstar Fees or any Indebtedness owing to any Affiliate of the Borrower) but only to the extent that, after giving effect to such prepayment, the Consolidated First Lien Leverage Ratio (recomputed for the last fiscal quarter for which financial statements are available as if such prepayment had been made during such quarter) for Holdings is at least 1.25 to 1.00.

Section 8.7             Fundamental Changes.  No Group Member shall (a) merge, consolidate or amalgamate with any Person, (b) acquire all or substantially all of the Stock or Stock Equivalents of any Person or (c) acquire any brand or all or substantially all of the assets of any Person or all or substantially all of the assets constituting any line of business, division, branch, operating division or other unit operation of any Person, in each case except for the following: (w) to consummate any Permitted Acquisition, (x) the merger, consolidation or amalgamation of any Subsidiary of the Borrower into any Loan Party, (y) the merger, consolidation or amalgamation of any Subsidiary of the Borrower that is not a Wholly Owned Subsidiary and not a Loan Party into any other Subsidiary of the Borrower that is not a Wholly Owned Subsidiary and not a Loan Party and (z) the merger, consolidation or amalgamation of any Group Member (other than Holdings) for the sole purpose, and with the sole material effect, of changing its State of organization within the United States; provided, however, that (A) in the case of any merger, consolidation or amalgamation involving the Borrower, except as expressly permitted in the definition of “Proposed Acquisition,” the Borrower shall be the surviving Person, (B) in the case of any merger, consolidation or amalgamation involving any other Loan Party, except as expressly permitted in the definition of “Proposed Acquisition,” a Loan Party shall be the surviving corporation, and (C) in the case of any merger, consolidation or amalgamation involving any Group Member or Unconsolidated Operating Entity, all actions required to maintain the perfection of the Lien of the Administrative Agent on the Stock or property of such Loan Party shall have been made.

Section 8.8             Change in Nature of Business.  (a) No Group Member (other than Holdings) shall carry on any business, operations or activities (whether directly, through a joint venture, in connection with a Permitted Acquisition or otherwise) substantially different from those carried on by the Borrower and its Subsidiaries at the date hereof and business, operations and activities reasonably related thereto.

(b)           Holdings shall not engage in any business, operations or activity, or hold any property, other than (i) holding Stock and Stock Equivalents of Oncure, (ii) issuing, selling and redeeming its own Stock, (ii) paying taxes, (iii) holding directors’ and shareholders’ meetings, preparing corporate and similar records and other activities required to maintain its separate corporate or other legal structure, (iv) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of Stock and Stock Equivalents, (v) receiving, and holding proceeds of, Restricted Payments from the Borrower and its Subsidiaries and distributing the proceeds thereof to the extent permitted in Section 8.5, and (vi) consummating any Permitted Acquisition, but only to the extent such assets and Stock acquired as part of such Permitted Acquisition are transferred to the Borrower or any Subsidiary of the Borrower that is a Loan Party contemporaneously with such acquisition.  Without limiting the generality of the foregoing, Holdings shall not enter into or permit to exist any transaction or agreement (including any agreement for the incurrence or assumption of Indebtedness, any purchase, sale, lease or exchange of any property or the rendering of any service), between itself and any other Person, other than the Loan Documents, the Second Lien Notes Documents, with respect to its own Stock and in connection with a Permitted Acquisition (subject to the limitations set forth in this clause (b).

Section 8.9             Transactions with Affiliates.  No Group Member shall, except as otherwise expressly permitted herein, enter into any other transaction directly or indirectly with, or for the benefit of, any Affiliate of the Borrower (including, without limitation, any Unconsolidated Operating Entity) that is not a Loan Party (including Guaranty Obligations with respect to any obligation of any such Affiliate), other than:

(a)           As otherwise disclosed on Schedule 8.9;

(b)           transactions on a basis no less favorable to such Group Member as would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower;

(c)           transactions between or among a Loan Party and any other Loan Party;

(d)           Restricted Payments that are permitted by Section 8.5, the proceeds of which, if received by Holdings, are used as required by Section 8.5,

(e)           reasonable salaries and other reasonable director or employee compensation to officers and directors of any Group Member, and

(f)            the payment of Genstar Fees.

Section 8.10           Third-Party Restrictions on Indebtedness, Liens, Investments or Restricted Payments.  No Group Member shall incur or otherwise suffer to exist or become effective or remain liable on or responsible for any Contractual Obligation limiting the ability of (a) any Subsidiary of the Borrower to make Restricted Payments to, or Investments in, or repay Indebtedness or otherwise Sell property to, any Group Member (other than Holdings) or (b) any Group Member to incur or suffer to exist any Lien upon any property of any Group Member, whether now owned or hereafter acquired, securing any of its Obligations (including any “equal and ratable” clause and any similar Contractual Obligation requiring, when a Lien is granted on any property, another Lien to be granted on such property or any other property), except, for each of clauses (a) and (b) above, (i) pursuant to the Loan Documents and the Second Lien Notes Documents (but, with respect to any such restrictions in the Second Lien Notes Documents, only so long as such restriction does not prohibit the ability of any Loan Party to take any of the actions described in clauses (a) and (b) above pursuant to the terms of the Loan Documents); (ii) restrictions existing under or by reason of applicable Requirements of Law; (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Group Member entered into in the ordinary course of business; (iv) customary provisions restricting assignment of any agreement entered into by a Group Member entered into in the ordinary course of business; (v) limitations on Liens (other than those securing any Obligation) on any property whose acquisition, repair, improvements or construction is financed by purchase money Indebtedness, Capitalized Lease Obligations or Permitted Refinancings permitted hereunder in reliance upon Section 8.1(b) or (c) set forth in the Contractual Obligations governing such Indebtedness, Capitalized Lease Obligations or Permitted Refinancing or Guaranty Obligations with respect thereto; (vii) any agreement in effect at the time any Subsidiary of Oncure becomes a Subsidiary, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary, which encumbrance or restriction is not applicable to any Loan Party, or the properties or assets of any Loan Party, other than such Subsidiary, or the property or assets of such Subsidiary, so acquired.

Section 8.11           Modification of Certain Documents.  No Group Member shall do any of the following:

(a)           waive or otherwise modify any term of any Related Document (other than any Second Lien Notes Document or the terms of any Subordinated Debt or Second Lien Debt) or any Constituent Document of, or otherwise change the capital structure of, any Group Member (including the terms of any of their outstanding Stock or Stock Equivalents), in each case except for those modifications and waivers that (x) do not elect, or permit the election, to treat the Stock or Stock Equivalents of any limited liability company (or similar entity) as certificated and (y) do not materially and adversely affect the rights and privileges of any Group

Member and do not materially and adversely affect the interests of any Secured Party under the Loan Documents or in the Collateral;

(b)           waive or otherwise modify any term of any Subordinated Debt if the effect thereof on such Subordinated Debt is to (i) increase the interest rate, (ii) change the due dates for principal or interest, other than to extend such dates, (iii) modify any default or event of default, other than to delete it or make it less restrictive, (iv) add any covenant with respect thereto, (v) modify any subordination provision, (vi) modify any redemption or prepayment provision, other than to extend the dates therefor or to reduce the premiums payable in connection therewith, or (vii) materially increase any obligation of any Group Member or confer additional material rights to the holder of such Subordinated Debt in a manner adverse to any Group Member or any Secured Party.

(c)           amend or otherwise modify the terms of any Second Lien Notes Document, except for amendments or modifications made in full compliance with the Intercreditor Agreement.

(d)           Designate or permit any Indebtedness (other than the Obligations) to be part of the [“Credit Facilities”] as defined in the Indenture or qualify as [“First Lien Obligations”] under the Indenture or any other Second Lien Notes Document or permit the Obligations to cease qualifying as [“First Lien Obligations”] as defined in the Indenture.

(e)           Designate or permit any Indebtedness (other than the Obligations) to be part of the [“First Lien Obligations”] as defined in the Intercreditor Agreement.

(f)            amend or otherwise modify, or waive any rights under, any Management Services Agreement if, in any case, such amendment, modification or waiver affects the scope of the PC Collateral pledged by the Professional Services Provider party thereto, the cash management process described therein, or otherwise impacts the continued perfection of Administrative Agent’s Lien on the PC Collateral.

(g)           Change or amend the terms of the Genstar Advisory Services Agreement (or any other material document entered into with respect to the payment of any fee to Genstar in connection therewith) if the effect of such amendment is to (i) increase the interest rate (or decrease the portion thereof that is not required to be paid in cash) payable upon default on the Genstar Fees or otherwise increase any amount payable by a Group Member thereunder, (ii) change the subordination provisions set forth therein or any other term relating to the payment of Genstar Fees that would otherwise conflict with this Agreement or (iii) change or amend any other term if such change or amendment would provide for the payment of Genstar Fees during the continuation of any Event of Default (except to the extent permitted hereunder), materially increase the payment obligations of the obligor or otherwise add any provision that provides, directly or indirectly, for the transfer of any property or assets of any Group member to the Permitted Equity Investors in a manner adverse to Holdings, the Borrower, any of their respective Subsidiaries, or any Agent, Lender, Issuer or other Secured Party.

Section 8.12           Accounting Changes; Fiscal Year.  No Group Member shall change its fiscal year or its method for determining fiscal quarters or fiscal months.

Section 8.13           Margin Regulations.  No Group Member shall use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

Section 8.14           Compliance with ERISA.  No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, have a Material Adverse Effect.  No Group Member shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

Section 8.15           Restricted Payments.  No Loan Party shall, directly or indirectly, make any payment (including the payment of any proceeds of a Loan or the payment of proceeds of Collateral) to any direct or indirect Subsidiary of Oncure or any Unconsolidated Operating Entity, in each case that is not a Loan Party.

ARTICLE 9
EVENTS OF DEFAULT

Section 9.1             Definition.  Each of the following shall be an Event of Default:

(a)           the Borrower shall fail to pay (i) any principal of any Loan or any L/C Reimbursement Obligation when the same becomes due and payable or (ii) any interest on any Loan, any fee under any Loan Document or any other Obligation (other than those set forth in clause (i) above) and, in the case of this clause (ii), such non-payment continues for a period of 3 Business Days after the due date therefor; or

(b)           any representation, warranty or certification made or deemed made by or on behalf of any Loan Party in any Loan Document or by or on behalf of any Loan Party (or any Responsible Officer thereof) in connection with any Loan Document (including in any document delivered in connection with any Loan Document) shall prove to have been incorrect in any material respect (or in any respect if such representation or warranty is qualified by “material” or “Material Adverse Effect”) when made or deemed made; or

(c)           any Loan Party shall fail to comply with (i) any provision of Article 5 (Financial Covenants), Section 6.1 (Financial Statements), 6.2(a)(i) (Other Events), 7.1 (Maintenance of Corporate Existence), 7.9 (Application of Loan Proceeds), 7.13 (Post-Closing Deliveries) or Article 8 (Negative Covenants) or (ii) any other provision of any Loan Document if, in the case of this clause (ii), such failure shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of any Borrower becomes aware of such failure and (B) the date on which notice thereof shall have been given to the Borrower Representative by the Administrative Agent or the Required Lenders; or

(d)           (i) any Loan Party shall fail to make any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness of any Loan Party (other than the Obligations or any Hedging Agreement or Second Lien Debt) and, in each case, such failure relates to Indebtedness having a principal amount of $5,000,000 or more, (ii) any other event shall occur or condition shall exist under any Contractual Obligation relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, (iii) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, or (iv) there shall occur a “Default,” an “Event of Default” (or any comparable term) under any document evidencing or relating to Subordinated Debt; or

(e)           (i) any Loan Party shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) any Loan Party, either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur or (iii) any Loan Party shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above; or

(f)            one or more judgments, orders or decrees (or other similar process) shall be rendered against any Loan Party (i)(A) in the case of money judgments, orders and decrees, involving an aggregate amount (excluding amounts adequately covered by insurance payable to any Loan Party, to the extent the relevant insurer has not denied coverage therefor) in excess of $2,500,000 or (B) otherwise, that would have, in the aggregate, a Material Adverse Effect and (ii)(A) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (B) such judgment, order or decree shall not have been vacated or discharged for a period of 30 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof; or

(g)           except pursuant to a valid, binding and enforceable termination or release permitted under the Loan Documents and executed by the Administrative Agent or as otherwise expressly permitted under any Loan Document, (i) any provision of any Loan Document shall, at any time after the delivery of such Loan Document, fail to be valid and binding on, or enforceable against, any Loan Party party thereto, (ii) any Loan Document purporting to grant a Lien to secure any Obligation shall, at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any Collateral purported to be covered thereby or such Lien shall fail or cease to be a perfected Lien with the priority required in the relevant Loan Document or (iii) any lien or debt subordination provision set forth in any Second Lien Notes Document shall, in whole or in part, terminate or otherwise fail or cease to be valid and binding on, or enforceable against, the Second Lien Notes Trustee, the Second Lien Agent or any holder of the Second Lien Notes (or the Second Lien Notes Trustee, the Second Lien Agent or any such holder shall so state in writing), or any Group Member shall state in writing that any of the events described in clause (i), (ii) or (iii) above shall have occurred;

(h)           (i) there shall occur a “Default,” an “Event of Default” (or any comparable term) under any Second Lien Notes Document or any document evidencing or relating to Second Lien Debt, (ii) any of the Obligations for any reason shall cease to be [“First Lien Obligations”] (or any comparable term) under, and as defined in, the Second Lien Notes Documents or any other document evidencing the Second Lien Debt, (iii) the Intercreditor Agreement shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the Second Lien Debt, (iv) any Loan Party shall modify the terms or provisions of the Second Lien Notes Documents or any other documents evidencing the Second Lien Debt without the Administrative Agent’s prior written consent, unless in the case of the Second Lien Notes Documents such modification is permitted by the Intercreditor Agreement; or (v) any Loan Party shall designate any Indebtedness (other than the Obligations hereunder) as part of the [“Credit Facilities”] or [“First Lien Obligation”] (or any comparable term) under, and as defined in the Second Lien Notes Documents or the Intercreditor Agreement, without the prior written consent of Administrative Agent (which consent may be granted or withheld in its sole discretion);

(i)            there shall occur any Change of Control; or

(j)            a state or federal regulatory agency shall have revoked any license, permit, certificate or Medicaid or Medicare qualification pertaining to a Licensed Location and required in the provision of radiation therapy services and/or the provision of management services to physicians or physician groups to the extent that such revocation could reasonably be expected to have a Material Adverse Effect, regardless of whether such Healthcare Permit was held by or originally issued for the benefit of Borrower or a Professional Services Provider.

Section 9.2             Remedies.  During the continuance of any Event of Default, the Administrative Agent may, and, at the request of the Required Lenders, shall, in each case by notice to the Borrower and in addition to any other right or remedy provided under any Loan Document or by any applicable Requirement of Law, do each of the following: (a) declare all or any portion of the Commitments terminated, whereupon the Commitments shall immediately be reduced by such portion or, in the case of a termination in whole, shall terminate together with any obligation any Lender may have hereunder to make any Loan and any L/C Issuer may have hereunder to Issue any Letter of Credit or (b) declare immediately due and payable all or part of any Obligation (including any accrued but unpaid interest thereon), whereupon the same shall become immediately due and payable, without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived by Holdings and the Borrower (and, to the extent provided in any other Loan Document, other Loan Parties); provided, however, that, effective immediately upon the occurrence of the Events of Default specified in Section 9.1(e)(ii), (x) the Commitments of each Lender to make Loans and the commitment of each L/C Issuer to Issue Letters of Credit shall each automatically be terminated and (y) each Obligation (including in each case any accrued all accrued but unpaid interest thereon) shall automatically become and be due and payable, without presentment, demand, protest or further notice or other requirement of any kind, all of which are hereby expressly waived by Holdings and the Borrower (and, to the extent provided in any other Loan Document, any other Loan Party).

Section 9.3             Actions in Respect of Letters of Credit.  At any time (i) upon the Revolving Credit Termination Date, (ii) after the Revolving Credit Termination Date when the aggregate funds on deposit in L/C Cash Collateral Accounts shall be less than 105% of the L/C Obligations for all Letters of Credit at such time and (iii) as required by Section 2.12, the Borrower shall pay to the Administrative Agent, for the benefit of the Secured Parties, in immediately available funds at the Administrative Agent’s office referred to in Section 11.11, for deposit in a L/C Cash Collateral Account, the amount required so that, after such payment, the aggregate funds on deposit in the L/C Cash Collateral Accounts equals or exceeds 105% of the L/C Obligations for all Letters of Credit at such time (not to exceed, in the case of clause (iii) above, the payment to be applied pursuant to Section 2.12 to provide cash collateral for Letters of Credit).

ARTICLE 10
THE ADMINISTRATIVE AGENT

Section 10.1           Appointment and Duties.  (a) Appointment of Administrative Agent.  Each Lender and each L/C Issuer hereby appoints GE Capital (together with any successor Administrative Agent pursuant to Section 10.9) as the Administrative Agent hereunder and authorizes the Administrative Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Group Member, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Administrative Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b)           Duties as Collateral and Disbursing Agent.  Without limiting the generality of clause (a) above, the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders and L/C Issuers), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders and the L/C Issuers with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender and L/C Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the L/C Issuers for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender or L/C Issuer, and may further authorize and direct the Lenders and the L/C Issuers to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent, and each Lender and L/C Issuer hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)           Limited Duties.  Under the Loan Documents, the Administrative Agent (i) is acting solely on behalf of the Lenders and the L/C Issuers (except to the limited extent provided in Section 2.14(b) with respect to the Register and in Section 10.11), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Administrative Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to the Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, L/C Issuer or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender and L/C Issuer hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

Section 10.2           Binding Effect.  Each Lender and each L/C Issuer agrees that (i) any action taken by the Administrative Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Administrative Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Administrative Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

Section 10.3           Use of Discretion.  (a) No Action without Instructions.  The Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b)           Right Not to Follow Certain Instructions.  Notwithstanding clause (a) above, the Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Related Person thereof or (ii) that is, in the opinion of the Administrative Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

Section 10.4           Delegation of Rights and Duties.  The Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party).  Any such Person shall benefit from this Article 10 to the extent provided by the Administrative Agent.

Section 10.5           Reliance and Liability.  (a) The Administrative Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.2(e), (ii) rely on the Register to the extent set forth in Section 2.14, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Loan Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b)           None of the Administrative Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender, L/C Issuer, Holdings and the Borrower hereby waive and shall not assert (and each of Holdings and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing, the Administrative Agent:

(i)            shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the Administrative Agent, when acting on behalf of the Administrative Agent);

(ii)           shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)          makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by the Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Administrative Agent in connection with the Loan Documents; and

(iv)          shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower, any Lender or L/C Issuer describing such Default or Event of Default clearly labeled “notice of default” (in which case the Administrative Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender, L/C Issuer, Holdings and the Borrower hereby waives and agrees not to assert (and each of Holdings and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action it might have against the Administrative Agent based thereon.

Section 10.6           Administrative Agent Individually.  The Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Loan Party or Affiliate thereof as though it were not acting as Administrative Agent and may receive separate fees and other payments therefor.  To the extent the Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Revolving Credit Lender”, “Required Lender”, and “Required Revolving Credit Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, the Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender, Revolving Credit Lender, or as one of the Required Lenders or Required Revolving Credit Lenders respectively.

Section 10.7           Lender Credit Decision.  Each Lender and each L/C Issuer acknowledges that it shall, independently and without reliance upon the Administrative Agent, any Lender or L/C Issuer or any of their Related Persons or upon any document (including the Disclosure Documents) solely or in part because such document was transmitted by the Administrative Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Loan Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.  Except for documents expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders or L/C Issuers, the Administrative Agent shall not have any duty or responsibility to provide any Lender or L/C Issuer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come in to the possession of the Administrative Agent or any of its Related Persons.

Section 10.8           Expenses; Indemnities.  (a) Each Lender agrees to reimburse the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party) promptly upon demand for such Lender’s Pro Rata Share with respect to the Facilities of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Loan Party) that may be incurred by the Administrative Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b)           Each Lender further agrees to indemnify the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party), from and against such Lender’s aggregate Pro Rata Share with respect to the Facilities of the Liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against the Administrative Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Administrative Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to the Administrative Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

Section 10.9           Resignation of Administrative Agent or L/C Issuer.  (a) The Administrative Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower Representative, effective on the date set forth in such notice or, if not such date is set forth therein, upon the date such notice shall be effective.  If the Administrative Agent delivers any such notice, the Required Lenders shall have the right, in consultation with the Borrower Representative, to appoint a successor Administrative Agent.  If, within 30 days after the retiring Administrative Agent having given notice of resignation, no successor Administrative Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders.  Each appointment under this clause (a) shall be subject to the prior consent of the Borrower Representative, which may not be unreasonably withheld but shall not be required during the continuance of a Default.

(b)           Effective immediately upon its resignation, (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of the Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the retiring Administrative Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Administrative Agent was, or because such Administrative Agent had been, validly acting as Administrative Agent under the Loan Documents and (iv) subject to its rights under Section 10.3, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.  Effective immediately upon its acceptance of a valid appointment as

Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent under the Loan Documents.

(c)           Any L/C Issuer may resign at any time by delivering notice of such resignation to the Administrative Agent, effective on the date set forth in such notice or, if no such date is set forth therein, on the date such notice shall be effective.  Upon such resignation, the L/C Issuer shall remain an L/C Issuer and shall retain its rights and obligations in its capacity as such (other than any obligation to Issue Letters of Credit but including the right to receive fees or to have Lenders participate in any L/C Reimbursement Obligation thereof) with respect to Letters of Credit issued by such L/C Issuer prior to the date of such resignation and shall otherwise be discharged from all other duties and obligations under the Loan Documents.

Section 10.10         Release of Collateral or Guarantors.  Each Lender and L/C Issuer hereby consents to the release and hereby directs the Administrative Agent to release (or, in the case of clause (b) (ii) below, release or subordinate) the following:

(a)           any Subsidiary of the Borrower from its guaranty of any Obligation of any Loan Party if all of the Securities of such Subsidiary owned by any Group Member are Sold in a Sale permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such Sale, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 7.10; and

(b)           any Lien held by the Administrative Agent for the benefit of the Secured Parties against (i) any Collateral that is Sold by a Loan Party in a Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 7.10 after giving effect to such Sale have been granted, (ii) any property subject to a Lien permitted hereunder in reliance upon Section 8.2(d) or (e) and (iii) all of the Collateral and all Loan Parties, upon (A) termination of the Commitments, (B) payment and satisfaction in full of all Loans, all L/C Reimbursement Obligations and all other Obligations that the Administrative Agent has been notified in writing are then due and payable by the holder of such Obligation, (C) deposit of cash collateral with respect to all contingent Obligations (or, in the case of any L/C Obligation, a back-up letter of credit has been issued), in amounts and on terms and conditions and with parties satisfactory to the Administrative Agent and each Indemnitee that is owed such Obligations and (D) to the extent requested by the Administrative Agent, receipt by the Secured Parties of liability releases from the Loan Parties each in form and substance acceptable to the Administrative Agent.

Each Lender and L/C Issuer hereby directs the Administrative Agent, and the Administrative Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower Representative, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 10.10.

Section 10.11         Additional Secured Parties.  The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or L/C Issuer as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Article 10, Section 11.8 (Right of Setoff), Section 11.9 (Sharing of Payments) and Section 11.20 (Confidentiality) and the decisions and actions of the Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 10.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Pro Rata Share or similar concept, (b) except as set forth specifically herein, each of the Administrative Agent, the Lenders and the L/C Issuers shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as set forth specifically herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

ARTICLE 11
MISCELLANEOUS

Section 11.1           Amendments, Waivers, Etc.  (a) No amendment or waiver of any provision of any Loan Document (other than the Fee Letter, the Control Agreements, and the L/C Reimbursement Agreements) and no consent to any departure by any Loan Party therefrom shall be effective unless the same shall be in writing and signed (1) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Secured Parties or extending an existing Lien over additional property, by the Administrative Agent and the Borrower, (2) in the case of any other waiver or consent, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and (3) in the case of any other amendment, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower; provided, however, that no amendment, consent or waiver described in clause (2) or (3) above shall, unless in writing and signed by each Lender directly affected thereby (or by the Administrative Agent with the consent of such Lender), in addition to any other Person the signature of which is otherwise required pursuant to any Loan Document, do any of the following:

(i)            waive any condition specified in Section 3.1, except any condition referring to any other provision of any Loan Document;

(ii)           increase the Commitment of such Lender or subject such Lender to any additional obligation;

(iii)          reduce (including through release, forgiveness, assignment or otherwise) (a) the principal amount of, the interest rate on, or any obligation of the Borrower to repay (whether or not on a fixed date), any outstanding Loan owing to such

Lender, (b) any fee or accrued interest payable to such Lender or (c) if such Lender is a Revolving Credit Lender, any L/C Reimbursement Obligation or any obligation of the Borrower to repay (whether or not on a fixed date) any L/C Reimbursement Obligation; provided, however, that this clause (iii) does not apply to (x) any change to any provision increasing any interest rate or fee during the continuance of an Event of Default or to any payment of any such increase or (y) any modification to any financial covenant set forth in Article 5 or in any definition set forth therein or principally used therein;

(iv)          waive or postpone any scheduled maturity date or other scheduled date fixed for the payment, in whole or in part, of principal of or interest on any Loan or fee owing to such Lender or for the reduction of such Lender’s Commitment; provided, however, that this clause (iv) does not apply to any change to mandatory prepayments, including those required under Section 2.8, or to the application of any payment, including as set forth in Section 2.12;

(v)           except as provided in Section 10.10, release all or substantially all of the Collateral or any Guarantor from its guaranty of any Obligation of the Borrower;

(vi)          reduce or increase the proportion of Lenders required for the Lenders (or any subset thereof) to take any action hereunder or change the definition of the terms “Required Lenders”, “Pro Rata Share” or “Pro Rata Outstandings”; or

(vii)         amend Section 10.10 (Release of Collateral or Guarantor), Section 11.9 (Sharing of Payments) or this Section 11.1;

and provided, further, that (x)(A) any waiver of any payment applied pursuant to Section 2.12(b) (Application of Mandatory Prepayments) to, and any modification of the application of any such payment to, the Revolving Loans shall require the consent of the Required Revolving Credit Lenders, and (B) any change to the definition of the term “Required Revolving Credit Lender” shall require the consent of the Required Revolving Credit Lenders, (y) no amendment, waiver or consent shall affect the rights or duties under any Loan Document of, or any payment to, the Administrative Agent (or otherwise modify any provision of Article 10 or the application thereof), the Swingline Lender, any L/C Issuer or any SPV that has been granted an option pursuant to Section 11.2(f) unless in writing and signed by the Administrative Agent, the Swingline Lender, such L/C Issuer or, as the case may be, such SPV in addition to any signature otherwise required and (z) the consent of the Borrower shall not be required to change any order of priority set forth in Section 2.12.  No amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Secured Hedging Agreement resulting in such Obligations being junior in right of payment to principal of the Loans or resulting in Obligations owing to any Secured Hedging Counterparty being unsecured (other than releases of Liens in accordance with the terms hereof), in each case in a manner adverse to any Secured Hedging Counterparty, shall be effective without the written consent of such Secured Hedging Counterparty or, in the case of a Secured Hedging Agreement provided or arranged by the Administrative Agent or an Affiliate thereof, the Administrative Agent.

(b)           In addition, notwithstanding the foregoing or anything else in this Agreement, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Required Lenders to (a) effectuate a Revolving Credit Commitment Increase and to permit the extensions of credit from time to time outstanding thereunder and the outstanding principal and accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and (b) include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(c)           Each waiver or consent under any Loan Document shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any Loan Party shall entitle any Loan Party to any notice or demand in the same, similar or other circumstances.  No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Section 11.2           Assignments and Participations; Binding Effect.  (a) Binding Effect.  This Agreement shall become effective when it shall have been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender and L/C Issuer that such Lender or L/C Issuer has executed it.  Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Holdings, the Borrower (in each case except for Article 10), the Administrative Agent, each Lender and L/C Issuer and, to the extent provided in Section 10.11, each other Indemnitee and Secured Party and, in each case, their respective successors and permitted assigns.  Except as expressly provided in any Loan Document (including in Section 10.9), none of Holdings, the Borrower, any L/C Issuer or the Administrative Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(b)           Right to Assign.  Each Lender may sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to Loans and Letters of Credit) to (i) any existing Lender (other than a Non-Funding Lender or Impacted Lender), (ii) any Affiliate or Approved Fund of any existing Lender (other than a Non-Funding Lender or Impacted Lender) or (iii) any other Person (other than the Borrower, the Permitted Investors or any of their respective Affiliates) acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Administrative Agent and, as long as no Event of Default is continuing, the Borrower (which acceptance shall be deemed to have been given if the Borrower has not responded within five Business Days of a request for such acceptance) and, with respect to Sales of Revolving Credit Commitments, each L/C Issuer that is a Lender; provided, however, that (x) such Sales do not have to be ratable between the Facilities but must be ratable among the obligations owing to and owed by such Lender with respect to a Facility, (y) for each Facility, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans, Commitments and L/C Obligations subject to any such Sale shall be in a minimum amount of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such Facility or is made with the prior consent of the Borrower (to the extent the

Borrower’s consent is otherwise required) and the Administrative Agent and (z) such Sales by Lenders who are Non-Funding Lenders due to clause (a) of the definition of Non-Funding Lenders shall be subject to the Administrative Agent’s prior written consent in all instances, unless in connection with such sale, such Non-Funding Lender cures, or causes the cure of, its Non-Funding Lender status as contemplated in Section 2.2(c)(ii).  The Administrative Agent’s refusal to accept a Sale to a Loan Party, an Affiliate of a Loan Party, a holder of Subordinated Debt, a holder of Second Lien Debt, or an Affiliate of such a holder, or to a Person that would be (or could reasonably be expected to become) a Non-Funding or an Impacted Lender, or the imposition of conditions or limitations (including limitations on voting) upon Sales to such Persons, shall not be deemed to be unreasonable.

(c)           Procedure.  The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to the Administrative Agent an Assignment via an electronic settlement system designated by the Administrative Agent (or if previously agreed with the Administrative Agent, via a manual execution and delivery of the assignment) evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to the Administrative Agent), any tax forms required to be delivered pursuant to Section 2.17(f) and payment of an assignment fee in the amount of $3,500, provided that (1) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (2) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale.  Upon receipt of all the foregoing, and conditioned upon such receipt and, if such assignment is made in accordance with Section 11.2(b) (iii), upon the Administrative Agent (and the Borrower, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, the Administrative Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

(d)           Effectiveness.  Subject to the recording of an Assignment by the Administrative Agent in the Register pursuant to Section 2.14(b) , (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto except that each Lender agrees to remain bound by Article 10, Section 11.8 (Right of Setoff) and Section 11.9 (Sharing of Payments) to the extent provided in Section 10.11 (Additional Beneficiaries of Collateral)).

(e)           Grant of Security Interests.  In addition to the other rights provided in this Section 11.2, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Administrative Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Securities by notice to the Administrative Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(f)            Participants and SPVs.  In addition to the other rights provided in this Section 11.2, each Lender may, (x) with notice to the Administrative Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from the Administrative Agent or the Borrower, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Revolving Loans and Letters of Credit); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Loan Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Sections 2.16 (Breakage Costs; Increased Costs; Capital Requirements) and 2.17 (Taxes), but only to the extent such participant or SPV delivers the tax forms such Lender is required to collect pursuant to Section 2.17(f) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to the Administrative Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (iii) and (iv) of Section 11.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in Section 11.1(a)(v) (or amendments, consents and waivers with respect to Section 10.10 to release all or substantially all of the Collateral).  No party hereto shall institute (and each of Borrower and Holdings shall cause each other Loan Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such Liability).  The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations.

Section 11.3           Costs and Expenses.  Any action taken by any Loan Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of any Secured Party, shall be at the expense of such Loan Party, and no Secured Party shall be required under any Loan Document to reimburse any Loan Party or Group Member therefor except as expressly provided therein.  In addition, the Borrower agrees to pay or reimburse upon demand (a) the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred by it or any of its Related Persons in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein (including periodic audits in connection therewith and environmental audits and assessments), in each case including the reasonable fees, charges and disbursements of legal counsel to the Administrative Agent or such Related Persons, fees, costs and expenses incurred in connection with Intralinks® or any other E-System and allocated to the Facilities by the Administrative Agent in its sole discretion and fees, charges and disbursements of the auditors, appraisers, printers and other of their Related Persons retained by or on behalf of any of them or any of their Related Persons, (b) subject to the limitation on reimbursement pursuant to Section 7.7, the Administrative Agent for all reasonable and documented costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by the Administrative Agent for its examiners) and (c) each of the Administrative Agent, its Related Persons, and each Lender and L/C Issuer for all reasonable and documented out-of-pocket costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Group Member, Loan Document, Obligation or Related Transaction (or the response to and preparation for any subpoena or request for document production relating thereto), including reasonable fees and disbursements of counsel (including reasonable allocated costs of internal counsel); provided, that to the extent that the costs and expenses referred to in this clause (c) consist of fees, costs and expenses of counsel, Borrower shall be obligated to pay such fees, costs and expenses for only one counsel acting for all Lenders (other than Administrative Agent).

Section 11.4           Indemnities.  (a) The Borrower agrees to indemnify, hold harmless and defend the Administrative Agent, each Lender, each L/C Issuer, each Secured Hedging Counterparty, each Person that each L/C Issuer causes to Issue Letters of Credit hereunder and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Related Document, any Disclosure Document, any Obligation (or the repayment thereof), any Letter of Credit, the use or intended use of the proceeds of any Loan or the use of any Letter of Credit, any Related Transaction, or any securities filing of, or with respect to, any Group Member, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Group Member or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of Securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise, or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any liability under this Section 11.4 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.  Furthermore, each of Holdings and the Borrower waives and agrees not to assert against any Indemnitee, and shall cause each other Loan Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

(b)           Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Related Person or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any real property of any Related Person, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Related Person or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by any Secured Party or following any Secured Party having become the successor-in-interest to any Loan Party and (ii) are attributable solely to acts of such Indemnitee.

Section 11.5           Survival.  Any indemnification or other protection provided to any Indemnitee pursuant to any Loan Document (including pursuant to Section 2.17 (Taxes), Section 2.16 (Breakage Costs; Increased Costs; Capital Requirements), Article 10 (The Administrative Agent), Section 11.3 (Costs and Expenses), Section 11.4 (Indemnities) or this Section 11.5) and all representations and warranties made in any Loan Document shall (A) survive the termination of the Commitments and the payment in full of other Obligations and

(B) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

Section 11.6           Limitation of Liability for Certain Damages.  In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).  Each of Holdings and the Borrower hereby waives, releases and agrees (and shall cause each other Loan Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 11.7           Lender-Creditor Relationship.  The relationship between the Lenders, the L/C Issuers and the Administrative Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of lender and creditor.  No Secured Party has any fiduciary relationship or duty to any Loan Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Loan Parties by virtue of, any Loan Document or any transaction contemplated therein.

Section 11.8           Right of Setoff.  Each of the Administrative Agent, each Lender, each L/C Issuer and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by Holdings and the Borrower), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by the Administrative Agent, such Lender, such L/C Issuer or any of their respective Affiliates to or for the credit or the account of Holdings or the Borrower against any Obligation of any Loan Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured.  Each of the Administrative Agent, each Lender and each L/C Issuer agrees promptly to notify the Borrower Representative and the Administrative Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights under this Section 11.8 are in addition to any other rights and remedies (including other rights of setoff) that the Administrative Agent, the Lenders and the L/C Issuers and their Affiliates and other Secured Parties may have.

Section 11.9           Sharing of Payments, Etc.  If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Loan Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Sections 2.16 (Breakage Costs; Increased Costs; Capital Requirements), 2.17 (Taxes) and 2.18 (Substitution of Lenders), and 11.2 (Assignments and Participations; Binding Effect) and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, the Administrative Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Secured Parties such participations in their Obligations as necessary for such Lender to share such excess payment with such Secured Parties to ensure such payment is applied as though it had been received by the Administrative Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender or L/C Issuer in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender or L/C Issuer without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  If a Non-Funding Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to Agent in an amount that would satisfy the cash collateral requirements set forth in Section 2.2(c)(ii).

Section 11.10         Marshaling; Payments Set Aside.  No Secured Party shall be under any obligation to marshal any property in favor of any Loan Party or any other party or against or in payment of any Obligation.  To the extent that any Secured Party receives a payment from the Borrower, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

Section 11.11         Notices.  (a) Addresses.  All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to (A) if to Holdings or any Borrower, to Oncure Medical Corp., 188 Inverness Drive West, Suite 650, Englewood, Colorado 80112 Attention: Chief Executive Officer, Tel: (303) 643-6500, Fax: (303) 643-6560, with copy to Oncure Medical Corp., 18100 Von Karman Avenue, Suite 450, Irvine, California 92612, Attention: General Counsel, Tel: (949) 863-8834, Fax: (949) 863-8835, (B) if to the Administrative Agent or the Swingline Lender, to General Electric Capital Corporation, Two Bethesda Metro Center, Suite 600, Bethesda, MD 20814, Attention: Portfolio Management Group, Tel: 301-961-1640, Fax: (301) 664-9890, with copy to General Electric Capital Corporation, Two Bethesda Metro Center, Suite 600, Bethesda, MD 20814, Attention: Maryanne Courtney, Internal Counsel, Tel: 301-961-1640, Fax: (866) 358-1754 and (C) otherwise to the party to be notified at its address specified opposite its name on Schedule II or on the signature page of any applicable Assignment, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of the Administrative Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-coded fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to the Administrative Agent prior to such posting, (iii) posted to any other E-System set up by or at the direction of the Administrative Agent in an appropriate location or (iv) addressed to such other address as shall be notified in writing (a) in the case of the Borrower, the Administrative Agent and the Swingline Lender, to the other parties hereto and (b) in the case of all other parties, to the Borrower and the Administrative Agent.  Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i)

above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System.

(b)           Effectiveness.  All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the date of such posting in an appropriate location and the date access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to the Administrative Agent pursuant to Article 2 or Article 10 shall be effective until received by the Administrative Agent.

Section 11.12         Electronic Transmissions.  (a) Authorization.  Subject to the provisions of Section 11.11(a), each of the Administrative Agent, the Borrower, the Lenders, the L/C Issuers and each of their Related Persons is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein.  Each of Holdings, the Borrower and each Secured Party hereby acknowledges and agrees, and each of Holdings and the Borrower shall cause each other Group Member to acknowledge and agree, that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b)           Signatures.  Subject to the provisions of Section 11.11(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which each Secured Party and Loan Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(c)           Separate Agreements.  All uses of an E-System shall be governed by and subject to, in addition to Section 11.11 and this Section 11.12, separate terms and conditions posted or referenced in such E-System and related Contractual Obligations executed by Secured Parties and Group Members in connection with the use of such E-System.

(d)           Limitation of Liability.  All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”.  None of Administrative Agent or any of its Related Persons warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein.  No Warranty of any kind is made by the Administrative Agent or any of its Related Persons in connection with any E-Systems or Electronic Communication, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects.  Each of Holdings, the Borrower and each Secured Party agrees (and each of Holdings and the Borrower shall cause each other Loan Party to agree) that the Administrative Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

Section 11.13         Governing Law.  This Agreement, each other Loan Document that does not expressly set forth its applicable law, and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to choice of law rules to the extent the application of the laws of another jurisdiction would be required thereby.

Section 11.14         Jurisdiction.  (a) Submission to Jurisdiction.  Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each of Holdings and the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents.  The parties hereto (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(b)           Service of Process.  Each of Holdings and Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrower specified in Section 11.11 (and shall be effective when such mailing shall be effective, as provided therein).  Each of Holdings and the Borrower (and, to the extent set forth in any other

Loan Document, each other Loan Party) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)           Non-Exclusive Jurisdiction.  Nothing contained in this Section 11.14 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.

Section 11.15         Waiver of Jury Trial.  Each party hereto hereby irrevocably waives trial by jury in any suit, action or proceeding with respect to, or directly or indirectly arising out of, under or in connection with, any Loan Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory).  Each party hereto (A) certifies that no other party and no Related Person of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into the Loan Documents, as applicable, by the mutual waivers and certifications in this Section 11.15.

Section 11.16         Severability.  Any provision of any Loan Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Loan Document or any part of such provision in any other jurisdiction.

Section 11.17         Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 11.18         Entire Agreement.  The Loan Documents embody the entire agreement of the parties and supersede all prior agreements and understandings relating to the subject matter thereof and any prior letter of interest, commitment letter, fee letter, confidentiality and similar agreements involving any Loan Party and any of the Administrative Agent, any Lender or any L/C Issuer or any of their respective Affiliates relating to a financing of substantially similar form, purpose or effect.  In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern (unless such terms of such other Loan Documents are necessary to comply with applicable Requirements of Law, in which case such terms shall govern to the extent necessary to comply therewith).

Section 11.19         Use of Name.  Each of Holdings and the Borrower agrees, and shall cause each other Loan Party to agree, that it shall not, and none of its Affiliates shall, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of the Securities of any Loan Party) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Loan Documents or any

transaction contemplated therein to which the Secured Parties are party without at least 2 Business Days’ prior notice to GE Capital and without the prior consent of GE Capital except to the extent required to do so under applicable Requirements of Law and then, only after consulting with GE Capital prior thereto.

Section 11.20         Non-Public Information; Confidentiality.  (a) Each Lender and L/C Issuer acknowledges and agrees that it may receive material non-public information hereunder concerning the Loan Parties and their Affiliates and Securities and agrees to use such information in compliance with all relevant policies, procedures and Contractual Obligations and applicable Requirements of Laws (including United States federal and state security laws and regulations).

(b)           Each Lender, L/C Issuer and the Administrative Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Loan Party as confidential, except that such information may be disclosed (i) with the Borrower Representative’s prior written consent, (ii) to Related Persons of such Lender, L/C Issuer or the Administrative Agent, as the case may be, or to any Person that any L/C Issuer causes to Issue Letters of Credit hereunder, that are advised of the confidential nature of such information and are instructed to keep such information confidential, (iii) to the extent such information presently is or hereafter becomes available to such Lender, L/C Issuer or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than any Loan Party, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements or in any tombstone or other advertising materials (and the Loan Parties consent to the publication of such tombstone or other advertising materials by the Administrative Agent, any Lender, any L/C Issuer or any of their Related Persons), (vi) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify borrowers, (vii) to current or prospective assignees, SPVs grantees of any option described in Section 11.2(f) or participants, direct or contractual counterparties to any Hedging Agreement permitted hereunder and to their respective Related Persons, in each case to the extent such assignees, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 11.20 and (viii) in connection with the exercise of any remedy under any Loan Document.  In the event of any conflict between the terms of this Section 11.20 and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section 11.20 shall govern.  Any Person required to maintain the confidentiality of information as provided in this Section 11.20 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

Section 11.21         Patriot Act Notice.  Each Lender subject to the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.) hereby notifies the Borrower that, pursuant to Section 326 thereof, it is required to obtain, verify and record information that identifies the Borrower, including the name and address of the Borrower and other information allowing such Lender to identify the Borrower in accordance with such act.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:		ONCURE MEDICAL CORP., a Delaware corporation
FOUNTAIN VALLEY & ANAHEIM RADIATION ONCOLOGY CENTERS, INC., a California corporation
FROG ONCURE SOUTHSIDE, L.L.C., a Florida limited liability company
JAXPET, LLC, a Florida limited liability company
JAXPET/POSITECH, L.L.C.,
a Florida limited liability company
MANATEE RADIATION ONCOLOGY, INC., a Florida corporation
MICA FLO II, INC., a Delaware corporation
MISSION VIEJO RADIATION ONCOLOGY MEDICAL GROUP, INC., a California corporation
POINTE WEST ONCOLOGY, LLC,
a Delaware limited liability company
RADIATION ONCOLOGY CENTER, LLC, a California limited liability company
U.S. CANCER CARE, INC.,
a Delaware corporation
USCC ACQUISITION CORP.,
a Delaware corporation
USCC FLORIDA ACQUISITION CORP., a Delaware corporation
USCC HEALTHCARE MANAGEMENT CORP., a California corporation

	By	/s/ L. Duane Choate
L. Duane Choate
As President and Chief Executive Officer of each of the above entities and in such capacity, intending by this signature to legally bind each of the above entities

BORROWER:	SARASOTA RADIATION & MEDICAL ONCOLOGY CENTER, INC., a Florida corporation
VENICE ONCOLOGY CENTER, INC., a Florida corporation
ENGLEWOOD ONCOLOGY, INC., a Florida corporation
CHARLOTTE COMMUNITY RADIATION ONCOLOGY, INC., a Florida corporation
INTERHEALTH FACILITY TRANSPORT, INC., a Florida corporation
SARASOTA COUNTY ONCOLOGY, INC., a Florida corporation
COASTAL ONCOLOGY, INC., a California corporation
SANTA CRUZ RADIATION ONCOLOGY MANAGEMENT CORP., a California corporation

	By	/s/ L. Duane Choate
L. Duane Choate
As President and Chief Executive Officer of each of the above entities and in such capacity, intending by this signature to legally bind each of the above entities

HOLDINGS:	ONCURE HOLDINGS, INC., a Delaware corporation

	By	/s/ L. Duane Choate
L. Duane Choate
President and Chief Executive Officer

GE CAPITAL:	GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, Swingline Lender and Lender

	By:	/s/ Brent Sheperd
Brent Shepherd
Duly Authorized Signatory

LENDERS:	WELLS FARGO CAPITAL FINANCE, INC., (formerly known as Wells Fargo Foothill, Inc.), a California corporation

	By:	/s/ Deseriee R. Whitwer
Deseriee R. Whitwer
Vice President

L/C ISSUER:	WELLS FARGO CAPITAL FINANCE, INC., (formerly known as Wells Fargo Foothill, Inc.), a California corporation

	By:	/s/ Deseriee R. Whitwer
Deseriee R. Whitwer
Vice President

SCHEDULE I

REVOLVING CREDIT COMMITMENTS

(as of the Closing Date)

Lender	Revolving Credit Commitment
General Electric Capital Corporation	$25,000,000
Wells Fargo Capital Finance, Inc.	$15,000,000
TOTALS	$40,000,000

SCHEDULE II

LENDER NOTICE INFORMATION

Lender	Notice Information
Wells Fargo Capital Finance, Inc.	2450 Colorado Avenue, Suite 3000 West Santa Monica, CA 90404 Ph: (310) 453-7352 Fax: (866) 358-0949 E-Mail: Deseriee.r.visger@wellsfargo.com

EXHIBIT A
TO
CREDIT AGREEMENT

Form of Assignment

This ASSIGNMENT, dated as of the Effective Date, is entered into between the Assignor and the Assignee (each as defined below).

The parties hereto hereby agree as follows:

Borrower:	Oncure Medical Corp., a Delaware corporation and each of its direct and indirect subsidiaries (individually and collectively, the “Borrower”)

Administrative Agent:

General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders and L/C Issuers (in such capacity and together with its successors and permitted assigns, the “Administrative Agent”)

Credit Agreement:

Credit Agreement, dated as of May 13, 2010, among the Borrower, OnCure Holdings, Inc., as one of the Guarantors, the Lenders and L/C Issuers party thereto and the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition are used as defined in the Credit Agreement)

[Trade Date:	, ]

Effective Date:	,

Facility Assigned	Aggregate amount of Commitments or principal amount of Loans for all Lenders	Aggregate amount of Commitments or principal amount of Loans Assigned	Percentage Assigned
	$	$	.	%
	$	$	.	%
	$	$	.	%

[THE REMAINDER OF THIS  PAGE WAS INTENTIONALLY LEFT BLANK]

Assignment.  Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement (including Liabilities owing to or by Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).

Representations, Warranties and Covenants of Assignors.  Assignor (a) represents and warrants to Assignee and the Administrative Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims, and (iii) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by the Administrative Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signer for the Assignor and is authorized to execute, sign and deliver this Agreement, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Facilities, the percentage of the Facilities represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Group Member or Loan Party or the performance or nonperformance by any Loan Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Administrative Agent exchange such Notes for new Notes in accordance with Section 2.14(e) of the Credit Agreement.

Representations, Warranties and Covenants of Assignees.  Assignee (a) represents and warrants to Assignor and the Administrative Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) to the extent indicated above, is an Affiliate or an Approved Fund of the Lender set forth above and (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either such Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (iv) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by the Administrative Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signer for the Assignor and is authorized to execute, sign and deliver this Agreement, (b) appoints and authorizes the Administrative Agent to take such action as administrative agent and collateral agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter

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into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon any Secured Party and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Loan Parties and their Affiliates and Securities and agrees to use such information in accordance with Section 11.20 of the Credit Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to the Administrative Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 11.2(c) of the Credit Agreement and (h) to the extent required pursuant to Section 2.17(f) of the Credit Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN or W-9.

Determination of Effective Date; Register.  Following the due execution and delivery of this Assignment by Assignor, Assignee and, to the extent required by Section 11.2(b) of the Credit Agreement, the Borrower, this Assignment (including its attachments) will be delivered to the Administrative Agent for its acceptance and recording in the Register.  The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by the Administrative Agent and (ii) the recording of this Assignment in the Register.  The Administrative Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Effect.  As of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Credit Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Distribution of Payments.  On and after the Effective Date, the Administrative Agent shall make all payments under the Loan Documents in respect of each Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to the Assignee.

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Miscellaneous.  This Assignment is a Loan Document and, as such, is subject to certain provisions of the Credit Agreement, including Sections 1.5 (Interpretation), 11.14(a) (Submission to Jurisdiction) and 11.15 (Waiver of Jury Trial) thereof.  On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignors, Assignees, the Administrative Agent and their Related Persons and their successors and assigns.  This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.  This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

[SIGNATURE PAGES FOLLOW]

4

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR]
as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE]
as Assignee

By:
Name:
Title:

Lending Office for Eurodollar Rate Loans:

[Insert Address (including contact name, fax number and e-mail address)]

Lending Office (and address for notices) for any other purpose:

[Insert Address (including contact name, fax number and e-mail address)]

ACCEPTED and AGREED
this day of :

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent

By:
Name:
Title:

[SIGNATURE PAGE FOR ASSIGNMENT FOR ONCURE MEDICAL CORP.’S CREDIT AGREEMENT]

[BORROWER]

By:
Name:
Title:

[SIGNATURE PAGE FOR ASSIGNMENT FOR ONCURE MEDICAL CORP.’S CREDIT AGREEMENT]

EXHIBIT B
TO
CREDIT AGREEMENT

Form of Revolving Loan Note

Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $	,

FOR VALUE RECEIVED, each of the undersigned, ONCURE MEDICAL CORP., a Delaware corporation (“Oncure”), FOUNTAIN VALLEY & ANAHEIM RADIATION ONCOLOGY CENTERS, INC., a California corporation (“F&A”), FROG ONCURE SOUTHSIDE, L.L.C., a Florida limited liability company (“Frog”), JAXPET, LLC, a Florida limited liability company (“JaxPet”), JAXPET/POSITECH, LLC, a Florida limited liability company (“Positech”), MANATEE RADIATION ONCOLOGY, INC., a Florida corporation (“Manatee”), MICA FLO II, INC., a Delaware corporation (“Mica Flo”), MISSION VIEJO RADIATION ONCOLOGY MEDICAL GROUP, INC., a California corporation (“Mission Viejo”), POINTE WEST ONCOLOGY, LLC, a Delaware limited liability company (“Pointe West”), RADIATION ONCOLOGY CENTER, LLC, a California limited liability company (“Radiation Oncology”), U.S. CANCER CARE, INC., a Delaware corporation (“US Cancer Care”), USCC ACQUISITION CORP., a Delaware corporation (“USCC Acquisition”), USCC FLORIDA ACQUISITION CORP., a Delaware corporation (“Florida Acquisition”), USCC HEALTHCARE MANAGEMENT CORP., a California corporation (“Healthcare Management”), SARASOTA RADIATION & MEDICAL ONCOLOGY CENTER, INC., a Florida corporation (“Sarasota”), VENICE ONCOLOGY CENTER, INC., a Florida corporation (“Venice”), ENGLEWOOD ONCOLOGY, INC., a Florida corporation (“Englewood”), CHARLOTTE COMMUNITY RADIATION ONCOLOGY, INC., a Florida corporation (“Charlotte”), INTERHEALTH FACILITY TRANSPORT, INC., a Florida corporation (“Transport”),  SARASOTA COUNTY ONCOLOGY, INC., a Florida corporation (“County”), COASTAL ONCOLOGY, INC., a California corporation (“Coastal”) and SANTA CRUZ RADIATION ONCOLOGY MANAGEMENT CORP., a California corporation (“Santa Cruz”; together with Oncure, F&A, Frog, JaxPet, Positech, Manatee, Mica Flo, Mission Viejo, Pointe West, Radiation Oncology, US Cancer Care, USCC Acquisition, Florida Acquisition, Healthcare Management, Sarasota, Venice, Englewood, Charlotte, Transport, County and Coastal, individually and collectively, the “Borrower”), jointly and severally, hereby promises to pay to the order of the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement (as defined below).

Each Borrower promises to pay interest on the unpaid principal amount of the Revolving Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement (as defined below).  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

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Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Administrative Agent, at Two Bethesda Metro Center, Suite 600, Bethesda, MD 20814, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of May 13, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, OnCure Holdings, Inc., as one of the Guarantors, the Lenders and the L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders and L/C Issuers.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Revolving Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 1.5 (Interpretation), 11.14(a) (Submission to Jurisdiction) and 11.15 (Waiver of Jury Trial) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

By:
Name:
Title:

SIGNATURE PAGE FROM PROMISSORY NOTE OF ONCURE MEDICAL CORP., ET AL
FOR THE BENEFIT OF [NAME OF LENDER]

EXHIBIT C
TO
CREDIT AGREEMENT

Form of Notice of Borrowing

GENERAL ELECTRIC CAPITAL CORPORATION
as Administrative Agent under the
Credit Agreement referred to below

,

Attention:

Re:                               Oncure Medical Corp. and its direct and indirect Subsidiaries (individually and collectively, the “Borrower”)

Reference is made to the Credit Agreement, dated as of May 13, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, OnCure Holdings, Inc., as one of the Guarantors, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for such Lenders and L/C Issuers.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 2.2 of the Credit Agreement of its request of a Borrowing (the “Proposed Borrowing”) under the Credit Agreement and, in that connection, sets forth the following information:

The date of the Proposed Borrowing is                     ,          (the “Funding Date”).

The aggregate principal amount of Revolving Loans is $                  , of which $                 consists of Base Rate Loans and $                 consists of Eurodollar Rate Loans having an initial Interest Period of               months.

The undersigned hereby certifies that the following statements are true on the date hereof, both before and after giving effect to the Proposed Borrowing and any other Loan to be made or Letter of Credit to be Issued on or before the Funding Date:

(i)                                     the representations and warranties set forth in Article 4 of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects as though made on and as of such Funding Date (or in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) or, to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such date;

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(ii)                                  the Consolidated Fixed Charge Coverage Ratio (recomputed for the last month for which financial statements are available but without giving effect to the funding of such proposed Loan) for Holdings is at least 1.00 to 1.00, as shown on the attached worksheet;

(iii)                               after giving effect to the funding of such Loan, the Revolving Credit Outstandings and the outstanding principal amount of any other [“First Lien Obligations”] and [“First Lien Letter of Credit Obligations”] as such terms are defined in the Intercreditor Agreement, collectively, do not exceed the amount set forth in, and calculated in accordance with, clause (a) of the definition of [“Maximum First Lien Principal Amount”] in the Intercreditor Agreement; and

(iv)                              no Default is continuing.

By:
Name:
Title:

[SIGNATURE PAGE TO NOTICE OF BORROWING DATED                  ,         ]

EXHIBIT D
TO
CREDIT AGREEMENT

Form of Swing Loan Request

GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent under the
Credit Agreement referred to below

Attention:

                       ,

Re:                               Oncure Medical Corp. and its direct and indirect Subsidiaries (individually and collectively, the “Borrower”)

Reference is made to the Credit Agreement, dated as of May 13, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, OnCure Holdings, Inc., as one of the Guarantors, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for such Lenders and L/C Issuers.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice pursuant to Section 2.3 of the Credit Agreement that it requests Swing Loans under the Credit Agreement (the “Proposed Advance”) and, in that connection, sets for the following information:

A.                                   The date of the Proposed Advance is                     ,          (the “Funding Date”).

B.                                     The aggregate principal amount of Swing Loan is $                  .

The undersigned hereby certifies that the following statements are true on the date hereof both before and after giving effect to the Proposed Advance and any other Loan to be made or Letter of Credit to be Issued on or before the Funding Date:

(i)                                     the representations and warranties set forth in Article 4 of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects as though made on and as of such Funding Date (or in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) or, to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such date;

(ii)                                  the Consolidated Fixed Charge Coverage Ratio (recomputed for the last month for which financial statements are available but without giving effect to the

[SIGNATURE PAGE TO NOTICE OF BORROWING DATED                ,         ]

funding of such proposed Swing Loan) for Holdings is at least 1.00 to 1.00, as shown on the attached worksheet; and

(iii)                               after giving effect to the funding of such Loan, the Revolving Credit Outstandings and the outstanding principal amount of any other [“First Lien Obligations”] and [“First Lien Letter of Credit Obligations”] as such terms are defined in the Intercreditor Agreement, collectively, do not exceed the amount set forth in, and calculated in accordance with, clause (a) of the definition of [“Maximum First Lien Principal Amount”] in the Intercreditor Agreement; and

(iv)                              no Default is continuing.

By:
Name:
Title:

[SIGNATURE PAGE TO NOTICE OF BORROWING DATED                ,         ]

EXHIBIT E
TO
CREDIT AGREEMENT

Form of Letter of Credit Request

[NAME OF L/C ISSUER], as L/C Issuer
under the Credit Agreement referred to below

Attention:

                       ,

Re:                               Oncure Medical Corp. and its direct and indirect Subsidiaries (individually and collectively, the “Borrower”)

Reference is made to the Credit Agreement, dated as of May 13, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, OnCure Holdings, Inc., as one of the Guarantors, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for such Lenders and L/C Issuers.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.4(b) of the Credit Agreement, of its request for your Issuance of a Letter of Credit, in the form attached hereto, for the benefit of [Name of Beneficiary], in the amount of $                , to be issued on                 ,          (the “Issue Date”) with an expiration date of                   ,         .

The undersigned hereby certifies that the following statements are true on the date hereof, both before and after giving effect to the Issuance of the Letter of Credit requested above and any Loan to be made or any other Letter of Credit to be Issued on or before the Issue Date:

(i)                                     the representations and warranties set forth in Article 4 of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects as though made on and as of such Funding Date (or in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) or, to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such date;

(ii)                                  the Consolidated Fixed Charge Coverage Ratio (recomputed for the last month for which financial statements are available but without giving effect to the issuance of such Letter of Credit) for Holdings is at least 1.00 to 1.00, as shown on the attached worksheet;

(iii)                               after giving effect to the Issuance of such Letter of Credit, the Revolving Credit Outstandings and the outstanding principal amount of any other [“First Lien Obligations”] and [“First Lien Letter of Credit Obligations”] as such terms are defined in

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the Intercreditor Agreement, collectively, do not exceed the amount set forth in, and calculated in accordance with, clause (a) of the definition of [“Maximum First Lien Principal Amount”] in the Intercreditor Agreement; and

(iv)                              no Default is continuing.

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By:
Name:
Title:

[SIGNATURE PAGE TO LETTER OF CREDIT REQUEST DATED                ,         ]

EXHIBIT F
TO
CREDIT AGREEMENT

Form of Notice of Conversion or Continuation

GENERAL ELECTRIC CAPITAL CORPORATION
as Administrative Agent under the
Credit Agreement referred to below

                       ,

Attention:

Re:                               Oncure Medical Corp. and its direct and indirect Subsidiaries (individually and collectively, the “Borrower”)

Reference is made to the Credit Agreement, dated as of May 13, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, OnCure Holdings, Inc., as one of the Guarantors, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for such Lenders and L/C Issuers.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 2.10 of the Credit Agreement of its request for the following:

(v)                                 a continuation, on                 ,         , as Eurodollar Rate Loans having an Interest Period of        months of Revolving Loans in an aggregate outstanding principal amount of $                         having an Interest Period ending on the proposed date for such continuation;

(vi)                              a conversion, on                 ,         , to Eurodollar Rate Loans having an Interest Period of        months of Revolving Loans in an aggregate outstanding principal amount of $                  ; and

(vii)                           a conversion, on                 ,         , to Base Rate Loans, of Revolving Loans in an aggregate outstanding principal amount of $                  .

In connection herewith, the undersigned hereby certifies that no Default is continuing on the date hereof, both before and after giving effect to any Loan to be made or Letter of Credit to be Issued on or before any date for any proposed conversion or continuation set forth above.

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By:
Name:
Title:

[SIGNATURE PAGE TO NOTICE OF CONVERSION/CONTINUATION DATED                ,         ]

EXHIBIT G
TO
CREDIT AGREEMENT

Form of compliance certificate

                    ,

This certificate is delivered pursuant to Section 6.1(d) of, and in connection with the consummation of the transactions contemplated in, the Credit Agreement, dated as of May 13, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Oncure Medical Corp. and its direct and indirect Subsidiaries (the “Borrower”), OnCure Holdings, Inc., as one of the Guarantors, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders and L/C Issuers (the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned, a duly authorized Responsible Officer of the Borrower having the name and title set forth below under his signature, hereby certifies, on behalf of the Borrower for the benefit of the Secured Parties and pursuant to Section 6.1 of the Credit Agreement that such Responsible Officer of the Borrower is familiar with the Credit Agreement and that, in accordance with each of the following sections of the Credit Agreement, each of the following is true on the date hereof, both before and after giving effect to any Loan to be made or Letter of Credit to be Issued on or before the date hereof:

No Default is continuing.

In accordance with Section 6.1[(a)/(b) /(c)] of the Credit Agreement, attached hereto as Annex A are the Financial Statements for the [fiscal month/Fiscal Quarter/Fiscal Year] ended                   ,          required to be delivered pursuant to Section 6.1[(a)/(b) /(c)] of the Credit Agreement.  Such Financial Statements fairly present in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated therein and for the periods indicated therein in accordance with GAAP [(subject to the absence of footnote disclosure and audit and normal year-end audit adjustments)] [without qualification as to the scope of the audit or as to going concern and without any other similar qualification, together with the certificate from the Group Members’ Accountants with respect to such Consolidated Financial Statements required to be delivered pursuant to Section 6.1(c) of the Credit Agreement.  The examination by the Borrower’s Accountants in connection with such Financial Statements has been made in accordance with the standards of the United States’ Public Company accounting Oversight Board (or any successor entity).]

In accordance with Section 6.1(d) of the Credit Agreement, attached hereto as Annex B are the calculations used to determine the Consolidated First Lien Leverage Ratio and, if applicable, Consolidated Fixed Charge Coverage Ratio, to determine compliance with each financial covenant contained in Article 5 of the Credit Agreement that are tested on a quarterly basis.

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In accordance with Section 6.1(d) of the Credit Agreement, no Default is continuing as of the date hereof[, except as provided for on Annex C attached hereto, with respect to each of which the Borrower proposes to take the actions set forth on Annex C].

In accordance with Section 6.1(e) of the Credit Agreement, (i) the [Corporate Chart attached hereto as Annex D[-1]] [last Corporate Chart delivered pursuant to such Section)], is correct and complete as of the date hereof, (ii) all documents (including updated schedules as to locations of Collateral and acquisition of Intellectual Property or real property) required to be delivered pursuant to the Loan Documents by any Loan Party in the preceding Fiscal Quarter have been delivered thereunder (or such delivery requirement was otherwise duly waived or extended) and (iii) complete and correct copies of all documents modifying any term of any Constituent Document of any Group Member or any Subsidiary or joint venture thereof on or prior to the date hereof have been delivered to the Administrative Agent [or are attached hereto as Annex D[-2]].

In accordance with Section 6.1(g) of the Credit Agreement, attached hereto as Annex E is a discussion and analysis of the financial condition and results of operations of the Group Members for the portion of the Fiscal Year elapsed on or prior to the date hereof discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year.

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[In accordance with Sections 6.1(i) and (j) of the Credit Agreement, attached hereto as Annexes F and G are complete and correct (i) copies of each management letter, audit report or similar letter or report received by any Group Member from any independent registered certified public accountant (including the Group Members’ Accountants) in connection with such Financial Statements or any audit thereof and (ii) a summary of all material insurance coverage maintained as of the date thereof by any Group Member].

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[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first written above.

Name:
Title:

[SIGNATURE PAGE TO COMPLIANCE CERTIFICATE OF ONCURE MEDICAL CORP. DATED                ,         ]